UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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QUADRAMED CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

QUADRAMED CORPORATION

12110 SUNSET HILLS ROAD

RESTON, VIRGINIA 20190

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

TO BE HELD JUNE 5, 2008

To the Stockholders of QuadraMed Corporation:

NOTICE IS HEREBY GIVEN that QuadraMed Corporation’s 2008 Annual Meeting of Stockholders will be held at 9:00 AM on Thursday, June 5, 2008, at our corporate headquarters located at 12110 Sunset Hills Road, Suite 600, Reston, Virginia 20190.

At the meeting, we will ask stockholders to:

1.	Elect six directors for a term of one year;

2.	Approve and ratify certain technical tax-related amendments to the 2004 Stock Compensation Plan;

3.	Approve and ratify an amendment of our Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split of our common stock in the range of one-for-three to one-for-five without further approval of our stockholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interest of the Company and our stockholders;

4.	Approve BDO Seidman, LLP as QuadraMed’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008; and

5.	Consider any other matters that properly come before the meeting.

We plan to hold a brief business meeting focused on these items, and we will attend to any other proper business that may arise. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSALS 1, 2, 3, and 4. These proposals are further described in the proxy statement.

Also enclosed is QuadraMed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. At the meeting, there will be a brief presentation on QuadraMed’s operations, and we will offer time for your comments and questions.

Only QuadraMed stockholders of record at the close of business on April 15, 2008 are entitled to notice of, and to vote at, the meeting and any adjournment of it. A quorum is a majority of QuadraMed’s outstanding shares of common stock. For ten (10) days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at QuadraMed’s headquarters located at 12110 Sunset Hills Road, Suite 600, Reston, Virginia 20190.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE 2008 ANNUAL MEETING.

By order of the Board of Directors,

Robert L. Pevenstein Chairman of the Board

PROXY STATEMENT FOR

2008 ANNUAL MEETING OF STOCKHOLDERS OF

QUADRAMED CORPORATION TO BE HELD ON

JUNE 5, 2008

GENERAL INFORMATION ABOUT QUADRAMED’S ANNUAL MEETING

QuadraMed Corporation (the “Company”) intends to mail this proxy statement and accompanying proxy card to all stockholders entitled to vote at the annual meeting, on or about April 30, 2008.

WHEN AND WHERE IS THE ANNUAL MEETING?

The annual meeting will be held on Thursday, June 5, 2008, at 9:00 AM at the Company’s headquarters in Reston, Virginia. Directions to the meeting are at the back of this proxy statement.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Anyone who owns of record QuadraMed common stock as of the close of business on April 15, 2008 is entitled to one vote per share owned. There were [44,120,300] shares of common stock outstanding on that date, in addition to [1,864,900] treasury shares.

Under the terms of the Certificate of Designation for the Series A Cumulative Mandatory Convertible Preferred Stock (the “Series A Preferred Stock”), the holders of Series A Preferred Stock do not have voting rights for any of the proposals contained in this proxy statement. As of April 15, 2008, there were 4,000,000 shares of the Company’s Series A Preferred Stock outstanding.

WHO IS SOLICITING MY PROXY TO VOTE MY SHARES AND WHEN?

QuadraMed’s Board of Directors (the “Board”) is soliciting your “proxy,” or your authorization for our representatives to vote your shares. Your proxy will be effective for the June 5, 2008 meeting and at any adjournment or continuation of that meeting.

WHO IS PAYING FOR AND WHAT IS THE COST OF SOLICITING PROXIES?

QuadraMed is bearing the entire cost of soliciting proxies. Proxies will be solicited principally through the mail, but may also be solicited personally or by telephone, telegraph, or special letter by QuadraMed’s directors, officers, and regular employees for no additional compensation. To assist in the solicitation of proxies and the distribution and collection of proxy materials, QuadraMed has engaged Georgeson Shareholder Inc., a proxy solicitation firm, for an estimated fee of $7,500. QuadraMed will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of common stock.

WHAT ARE THE REQUIREMENTS FOR BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING?

For business to be conducted at the meeting, a quorum constituting a majority of the shares of the Company’s common stock issued and outstanding and entitled to vote must be in attendance or represented by proxy. As the Series A Preferred Stock is not entitled to vote on any proposal at the meeting, shares of the Series A Preferred Stock do not count towards a quorum.

WHERE DO I FIND THE RESULTS OF VOTING AT THE MEETING?

Preliminary voting results will be announced at the meeting. Final voting results will be published in a Current Report on Form 8-K following the meeting. The report will be filed with the Securities and Exchange

Commission (“SEC”) on or about June 11, 2008, and you may receive a copy by contacting QuadraMed Investor Relations at 703-709-2300, or the SEC at 800-SEC-0330 for the location of its nearest public reference room. You may also access a copy on the Internet at http://www.quadramed.com by clicking on “Investors,” then clicking on “SEC Filings” or through EDGAR, the SEC’s electronic data system, at http://www.sec.gov. Our SEC filings are also available at the office of the American Stock Exchange. For further information on obtaining copies of our public filings at the American Stock Exchange, please call 212-306-1331.

PROPOSALS FOR STOCKHOLDER VOTE AND APPROVAL REQUIREMENTS

Management is presenting four (4) proposals for a stockholder vote. Delaware law and QuadraMed’s Certificate of Incorporation and Amended and Restated Bylaws govern the vote on each proposal.

PROPOSAL 1. ELECTION OF DIRECTORS

The first proposal item to be voted on is the election of six directors for a one-year term. The Board has nominated six people as directors, each of whom is currently serving as a Director of QuadraMed.

You may find information about these nominees, as well as information about our Board, its committees, compensation for directors, and other related matters beginning on Page 6.

You may vote in favor of all the nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. Assuming a quorum, each director shall be elected by the vote of the holders of a majority of the votes cast with respect to such director.

If an incumbent director nominee fails to receive a majority of the votes cast and his successor is not otherwise elected and qualified, he shall offer to tender his resignation to the Board of Directors promptly following the certification of the election results. The Nominating and Governance Committee of the Board will recommend to the Board whether the Board should accept or reject the resignation or whether other action should be taken. The Nominating and Governance Committee may consider any factors or other information that it determines appropriate and relevant. The Board shall act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose in an SEC filing its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

The Board of Directors unanimously recommends a vote FOR each director nominee.

PROPOSAL 2. APPROVAL AND RATIFICATION OF AMENDMENTS TO THE 2004 STOCK COMPENSATION PLAN.

The second proposal item to be voted on is to approve and ratify certain technical tax-related amendments to the 2004 Stock Compensation Plan.

You may find information about this proposal beginning on Page 46.

You may vote in favor of the proposal, vote against the proposal, or abstain from voting. Assuming a quorum, and as required by Section 423 of the Internal Revenue Code of 1986, as amended, the proposal will pass if approved by a majority of the shares present in person or represented and entitled to vote on the matter. Abstentions will have the same effect as votes against the proposal, and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote FOR the approval and ratification of the proposed tax-related amendments to the 2004 Stock Compensation Plan.

PROPOSAL 3. APPROVAL AND RATIFICATION OF AN AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO AUTHORIZE OUR BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK IN THE RANGE OF ONE-FOR-THREE TO ONE-FOR-FIVE WITHOUT FURTHER APPROVAL OF OUR STOCKHOLDERS, UPON A DETERMINATION BY OUR BOARD OF DIRECTORS THAT SUCH A REVERSE STOCK SPLIT IS IN THE BEST INTEREST OF THE COMPANY AND OUR STOCKHOLDERS.

The third proposal item to be voted on is to approve and ratify an amendment of the Certificate of Incorporation to authorize a reverse stock split.

You may find information about this proposal beginning on Page 48.

You may vote in favor of the proposal, vote against the proposal, or abstain from voting. Assuming a quorum, and as required by Section 242 of the General Corporation Law of the State of Delaware, as amended, the proposal will pass if approved by a majority of the outstanding shares of the Company’s common stock. Abstentions and broker non-votes will have the same effect as votes against the proposal.

The Board of Directors unanimously recommends a vote FOR the approval and ratification of an amendment of the Certificate of Incorporation to authorize our Board of Directors to effect a reverse stock split, as described in this proxy statement.

PROPOSAL 4. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, BDO SEIDMAN, LLP

The fourth proposal item to be voted on is to approve BDO Seidman, LLP as QuadraMed’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.

You may find information about this proposal beginning on Page 54.

You may vote in favor of the proposal, vote against the proposal, or abstain from voting. Assuming a quorum, the proposal will pass if approved by a majority of the shares present in person or represented and entitled to vote on the matter. Abstentions will have the same effect as votes against the proposal.

The Board of Directors unanimously recommends a vote FOR the approval of BDO Seidman, LLP as QuadraMed’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board is not aware of any other business to be presented for a vote of the stockholders at the annual meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the annual meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted. The requirements for submitting proposals and nominations for this year’s meeting were the same as those described on Page 55 for next year’s meeting.

VOTING AND PROXY PROCEDURE

HOW DO I VOTE?

You may vote in either of two (2) ways:

1.	BY MAIL. Mark your voting instructions on, sign and date, the proxy card and then return it in the postage-paid envelope provided. If you mail your proxy card, we must receive it before the polls close at the end of the meeting.

If we receive your signed proxy card, but you do not give voting instructions, our representatives will vote your shares FOR Proposals 1, 2, 3, and 4. If any other matters arise during the meeting that require a vote, the representatives will exercise their discretion.

2.	IN PERSON. Attend the annual meeting, or send a personal representative with an appropriate proxy, in order to vote.

HOW DO I REVOKE MY PROXY OR CHANGE MY VOTING INSTRUCTIONS?

You may revoke your proxy or change your voting instructions in three (3) different ways:

1.	WRITE TO QUADRAMED’S CORPORATE SECRETARY, DAVID L. PIAZZA, AT 12110 SUNSET HILLS ROAD, SUITE 600, RESTON, VIRGINIA 20190.

Your letter should contain the name in which your shares are registered, your control number, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Mr. Piazza must receive your letter before the annual meeting begins.

2.	SUBMIT A NEW PROXY CARD BEARING A LATER DATE THAN THE ONE YOU WISH TO REVOKE. We must receive your new proxy card before the annual meeting begins.

3.	ATTEND THE ANNUAL MEETING AND VOTE IN PERSON (OR BY PERSONAL REPRESENTATIVE WITH AN APPROPRIATE PROXY).

HOW WILL PROXIES BE VOTED IF I GIVE MY AUTHORIZATION?

The Board of Directors has selected David L. Piazza and Edward B. Borris, and each of them, to act as proxies with full power of substitution. With respect to the proposal regarding election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees, or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposals to approve and ratify amendments to the 2004 Stock Compensation Plan, to approve and ratify an amendment of the Certificate of Incorporation to authorize the Board to effect a reverse stock split, and to approve the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal year 2008, stockholders may (i) vote “for,” (ii) vote “against” or (iii) abstain from voting as to each such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the annual meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD WILL BE VOTED (i) “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES, (ii) “FOR” THE APPROVAL AND RATIFICATION OF THE PROPOSED TAX-RELATED AMENDMENTS TO THE 2004 STOCK COMPENSATION PLAN, (iii) “FOR” THE APPROVAL AND RATIFICATION OF THE PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD TO EFFECT A REVERSE STOCK SPLIT, AND (iv) “FOR” THE APPOINTMENT OF BDO SEIDMAN, LLP AS QUADRAMED’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Management knows of no other matters that may come before the annual meeting for consideration by the stockholders. However, if any other matters properly come before the annual meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

HOW WILL VOTES BE COUNTED?

The inspector of elections appointed by the Board for the annual meeting will calculate affirmative votes, negative votes, abstentions, and broker non-votes. Under Delaware law, shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

A “broker non-vote” results on a matter when a broker or other “street” or nominee record holder returns a duly executed proxy but does not vote on such matter solely because the record holder does not have discretionary authority to vote on such matter and has not received voting instructions from the beneficial holder. Such record holders have discretionary authority to vote on routine matters, regardless of whether they have received voting instructions. Accordingly, no broker non-votes occur when voting on routine matters. However, Proposal Two to approve and ratify the tax-related amendments to the 2004 Stock Compensation Plan and Proposal Three to approve and ratify an amendment of the Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split of the Company’s common stock are not considered routine. Proposal Two is determined based on the vote of all shares present in person or represented and entitled to vote on the matter. Therefore, abstentions on Proposal Two will have the same effect as votes “against” the proposal, and broker non-votes will have no effect. Proposal Three is determined based on the vote of all shares of common stock outstanding on April 15, 2008. Accordingly, abstentions and broker non-votes on Proposal Three will have the same effect as votes “against” the proposal.

WHAT IF MY SHARES ARE NOT REGISTERED IN MY NAME?

If you own your shares in “street name,” meaning that your broker is actually the record owner, you should contact your broker. There are certain instances in which brokers are prohibited from voting shares held for customers without specific voting instructions. When a broker does not have voting instructions and withholds its vote on one of these matters, it is called a “broker non-vote.” Broker non-votes count toward a quorum and can affect the outcome of certain proposals. See the paragraph above entitled “How Will Votes Be Counted?” for more information.

PROPOSAL ONE

AND BOARD INFORMATION

ELECTION OF DIRECTORS

The first agenda item to be voted on is the election of six directors for one-year terms. The Board has nominated six people as directors, each of whom is currently serving as a director of QuadraMed. The Board unanimously recommends that you vote FOR all such nominees.

The Board of Directors consists of six directors whose current terms will expire at the annual meeting. Each of the nominees has indicated his willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve, the Board may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless instructions are given to the contrary.

NOMINEES FOR DIRECTORS

Robert L. Pevenstein (61) has been a director since September 2003 and our Chairman of the Board since January 2006. Mr. Pevenstein has served on the Board of Directors of Ascendant Copper Corporation since December 2004 and is currently Chairman of its Board of Directors. In 2003, Mr. Pevenstein was appointed to a five year term on the Board of Regents of the University System of Maryland, which includes thirteen higher education institutions, and to the Board of Directors of the University of Maryland Medical System, which includes six community hospitals. He founded Princeville Partners LLC, a mergers and acquisitions and business consulting group, in 1997 and has served as its President since its inception. He was the Senior Vice President and Chief Financial Officer of UNC Incorporated, an aviation services and manufacturing company, from 1987 to 1997. Mr. Pevenstein has more than twenty years of experience serving as a senior corporate financial executive and is a Certified Public Accountant with a Masters of Business Administration degree from Pepperdine University and Bachelor of Science degrees in Business Administration and Accounting from the University of Maryland.

Keith B. Hagen (45) has been a director and our Chief Executive Officer and President since October 2005. From March 2003 until joining the Company, Mr. Hagen served as the President and a director of M. Transaction Services, Inc., a national healthcare electronic data interchange (EDI) service provider and subsidiary of Misys plc, where he was responsible for their transaction service operations. He served as Senior Vice President for Product Development and Chief Technology Officer of Misys Healthcare Systems, subsidiary of Misys plc and a leading healthcare IT company providing software tools to support clinical laboratory requirements and currently the largest laboratory information system vendor in the United States, from July 2001 to March 2003. He also served as Senior Vice President for Product Development and Chief Technology Officer with Sunquest Information Systems from March 2000 until July 2001, at which time Misys plc acquired Sunquest. Until January 2000, he served as Senior Vice President for Products and Technology and Chief Technology Officer for The Compucare Company, which was acquired by QuadraMed in 1999. Mr. Hagen has over twenty-one years of experience in healthcare information technology and operations. Mr. Hagen received a Bachelor of Science degree in Computer Science from the State University of New York.

Julian A.L. Allen (39) joined as a director in February 2008. He is the founder of Spitfire Capital, LLC, a San Francisco-based investment advisor, and, since April 2007, has served as managing partner of The Spitfire Fund, L.P., an investor in neglected small capitalization public companies. From November 2004 to March 2007, Mr. Allen was a member of Cannell Capital LLC, a San Francisco hedge fund advisor. He was a private investor from April 2003 to October 2004. From June 2000 to March 2003, Mr. Allen served as a Managing Director of J.H. Whitney & Co., LLC, a private equity and alternative investment management firm where he focused on private equity investments in the financial services, business services, healthcare services and technology industries. Previously, Mr. Allen held various positions at Capital Z Partners, Patricof & Co. Ventures, Inc. and Wasserstein Perella & Co., Inc. Mr. Allen received a Master of Business Administration degree, with High Distinction, from Harvard Business School and a Bachelor of Arts degree from Cambridge University.

Lawrence P. English (67) was our Chairman of the Board from December 2000 to January 2005 and our Chief Executive Officer from June 2000 to October 2005. Currently, he is Founder of Lawrence P. English & Associates, a private turnaround and crisis management firm. Mr. English served as a director of Curative Healthcare Corporation from May 2000 to June 2006. Prior to joining QuadraMed, Mr. English was the Founder and Chief Executive Officer of Lawrence P. English, Inc., a private turn-around management firm for one and a half years and a director of Dental Benefit Providers for three years. In May of 1999, he began serving as a director of Clarent Hospital Corporation, formerly Paracelsus Healthcare Corporation, and in February of 2000, he became the non-executive Chairman of their Board; he resigned from their Board in September 2002. He was the Chairman of the Board and Chief Executive Officer of Aesthetics Medical Corporation Management, Inc., a physician practice management company for plastic surgeons, from July 1997 to January 1999. He was the President of CIGNA Healthcare, one of the largest HMO providers in the United States, from March 1992 until August 1996. Mr. English has been a prominent healthcare policy thought leader, and was a member of the Jackson Hole Group and a founder of the Alliance for Managed Care. Mr. English possesses a Bachelor of Arts degree from Rutgers University and a Masters of Business Administration degree from George Washington University and is a graduate of Harvard Business School’s Advanced Management Program.

Robert W. Miller (66) has been a Director since May 2003. Currently, he is an Adjunct Professor of Law at Emory University School of Law and Editor-in-Chief of the Journal of Health and Life Sciences Law. Mr. Miller has served on the Nonprofit Board of Directors of Grady Memorial Hospital since March 2008 and on the Board of Directors of Sonic Innovations, Inc. since December 2006. He served as director of Magellan Health Services, Inc. from 1998 to 2004 and was its non-executive Chairman from 1998 to 2001. He was a Partner in the law firm of King & Spalding from 1985 until his retirement in 1997. He has a Bachelor of Arts degree in History from the University of Georgia, and earned an LL.B. from Yale Law School.

James E. Peebles (68) has been a director since October 2004. In March 1987, Mr. Peebles co-founded MIDS, a healthcare technology firm (now, ACS Healthcare Solutions, MIDAS+ Division) that provides software tools to support the care management process, and served as the President and Chief Executive Officer until June 2001 and a consultant from June 2001 to January 2004. From 1980 to 1986, he was Co-Founder, President and Chief Executive Officer of Sunquest Information Systems, which became a part of Misys Healthcare Systems. Prior to 1980, he served as Director of Information Systems for the University of Arizona Health Sciences Center. Mr. Peebles received a Bachelor of Arts degree in Mathematics from the University of Virginia.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board held thirteen (13) meetings in 2007, either in person or by telephone. Each director (other than Mr. Allen, who was not a director during 2007) attended 100% of all Board and applicable committee meetings during 2007. The following table describes the current members of the Board’s committees.

Name	Audit	Compensation	Nominating and Governance
Robert L. Pevenstein**	X*	X	X
Keith B. Hagen
Julian A.L. Allen
Lawrence P. English
Robert W. Miller	X	X	X*
James E. Peebles	X	X*

*	Committee Chairman

**	Chairman of the Board and Lead Independent Director – responsible for coordinating the activities of the other independent directors and performing various other duties as established by the Board from time to time.

The standing Board Committees, and the number of meetings they held in 2007, were as follows:

•	Audit Committee – 6

•	Compensation Committee – 4

•	Nominating and Governance Committee – 1

Messrs. Pevenstein, Miller, Peebles and Allen are independent directors as defined by the Sarbanes-Oxley Act of 2002 and the American Stock Exchange independence standards.

The principal responsibilities and functions of the standing Board committees are as follows:

Audit Committee

•

Acts under a written charter that was adopted by the Audit Committee on March 8, 2006 and approved by the Board on March 9, 2006. A current copy of the Audit Committee’s charter is available at our website http://www.quadramed.com by clicking on “Investors,” then “Corporate Governance.”

•	Reviews the integrity and accuracy of our auditing, accounting, and reporting processes and considers and approves appropriate changes.

•	Reviews our financial reports and other financial information provided to the public and filed with the SEC.

•	Reviews our internal controls regarding finance, accounting, legal compliance, and ethics.

•	Recommends our independent accountants and annually reviews their performance.

•	Performs other functions that the Board may assign to the Committee regarding QuadraMed’s accounting and financial reporting processes, and the audits of the financial statements of QuadraMed.

Note: Our Board has determined that Mr. Pevenstein is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. All members of the Audit Committee, including Mr. Pevenstein, are independent as defined by the Sarbanes-Oxley Act of 2002 and American Stock Exchange listing requirements.

Compensation Committee

•

Acts under a written charter that was adopted by the Compensation Committee on March 9, 2006 and approved by the Board on March 9, 2006. A current copy of the Compensation Committee’s charter is available at our website http://www.quadramed.com by clicking on “Investors,” then “Corporate Governance.”

•

Oversees the administration of our employee stock compensation plans, employee stock purchase plan, and disinterested administration of employee benefit plans in which executive officers may participate.

•	Determines senior management compensation and reviews with senior management the benefit and compensation programs for our employees.

•

As provided in the charter of the Compensation Committee, the Compensation Committee may delegate to one or more officers of the Company the right to grant awards under the Company’s equity compensation plans, except with respect to executive officers or directors of the Company, or any affiliate of the Company.

Note: All members of the Compensation Committee are independent as defined by the Sarbanes-Oxley Act of 2002 and American Stock Exchange listing requirements.

Nominating and Governance Committee

•

Acts under a written charter that was adopted by the Nominating and Governance Committee on June 6, 2007 and approved by the Board on June 6, 2007. A current copy of the Nominating and Governance Committee’s charter is available at our website http://www.quadramed.com by clicking on “Investors,” then “Corporate Governance.”

•	Recommends candidates for election to the Board.

•	Reviews candidates for election to the Board submitted by stockholders before the deadline for stockholder proposals.

•	Develops and makes recommendations to the Board regarding the size and composition of the Board and its committees.

•	Develops and makes recommendations to the Board with respect to corporate governance principles.

•	Responsible for overseeing corporate governance.

Note: All members of the Nominating and Governance Committee are independent as defined by the Sarbanes-Oxley Act of 2002 and American Stock Exchange listing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Pevenstein, Peebles and Miller were members of the Compensation Committee during 2007. None of the members of the Compensation Committee in 2007 has ever been an officer or employee of QuadraMed Corporation or any of its subsidiaries.

In 2007, none of QuadraMed’s executive officers:

•

Served as a member of the compensation committee (or other board committee performing equivalent functions, or in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on QuadraMed’s Compensation Committee or Board; or

•	Served as a director of another entity, one of whose executive officers served on QuadraMed’s Compensation Committee.

STOCKHOLDER DIRECTOR NOMINATIONS

In accordance with the Company’s Amended and Restated Bylaws, any stockholder entitled to vote for the election of directors at the annual meeting may nominate persons for election as directors at the annual meeting only if the Secretary of the Company receives written notice of any such nominations no earlier than the close of business on the 90th day prior to the annual meeting and no later than the close of business on the 10th day after the public announcement of the date of the annual meeting. Any stockholder notice of intention to nominate a director shall include:

•	the name and address of the stockholder;

•	a representation that the stockholder is entitled to vote at the meeting at which directors will be elected;

•	the number of shares of the Company that are beneficially owned by the stockholder;

•	any material interest of the stockholder;

•	information required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the following information with respect to the person nominated by the stockholder:

•	name and address;

•	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable rules promulgated by the SEC;

•	a description of any arrangements or understandings between the stockholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

•	the consent of each such nominee to serve as a director if elected.

The Chairman of the Board, other directors and senior management of the Company may also recommend director nominees. The Nominating and Governance Committee’s process for identifying and evaluating director nominees includes:

•

Conducting candidate searches, interviewing prospective candidates and conducting programs to introduce candidates to the Company, its management and operations, and confirming the appropriate level of interest of such candidates;

•

Recommending to the Board, with the input of the Chief Executive Officer, qualified candidates for the Board who bring the background, knowledge, experience, skill sets and expertise that would strengthen and increase the diversity of the Board;

•	Conducting appropriate inquiries into the background and qualifications of potential nominees; and

•

Reviewing the suitability for continued service as a director of each Board member when he or she has a significant change in status, such as an employment change, and recommending whether or not such director should be re-nominated.

The Nominating and Governance Committee will evaluate director nominees, including nominees that are submitted to the Company by a stockholder, taking into consideration certain criteria, including issues of experience, wisdom, integrity, skills such as understanding of finance and marketing, educational and professional background. Candidates nominated for election or re-election to the Board should possess the following qualifications:

•	high personal and professional ethics, integrity, practical wisdom, and mature judgment;

•	broad training and experience at the policy-making level in business, government, education, or technology;

•	expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	willingness to devote the required amount of time to carrying out duties and responsibilities of Board membership;

•	commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations; and

•	willingness to represent the best interest of all stockholders and objectively appraise management performance.

If the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of such directors will not be subject to the Nominating and Governance Committee’s nomination and review process. At all times, at least one member of the Board must meet the definition of “audit committee financial expert” set forth in the Sarbanes-Oxley Act of 2002 for service on the Company’s Audit Committee, and all members of the Board serving on the Company’s Audit Committee must meet the applicable requirements of the American Stock Exchange and the Sarbanes-Oxley Act of 2002. In addition, directors must have time available to devote to Board activities and be able to work well with the Chief Executive Officer and other members of the Board.

The Company did not receive any stockholder recommendations for director nominees to be considered by the Nominating and Governance Committee for the 2008 Annual Meeting of Stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders may contact any individual director or the Board of Directors as a group by the following means:

Email:	boardofdirectors@quadramed.com

Mail:	Board of Directors
Attn:	Lead Independent Director or Corporate Secretary
QuadraMed	Corporation
12110	Sunset Hills Road
Suite	600
Reston,	VA 20190

Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Stockholder communications sent by email are delivered directly to Mr. Pevenstein, the Lead Independent Director and Chairman of the Board, and to the Secretary of the Company, who will promptly forward such communications to the specified director addressees. Stockholder communications sent by mail will be promptly forwarded by the Secretary of the Company to the specified director addressee or to Mr. Pevenstein, if such communication is addressed to the full Board. Stockholders wishing to submit proposals for inclusion in the proxy statement relating to the 2009 Annual Meeting of Stockholders should follow the procedures specified in the section titled “Stockholder Proposals for 2009 Annual Meeting” in this proxy statement. Stockholders wishing to nominate directors should follow the procedures specified in the section titled “Stockholder Director Nominations” in this proxy statement.

The Board of Directors currently does not have a policy with regard to director attendance at the Company’s annual meeting of stockholders; however, it typically schedules a meeting of the Board of Directors on the same date as the annual meeting of stockholders. Each director who was a director during 2007 attended the 2007 Annual Meeting of Stockholders.

CODE OF ETHICS

The Company has adopted a Code of Business Conduct and Ethics for the Company that applies to its employees, officers and directors. The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers that applies to our senior financial employees, including our Chief Executive Officer and Chief Financial Officer.

You may access copies of both of these codes of ethics at Company’s website, http://www.quadramed.com, by clicking on “Investors,” then “Corporate Governance.” The Company filed the Code of Ethics for Principal Executive Officers and Senior Financial Officers as an exhibit to its Current Report on Form 8-K, as filed with the SEC on March 15, 2006. The Company will provide a copy of these codes of ethics to any person without charge, upon request. Requests may be made by writing or telephoning the Company at the following address:

QuadraMed Corporation

12110 Sunset Hills Road, Suite 600

Reston, Virginia 20190

703-709-2300

Attn: Corporate Secretary

DIRECTOR COMPENSATION

QuadraMed’s executive officers do not receive additional compensation for service as a director. The annual retainer fee for service as non-executive Chairman of the Board, Lead Independent Director and Chairman of the Audit Committee is $75,000, the annual retainer fee for service as Compensation Committee Chairman is $30,000, and the annual retainer fee for all other non-employee directors is $25,000. However, non-employee directors may elect to participate in the Director Fee Option Grant Program under the 2004 Stock Compensation Plan (the “2004 Plan”). This program allows non-employee directors to apply all or any portion of their annual retainer fee that is otherwise payable in cash to the acquisition of a special option grant. No director currently participates in the Director Fee Option Grant Program. The Board and the Compensation Committee has approved amendments to the 2004 Plan and recommended them for submission to the Company’s stockholders for approval and ratification. One such amendment is the deletion from the 2004 Plan of the Director Fee Option Grant Program. Please see Proposal Two, “Approval and Ratification of Technical Tax-Related Amendments to the 2004 Stock Compensation Plan,” of this proxy statement for additional information regarding the proposed deletion of the Director Fee Option Grant Program from the 2004 Plan.

Non-employee directors also receive compensation in the form of QuadraMed stock options. Each individual who is first elected or appointed as a non-employee director receives a stock option to purchase 46,000 shares on the date of such initial election or appointment. The terms of such stock option grant are:

Exercise Price:	Equal to the fair market value of QuadraMed common stock, as determined by the closing price reported on the applicable stock exchange or market, on the date of grant.

Vesting:	• Fifty percent (50%) on completion of one (1) year of Board service measured from grant date.

• Remaining fifty percent (50%) on completion of second year of Board service measured from grant date.

• Change of Control.

Term:	Ten (10) years.

At each annual meeting of stockholders, each ongoing non-employee director is granted an option to purchase 12,000 shares, provided that such director has not received an initial option grant upon his first election to our Board as of the date of the preceding two annual meetings of stockholders. The terms of such stock option grant are:

Exercise Price:	Equal to the fair market value of QuadraMed common stock, as determined by the closing price reported on the applicable stock exchange or market, on the date of grant.

Vesting:	• Twelve successive equal monthly installments over the Director’s period of service.

• Change of Control.

Term:	Ten (10) years.

Directors do not receive additional grants of stock options upon their election as Committee Chairman.

Non-employee directors receive additional cash compensation for attendance at Board and Committee meetings. Non-employee directors receive $1,500 for attendance, in person or by telephone, at each Board and Committee meeting (other than Audit Committee meetings), and $2,000 for attendance, in person or by telephone, at each Audit Committee meeting. While the Chairmen of the Company’s Nominating and

Governance and Compensation Committees do not receive additional cash compensation for such service, the Chairman of the Audit Committee receives $3,000 per meeting of the Audit Committee for attendance in person or by telephone. In addition, from time to time where additional Board or Committee needs warrant, the Board may use flat monthly fees for Board or Committee service. The Company reimburses all directors for their reasonable expenses related to attendance at Board and Committee meetings as well as other reasonable expenses incurred due to their service as members of the Board.

Director Compensation Table

Fiscal Year 2007

The following table sets forth information regarding the compensation of our directors for the last fiscal year. Mr. Allen is not included in the table below as he did not serve as a director during the 2007 fiscal year.

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(2)		All Other Compensation ($)	Total ($)
Lawrence P. English	$46,000	(3)	$26,553	(4)	—	$72,553
Keith B. Hagen(5)	—		—		—	—
Robert W. Miller	$64,000		$26,553	(4)	—	$90,553
James E. Peebles	$69,000	(6)	$24,649	(4)	—	$93,649
Robert L. Pevenstein(7)	$120,000		$26,553	(4)	—	$146,553

(1)	These amounts represent the fees earned by each director in fiscal year 2007. The compensation paid to each director differs from such reported amounts due to the time lag between the date on which each meeting was held and the date payment was actually made to each director. The amounts actually paid to each director were as follows:

Mr. English: $50,500

Mr. Hagen: $0

Mr. Miller: $70,000

Mr. Peebles: $76,500

Mr. Pevenstein: $142,500

The compensation paid to each of Messrs. Miller, Peebles, and Pevenstein in 2007 includes $1,500 related to a Compensation Committee meeting on November 6, 2007. Because of time constraints, a scheduled Compensation Committee meeting was not held, although these directors were paid inadvertently for attendance at a meeting. A credit will be taken from each director’s 2008 first quarter compensation payment to offset such amount.

(2)	All options were awarded under the 2004 Plan.

(3)	This amount includes compensation for Mr. English’s attendance at a meeting of the Nominating and Governance Committee upon an invitation to attend such meeting.

(4)	This amount reflects the vesting of the annual option grant to our directors under the Non-Employee Director Option Grant Program of the 2004 Plan. Such amount is expensed by the Company over the requisite vesting period or accelerated vesting period, as the case may be, of each individual stock grant. In accordance with SFAS 123(R), the Company estimated the expected term of each stock option grant, volatility in the Company’s stock price, forfeitures of employee stock options, risk-free interest rate and dividend yield. These values were used as inputs to the Black Scholes-Merton valuation model for the purpose of calculating the fair value of each stock option grant. The grant date fair value of each such option grant, computed in accordance with SFAS 123(R), was $28,438.

(5)	Mr. Hagen is the Company’s Chief Executive Officer and President. The Company does not compensate its executive officers for their service on the Board. Mr. Hagen’s 2007 compensation is included in the Summary Compensation Table in the section titled “Executive Compensation” in this proxy statement.

(6)	This amount includes compensation for Mr. Peebles’ attendance at a meeting of the Nominating and Governance Committee upon an invitation to attend such meeting.

(7)	Mr. Pevenstein is our Chairman of the Board, Lead Independent Director and Chairman of the Audit Committee.

EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND RELATED INFORMATION

EXECUTIVE OFFICERS

Keith B. Hagen (45) has served as a Director and our Chief Executive Officer and President since October 2005. From March 2003 until joining the Company, Mr. Hagen served as the President and a director of M. Transaction Services, Inc., a national healthcare electronic data interchange (EDI) service provider and subsidiary of Misys plc, where he was responsible for their transaction service operations. He served as Senior Vice President for Product Development and Chief Technology Officer of Misys Healthcare Systems, a leading healthcare IT company and subsidiary of Misys plc, from July 2001 to March 2003. He also served as Senior Vice President for Product Development and Chief Technology Officer with Sunquest Information Systems from March 2000 until July 2001, at which time Misys plc acquired Sunquest. Until January 2000, he served as Senior Vice President for Products and Technology and Chief Technology Officer for The Compucare Company, which was acquired by QuadraMed in 1999. Mr. Hagen has over twenty-three years of experience in healthcare information technology and operations. Mr. Hagen received a Bachelor of Science degree in Computer Science from the State University of New York.

David L. Piazza (53) became our Executive Vice President, Chief Financial Officer and Corporate Secretary in August 2005. Mr. Piazza joined the Company in October 2003 as Vice President of Finance and was responsible for all non-accounting finance and administrative matters for the Company. From June 2001 to October 2003, Mr. Piazza was Chief Financial Officer of Gemplex Inc., a global Virtual Private Network provider in Vienna, Virginia, and from December 1999 to June 2001, he was Chief Financial Officer and Senior Vice President of Teligent International in Vienna, Virginia. Mr. Piazza has spent twenty years in the telecommunications sector serving in a variety of capacities including Chief Financial Officer of both public and private firms. He began his career in the public accounting practice, where he specialized in the audits of regulated companies. Mr. Piazza is a CPA and a graduate of the University of Illinois.

James R. Klein (60) became our Senior Vice President and Chief Technology Officer in August 2005. Mr. Klein is a healthcare information technology veteran who served as Director of Healthcare Technology from August 2004 to August 2005 for the Company’s technology partner, InterSystems Corporation. In addition, he served as Vice President and Research Director at the Gartner Group from April 1997 to August 2004. Prior to joining the Gartner Group, he was Vice President of The Compucare Company, a company later acquired by QuadraMed in 1999. Mr. Klein has over twenty-five years of experience in the healthcare information technology industry. Mr. Klein received a Bachelor of Science degree in Mathematics from Villanova University and a Masters Degree from the University of Maryland.

James R. Milligan (47) became our Senior Vice President for Sales and Government Programs in August 2005. Mr. Milligan joined QuadraMed in October 2001 as a regional Vice President for Enterprise Sales, assumed responsibility for the Company’s Client Management program in January 2005 and the Government business in July 2005, and was named Senior Vice President for Sales and Government Programs in August 2005. Prior to joining the Company, he was District Manager at EMC Corporation from November 2000 to October 2001 and Vice President of Sales and Marketing for Milbrook Corporation in Addison, Texas from March 1999 to November 2000. Mr. Milligan has over twenty years of hospital and physician information systems experience. Mr. Milligan holds a Bachelor of Science degree in Business Administration from The University of Ashland.

Steven V. Russell (51) became our Senior Vice President of Corporate Development in November 2005. Most recently, Mr. Russell had been Vice President for HIM National Sales at Precyse Solutions, an HIM consulting and services company, from April 2005 to November 2005. From May 2000 to February 2005, he was Senior Vice President at Healthscribe, Inc. serving as an Executive Officer and member of the Executive Operating Committee, charged with the sales, marketing, business development and client implementation functions. He served as Executive Vice President of Phycom, Inc. from 1999 to 2000, Senior Vice President of Field Operations for The Compucare Company from 1997 to 1999, and Regional Vice President for Cerner

Corporation, from 1996 to 1997, where he was responsible for branch office operations of the Washington DC/Mid-Atlantic office including sales, client installations, client management and office administration. Mr. Russell has over twenty years of healthcare sales and marketing and operations experience in the healthcare information technology and healthcare services business industries. Mr. Russell holds a Bachelor of Arts degree from Indiana University.

COMPENSATION DISCUSSION AND ANALYSIS

Company Compensation Structure

We base our compensation structure for our named executive officers—our Chief Executive Officer (“CEO”), Chief Financial Officer and our next three most highly compensated executives—on the principle of pay-for-performance, with each executive’s incentive compensation aligning his economic interests with both the short- and long-term interests of the Company’s stockholders, especially through the promotion of ownership of equity in the Company. Although the Company does not maintain specific levels or goals for total compensation, compensation to senior executives in the form of base salary, cash bonuses and equity compensation serves as a tool to encourage executives to undertake strategic business initiatives and reward them for the successful development and implementation of those initiatives. The Board determines the compensation of the CEO based upon the recommendations of the Compensation Committee. The Compensation Committee determines the compensation of the Company’s other senior executives based upon recommendations submitted by the CEO. The CEO bases his recommendations, in part, upon information provided to him by our Senior Vice President, Human Resources, and external market compensation data received from third party providers. The Compensation Committee discusses these recommendations (and accompanying explanations for such recommendations) with the CEO and then makes its final determination as to the compensation of the Company’s senior executives. Further, the Company strives to provide compensation for its executives at fair and competitive levels.

To assist in the determination of both the level and type of compensation to be awarded to the Company’s named executive officers, the Compensation Committee from time to time retains independent compensation consulting firms to provide advice on executive compensation matters and to provide it with the following:

•	Comparative executive compensation information, including salary, bonus, and option data for companies similar to QuadraMed and that compete with QuadraMed for executive talent.

•	Specific recommendations to maintain QuadraMed’s executive compensation at levels competitive with the marketplace.

The Company retained an independent compensation consulting firm in 2006 to compare the CEO’s total compensation (including salary, bonus and equity grants) with other Washington, D.C.-area technology companies, competitors, and similarly sized companies. The consulting firm reported that the CEO’s total compensation compared favorably with these companies.

The Compensation Committee continues to use recommendations of such independent compensation consulting firms to aid in determining issues related to the compensation of the Company’s named executive officers. While these firms report on the compensation structures of other technology companies, competitors and similarly sized companies, the Company does not specifically “benchmark” its executive compensation against that provided by such companies.

Pursuant to Section 162(m) of the Internal Revenue Code, QuadraMed is not allowed a tax deduction for non-performance based compensation paid to an executive officer in excess of $1 million in any fiscal year. Non-performance based compensation paid to a QuadraMed executive officer in 2007 did not exceed this limitation, and the Compensation Committee believes that it is unlikely that this limitation will be exceeded in the foreseeable future. Consequently, the Compensation Committee has decided not to take any action to limit or restructure the elements of cash compensation payable to QuadraMed’s executive officers. This decision will be reconsidered, however, should the non-performance based compensation of any executive officer ever approach the $1 million level.

Base Salary Compensation

We provide our named executive officers with a base salary to ensure such officers a steady source of income. Each named executive officer’s initial base salary is based upon a determination of the level necessary to be both fair and competitive. Raises in base compensation are normally awarded to our named executive officers on an annual basis, based upon an evaluation of each executive’s performance over the previous year, extraordinary contributions to the Company, and market considerations.

Cash Bonuses

Incentive Compensation Plan (ICP)

We primarily award cash bonuses to our employees through the QuadraMed Incentive Compensation Plan (“ICP”). In addition to other employees, all of our executive officers (provided that they join the Company before October 1 of a given year (with applicable pro-ration)) are eligible for bonus compensation through the ICP. The objectives of the ICP are to attract, retain and motivate eligible employees; to reward them for the achievement of the Company’s financial targets and individual goals; to align their interests with stockholder interests; and to signal important organizational performance priorities. The ICP cash bonuses are awarded based upon the Company’s percentage completion of profitability milestones and organizational targets. Additionally, most or all participants must meet individual performance goals set by the Company. The Company milestone/individual goal compensation structure is based upon the Company’s belief that named executive officers must, and should, be incentivized to achieve both Company-wide goals as well as individual goals which benefit the Company as a whole. The Compensation Committee and the Board maintain a flexible approach regarding the specific financial, corporate and individual goals underlying the ICP, annually revising the ICP goals after thorough examination of the Company’s circumstances, goals, and financial situation.

The target ICP cash bonus amount is 100% of base salary for our CEO and 50% of base salary for our Executive Vice President and Senior Vice Presidents. Unless otherwise provided in an executive’s employment agreement, receipt of a payout under the ICP is contingent upon such executive’s employment with the Company on the ICP bonus payment date, which generally occurs in March or April of the following year.

Under the 2007 ICP, which was paid in March 2008, cash bonuses for our named executive officers were awarded on a 70/30 basis, such that 70% of the bonus was based upon the Company reaching certain milestones and 30% of the bonus was based upon each individual named executive officer reaching his individual performance goals. The Compensation Committee and Board set the Company’s net income and revenue targets and each individual’s performance goals at challenging, but attainable, levels. The maximum amount any eligible employee could receive under the 2007 ICP was 125% of his or her maximum 2007 ICP bonus potential.

Each executive officer’s individual performance goals were determined based upon such executive’s role within the Company and contributions to the Company’s strategic objectives. The Compensation Committee and the Board determined that the 2007 ICP goals for Company performance would be based upon reaching specific net income and revenue targets. The Company overachieved its net income target, but did not meet its revenue target. As a result, 100% of the target bonus component for net income and 90% of the target bonus for revenue were used to calculate the Company’s portion of the 2007 ICP bonus for the named executive officers. In addition, the overachievement of the net income target increased the total 2007 ICP payments, including the individual performance component, for each individual by 5.4%.

For 2008, the Compensation Committee and the Board made several changes to the scope and operation of the ICP. In contrast to previous years, the 2008 ICP applies only to Company employees in manager positions and above, including each of our named executive officers. Eligible individuals must be in those positions prior to October 1, 2008 in order to participate, and their 2008 ICP bonus amounts, if any, will be pro-rated to reflect time of service in the eligible positions. The Compensation Committee and the Board determined that the 2008 ICP goals for Company performance would be based upon reaching specific net income and revenue targets. The

2008 ICP bonuses are to be awarded based upon a mix of the Company’s achievement of such challenging profitability milestones related to adjusted EBITDA, revenue and sales bookings and each eligible employee’s achievement of his or her established individual performance objectives, which are generally two to five measurable criteria linked to the Company’s strategy and business needs. If the Company surpasses its profitability targets, the amounts payable under the 2008 ICP may be increased; however, in no event will any eligible employee receive more than 125% of his or her maximum 2008 ICP bonus potential.

Further, the Compensation Committee and Board determined that the ICP bonus that each named executive officer may earn for service in 2008 will be awarded on a 75/25 basis, such that 75% of the bonus is based upon the Company reaching certain milestones and 25% of his bonus is based upon reaching his individual performance goals. The change in the relative weighting for achievement of Company and individual goals from the 2007 ICP to the 2008 ICP was due to an increased emphasis on achieving specific sales booking targets. As in 2007, the Compensation Committee and Board set the relevant Company targets and each individual’s performance goals at challenging, but attainable, levels. Also as in 2007, the executive officers’ individual performance goals under the 2008 ICP were determined based upon their role within the Company and their contributions to the Company’s strategic objectives. Among other, more individualized goals, these individual performance goals include achievement of certain sales targets, and the development of a comprehensive medium-term business plan.

Sales Overachievement Bonus Plan (SOBP)

On March 6, 2008, in an effort to provide additional incentives to the Company’s senior management to achieve sales bookings targets, the Board, upon the recommendation of the Compensation Committee, approved a new bonus plan, named the QuadraMed 2008 Sales Overachievement Bonus Plan (the “2008 SOBP”). The 2008 SOBP recognizes and rewards a group of eighteen executives and senior leaders, including each of our named executive officers, for sales bookings in 2008 above a certain initial target level set by the Compensation Committee and approved by the Board. For each $1 million in 2008 sales bookings (up to $10 million) over the initial target level, each 2008 SOBP participant will receive a cash bonus of $3,000. Such cash bonuses will be in addition to any bonuses paid out to a participant under the 2008 ICP. The maximum amount to be paid out in the aggregate by the Company under the 2008 SOBP is $540,000.

Executive Long-Term Bonus Plan (ELBP)

On March 31, 2008, the Compensation Committee recommended for Board approval the adoption of a new cash incentive plan for the Company’s named executive officers and senior officers. Such plan, the “Executive Long-Term Bonus Plan” (“ELBP”), has two independent parts. The first portion of the ELBP requires the Company to reach total revenue of $200 million and an adjusted EBITDA target (to be determined in connection with the Company’s strategic planning process by August 2008) for the year ended December 31, 2010 in order for certain officers to receive 100% of a special one-time cash bonus and Messrs. Hagen, Piazza and Russell to receive 50% of a special one-time cash bonus. In the event that the revenue and/or adjusted EBITDA targets have not been achieved in 2010, the special one-time bonus may also be paid as described above if the Company achieves total revenue of $220 million and a higher adjusted EBITDA target (to be determined in connection with the Company’s strategic planning process by August 2008) for the year ended December 31, 2011. For purposes of the ELBP, the calculation of total revenue and adjusted EBITDA will exclude the impact of the Company’s significant acquisitions (as determined by the Compensation Committee) effected after the adoption of the ELBP.

The second part of the ELBP only applies to Messrs. Hagen, Piazza and Russell and provides for 50% of the special one-time bonus if, for any reason, at least 90% of the Company’s Series A Preferred Stock shall convert to the Company’s common stock (or be eligible for mandatory conversion by the Board under the terms of the Certificate of Designation for the Series A Preferred Stock) on or before March 31, 2012.

The goal of the ELBP is to further motivate the Company’s officers to achieve extraordinary top-line (revenue) growth and to reduce the number of Series A Preferred Shares outstanding. The Compensation Committee and the Board believe that the ELBP will provide additional motivation for the Company’s officers to aid in increasing the Company’s revenue growth, which the Company believes will positively impact the share price of the Company’s stock as well as provide build stockholder value on a long-term basis. The maximum amount to be paid out in the aggregate by the Company under the ELBP is $3 million.

Additional Cash Bonuses

In addition to the above cash bonus plans, the Compensation Committee and the Board retain the authority to reward executives with additional cash bonuses in recognition of such executive’s exceptional achievements or performance of additional duties or responsibilities.

As the Senior Vice President for Sales and Government Programs, Mr. Milligan is eligible for sales commissions under the Company’s Sales Compensation Plan. Mr. Milligan’s commission is based on a percentage of the Company’s sales quota targets, which are determined annually by our CEO, and his commissions are earned on the last day of the month following the month for which the sales bookings are recorded.

Equity Compensation

The Company awards equity compensation to employees through the 2004 Plan. The 2004 Plan authorizes the Company to award employees with shares of restricted stock, stock options, stock appreciation rights and restricted stock units. However, under the 2004 Plan, the Company has historically only granted stock options and shares of restricted stock to employees. Grants of equity compensation through the 2004 Plan are awarded to employees as a reward for past performance and an incentive for future performance. Such grants, when awarded, are based upon each employee’s performance review as well as an evaluation of the Company’s performance. However, the Company does grant additional awards on an individual basis when new employees are hired or when current employees are promoted to certain senior-level positions.

The Compensation Committee determines and awards grants of equity compensation to the Company’s named executive officers. In the case of senior executives other than Mr. Hagen, the Compensation Committee asks for and receives recommendations from Mr. Hagen prior to making awards of equity compensation to those senior executives, each of whom directly report to Mr. Hagen. Grants of equity compensation to all other employees are determined by Mr. Hagen, in consultation with the relevant members of the Company’s management team. However, the terms of the 2004 Plan limit Mr. Hagen to a maximum grant of 50,000 shares per employee per year without further Compensation Committee approval. Performance grants are awarded immediately after their approval by the Compensation Committee or the CEO, as applicable. The Compensation Committee generally schedules its meeting to approve such grants at the end of January of each year after employee performance evaluations for the prior year have been completed. As the timing of such grants is generally the same each year, the proximity of any such grants to public announcements of financial or other performance-related information regarding the Company is unintended and coincidental.

Grants of stock options under the 2004 Plan typically expire after 10 years and generally vest as follows: (i) 25% of the options vest after one year and (ii) the balance of the options vest in a series of thirty-six equal successive monthly installments. The exercise price of stock options granted under the 2004 Plan is determined by the Compensation Committee (or the CEO, as applicable) at the time of the grant but will not be less than the fair market value of the Company’s common stock as of the date of the grant. Under the 2004 Plan, the vesting period of restricted stock may be based upon either the employee’s continued employment with the Company or the attainment of specific performance goals.

The Compensation Committee has determined that it is in the best interest of the Company for its senior executives to hold a meaningful equity stake in the Company. The Compensation Committee believes that holding a material amount of equity will serve as a constant and valuable incentive for each senior executive to perform to the best of his ability to improve the Company’s performance and increase the value of the

Company’s stock. The Compensation Committee has estimated such level of meaningful equity holdings at between 5 and 10% in the aggregate of the Company’s equity on a fully diluted basis. Such equity holdings may include unrestricted shares of stock, restricted stock and stock options. However, as the Compensation Committee believes that stock options serve as more powerful motivational tools than unrestricted and restricted stock in encouraging executives to act to the best of their abilities to increase the value of the Company’s stock, it is anticipated that grants to senior executives will be heavily weighted towards stock options.

On January 23, 2007, the Compensation Committee considered and decided upon an equity compensation arrangement providing for a grant of stock options to the Company’s senior executives, excluding the Company’s CEO, to achieve an immediate holding of approximately 5% of the Company’s equity (on a fully diluted basis) in the aggregate by the senior management team. However, as of that date, the 2004 Plan had insufficient capacity to accommodate such grants. Accordingly, at that meeting, the Compensation Committee granted a total of 300,000 options to purchase shares of common stock to certain of the Company’s named executive officers (and an additional 200,000 options to purchase shares of common stock to another Company senior officer) and recommended that the Board seek the approval of the Company’s stockholders to increase the number of shares available for issuance under the 2004 Plan to (i) achieve the approximate 5% (on a fully diluted basis) senior management equity ownership goal and (ii) meet the Company’s equity compensation needs under the 2004 Plan for the near future. In June 2007, following stockholder approval of the increase in capacity of the 2004 Plan, the Compensation Committee reviewed the proposed grants to the Company’s senior executives considered at its January 23, 2007 meeting, and granted an additional 975,000 stock options to the Company’s named executive officers, excluding the Company’s CEO, among other stock option grants. Although the Compensation Committee had considered granting such stock options over a three-year period, the Compensation Committee determined that a one-time grant would make a greater impact on the grantees with respect to immediate retention and incentive for positive performance. It is expected that no additional grants will be awarded in 2008 or 2009 to the Company’s named executive officers, excluding the CEO.

The Compensation Committee generally favors the grant of stock options over restricted stock for equity compensation awards. If and when the Compensation Committee approves future grants of restricted stock to the Company’s named executive officers, it is expected that such grants will feature multi-year cliff vesting periods. The Compensation Committee believes these terms will serve to motivate the executives to remain with the Company on a longer term basis.

Permanent employees of the Company who work at least twenty hours per week are eligible to participate in the Company’s Section 423-qualified 2002 Employee Stock Purchase Plan (the “ESPP”). The ESPP is intended to promote the interests of the Company by providing eligible employees with the opportunity to acquire equity in the Company through participation in a payroll-deduction based employee stock purchase plan. Eligible employees may choose to have up to ten percent of their base salary deducted to purchase shares in the ESPP. Such shares are purchased for each employee at a price per share equal to 85% of the lower of (i) the fair market value per share of QuadraMed common stock at the beginning of such employee’s start date in the ESPP and (ii) the fair market value per share of QuadraMed common stock on the applicable purchase date. The maximum number of shares purchasable per eligible employee on each purchase date is 750 shares, and there are two purchase dates per year. Currently, although all of the Company’s named executive officers are eligible to participate in the ESPP, Mr. Milligan is the only named executive officer of the Company who currently participates.

Severance Benefits and Change in Control Arrangements

In an effort to hire and retain talented executives, the Company provides severance benefits in the event of termination and change in control arrangements in the employment agreements executed with its named executive officers, as discussed in the section titled “Payments upon Termination and Change in Control” in this proxy statement.

On June 7, 2007, upon the recommendation of the Compensation Committee, the Board approved the amendment of the terms of certain outstanding stock options held by the Company’s named executive officers to provide for the acceleration of the vesting of such stock options in the event of an involuntary termination (other than for cause, as defined in the Company’s 1999 Supplemental Stock Option Plan (the “1999 Plan”) or 2004 Plan, as the case may be) of such officer. Prior to such amendment, certain of the stock options held by the Company’s named executive officers provided for the automatic acceleration of vesting upon the involuntary termination (other than for cause) of the optionholder, while stock options issued to the named executive officers under the 1999 Plan and 2004 Plan did not provide for such acceleration. The Board amended the outstanding options of the named executive officers granted under the 1999 Plan and 2004 Plan to provide uniform terms for vesting acceleration. No amendment was made to outstanding stock option grants of such named executive officers that had previously vested in their entirety.

Further, in January 2008, the Compensation Committee recommended the amendment or clarification of the terms of the severance and change in control provisions in each named executive officer’s employment agreement. These amendments to the employment agreements were approved by the Board in January 2008 and executed with the executive officers in March 2008. These amendments revise the payment amount and terms for the identified executives upon involuntary termination (not for cause) and involuntary termination (not for cause) in connection with a change in control. These amendments were intended to (i) provide Messrs. Piazza, Milligan and Russell with similar terms in the event of any involuntary termination (not for cause) including payment of 12 months of base salary, ICP bonus (based on the Company’s actual performance for the year and pro-rated through the date of such executive’s departure) and 12 months of health benefits and (ii) provide all of the Company’s named executive officers, except Mr. Hagen, with similar terms in the event of any voluntary termination (not for cause) in connection with a change in control including payment of 12 months of base salary, such executive’s maximum ICP bonus for the entire year, and 12 months of health benefits.

Retirement Plans

The Company offers a 401(k) retirement plan to all eligible employees and does not discriminate in favor of highly compensated employees. The Company matches 100% of the first 4% of each employee’s eligible compensation contributed by such employee to his/her 401(k) account. The Company matching payment is deposited in each employee’s 401(k) account on a quarterly basis. Prior to 2008, the Company matched 50% of the first 4% of each employee’s eligible compensation contributed by such employee to his/her 401(k) account.

Perquisites and Other Personal Benefits

The Company provides only a modest amount of perquisites and other personal benefits to its named executive officers. Except in special circumstances, such perquisites and other personal benefits generally represent approximately 1% of the total compensation paid to such executives. The Company provides our named executive officers with the standard long-term disability, short-term disability, medical, dental and vision insurance benefits generally available to our employees; however, the life and accidental death and dismemberment insurance policies provided by the Company to our named officers each carry a higher limit of $1,000,000, versus a maximum limit of $700,000 provided to all other employees (such maximum limit is based upon such employee’s annual rate of base salary). Further, the Company annually reimburses our Chief Executive Officer for the costs of membership in one airline club and one credit card membership rewards program.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and based upon such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.

Compensation Committee:

James E. Peebles, Chairman

Robert L. Pevenstein

Robert W. Miller

EXECUTIVE COMPENSATION

The following tables show, for the last fiscal year, compensation information for our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executives. Each of these officers is referred to as a “named executive officer.” Other tables that follow provide more detail about the specific type of compensation.

Summary Compensation Table

Fiscal Year 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	All Other Compensation ($)(4)	Total ($)
Keith B. Hagen,	2007	$440,750	—		$324,500	$470,600	$418,095	$5,632	$1,659,577
Principal Executive Officer	2006	$410,000	$205,000	(5)	$324,500	$390,364	$205,000	$91,248	$1,626,112

David L. Piazza,	2007	$246,250	—		—	$368,513	$118,575	$5,103	$738,441
Principal Financial Officer	2006	$228,750	$10,000	(6)	—	$157,490	$117,500	$5,003	$518,743

James R. Klein,	2007	$312,750	—		$57,275	$215,640	$144,424	$5,286	$735,375
Senior Vice President, Chief Technology Officer	2006	$304,500	—		$60,900	$172,314	$147,645	$5,186	$690,545

James R. Milligan,	2007	$197,625	$145,369	(7)	—	$436,978	$94,860	$7,441	$882,273
Senior Vice President for Sales and Government Programs	2006	$189,125	$144,066	(8)	—	$126,368	$95,250	$4,689	$559,498

Steven V. Russell,	2007	$231,250	—		—	$412,501	$111,461	$5,065	$760,277
Senior Vice President of Corporate Development	2006	$206,250	—		—	$36,728	$110,000	$4,690	$357,668

(1)	Each amount reported in this column is the amount expensed by the Company over the requisite vesting period or accelerated vesting period, as the case may be, of the individual restricted stock awards.

Mr. Hagen’s restricted shares will cliff vest on the third anniversary of the grant (October 17, 2008) if Mr. Hagen has been continuously employed by the Company on that date. The vesting schedule for Mr. Klein’s restricted shares is as follows: 35,000 on the first anniversary of the grant (August 1, 2006), 35,000 on the second anniversary of the grant (August 1, 2007), and 30,000 on the third anniversary of the grant (August 1, 2008), if Mr. Klein has been employed continuously by the Company on each date. However, the forfeiture restrictions will lapse immediately for all of Messrs. Hagen and Klein’s restricted shares upon an involuntary termination of employment (other than a termination for cause) or upon a change in control of the Company.

(2)	Each amount reported in this column is the amount expensed by the Company over the requisite vesting period or accelerated vesting period, as the case may be, of the individual stock option grants. The full SFAS 123(R) grant date fair values of the stock option awards granted in fiscal year 2007 are included in the “Grants of Plan-Based Awards Table” below.

All stock option awards have a maximum term of ten years, subject to earlier cancellation upon termination of the named executive officer’s service with the Company in certain circumstances. The right to exercise the option will vest as follows: (i) 25% of the option shares on the first anniversary of the grant date and (ii) the remaining 75% of the option shares in a series of thirty-six (36) equal monthly installments upon the recipient’s completion of each month of service with the Company after the first anniversary of the grant date, subject to acceleration in the event of a change in control and certain termination events.

(3)	All amounts in this category relate to payments made under the applicable year’s ICP.

(4)	The amounts in this category are more fully described in the “All Other Compensation Table” below.

(5)	Mr. Hagen received a guaranteed bonus in 2006 equal to 50% of his base salary, pursuant to the terms of his employment agreement.

(6)	Mr. Piazza received a bonus payment of $10,000 in 2006 in connection with additional services performed for the Company at the instruction of the Company’s Audit Committee and a special committee of the Board.

(7)	This amount represents sales commissions in the amount of $145,369 for sales made in 2007.

(8)	This amount represents sales commissions in the amount of $144,066 for sales made in 2006.

All Other Compensation Table

Fiscal Year 2007

The following table describes each component of the “All Other Compensation” column in the “Summary Compensation Table” above.

Name and Principal Position	Year	401(k)(1)	Life Insurance(2)	ESPP Delta(3)	Relocation(4)	Tax Gross- Up(5)	Total
Keith B. Hagen,	2007	$4,500	$1,132	—	—	—	$ 5,632
Principal Executive Officer	2006	$4,400	$1,053	—	$58,169	$27,626	$91,248

David L. Piazza,	2007	$4,500	$ 603	—	—	—	$ 5,103
Principal Financial Officer	2006	$4,400	$ 603	—	—	—	$ 5,003

James R. Klein,	2007	$4,500	$ 786	—	—	—	$ 5,286
Senior Vice President, Chief Technology Officer	2006	$4,400	$ 786	—	—	—	$ 5,186

James R. Milligan,	2007	$4,500	$ 489	$2,452	—	—	$ 7,441
Senior Vice President for Sales and Government Programs	2006	$4,200	$ 489	$ 341	—	—	$ 5,030

Steven V. Russell,	2007	$4,500	$ 565	—	—	—	$ 5,065
Senior Vice President of Corporate Development	2006	$4,125	$ 565	—	—	—	$ 4,690

(1)	All amounts in this category relate to Company matching contributions to each named executive’s 401(k) savings account.

(2)	All amounts in this category relate to payments made to each named executive for life insurance policies provided by the Company (as described in the section titled “Compensation Discussion and Analysis” in this proxy statement).

(3)	The amount in this category relates to the difference between the market price of each share of the Company’s common stock and the actual price paid by the named executive officer under the ESPP (as described in the section titled “Compensation Discussion and Analysis” in this proxy statement). Mr. Milligan is currently the only named executive officer participating in the ESPP.

(4)

The amount in this category relates to the payment Mr. Hagen received for taxable relocation expenses pursuant to his employment agreement. The Company’s proxy statement in connection with the 2006 Annual Meeting of Stockholders reported a payment by the Company to Mr. Hagen of $53,541.13 for relocation expenses and a $22,288.54 payment for a gross-up on taxable relocation expenses pursuant to Mr. Hagen’s employment agreement. Under the terms of Mr. Hagen’s employment agreement, Mr. Hagen was to receive a maximum of $150,000 in relocation expenses. Mr. Hagen’s relocation expenses totaled $159,965 (including the tax gross-up reported in footnote 5 below), and the excess $9,965 was authorized by the Chairman of the Board of Directors.

(5)	The amount in this category relates to the payment Mr. Hagen received for a gross-up on taxable relocation expenses pursuant to his employment agreement.

Employment Agreements

The terms and conditions of each of the employment agreements with our named executive officers who continued to serve at December 31, 2007 are below (change in control, termination, death and disability provisions of each named executive officer’s employment agreement are provided in the sections titled “Payments upon Termination and Change in Control” and “Payments Upon Death or Disability” in this proxy statement). Actual annual base salary earned by each named executive officer for fiscal year 2007 is set forth in the Summary Compensation Table in the section titled “Executive Compensation” in this proxy statement.

Keith B. Hagen

QuadraMed entered into an employment agreement with Keith B. Hagen, effective October 17, 2005, which was amended on March 26, 2008. Under the employment agreement, Mr. Hagen serves as an executive officer in the positions of President and Chief Executive Officer of QuadraMed. Mr. Hagen’s employment agreement has an initial term of two years and will be automatically renewed for one-year terms, unless 30 days’ prior notice is given by either party. The employment agreement provides:

•	a current annual base salary of $484,750, which may be increased each calendar year by the Compensation Committee and/or Board, but may not be decreased;

•	reimbursement of customary, ordinary and necessary business expenses;

•	an annual incentive compensation bonus of up to one hundred percent of Mr. Hagen’s base salary;

•	eligibility for additional annual stock option grants as determined by the Board or the Compensation Committee;

•

welfare benefits such as participation in group life, medical and dental insurance, short-term disability insurance, accidental death and dismemberment insurance, 401(k), profit sharing, stock purchase and option plans; and

•	five weeks of paid vacation.

In addition, under the employment agreement, Mr. Hagen received a signing bonus of $65,000, reimbursement of relocation expenses up to $150,000, a guaranteed bonus of $205,000 upon continued employment with the Company through December 31, 2006, additional incentive compensation bonus of up to $205,000 based on certain 2006 performance measures, 550,000 initial stock options and 550,000 initial restricted shares of the Company’s common stock.

David L. Piazza

QuadraMed entered into an employment agreement with David L. Piazza, effective August 10, 2005, which was amended on March 26, 2008. Under the employment agreement, Mr. Piazza serves as an executive officer in the positions of Chief Financial Officer and Executive Vice President. The employment agreement has an initial term of one year and will be automatically renewed for one-year terms, unless thirty days’ prior notice is given by either party. The employment agreement provides:

•	a current annual base salary of $300,000, which may be increased each calendar year by the Compensation Committee and/or Board;

•

eligibility for an incentive compensation bonus target of 50% of his annual base rate of salary and additional discretionary bonuses based on the achievement of certain specified goals established by the Board;

•	reimbursement for customary, ordinary and necessary business expenses;

•

welfare benefits such as participation in group life, medical and dental insurance, short-term disability insurance, accidental death and dismemberment insurance, 401(k), profit sharing, stock purchase and option plans; and

•	five weeks of paid vacation.

In addition, under the employment agreement, Mr. Piazza received 150,000 initial stock options under the 2004 Plan.

James R. Klein

QuadraMed entered into an employment agreement with James R. Klein, effective August 1, 2005, which was amended on March 26, 2008. Under the employment agreement, Mr. Klein serves as an executive officer in the positions of Senior Vice President, Chief Technology Officer. The employment agreement has an initial term of two years and will be automatically renewed for one-year terms, unless thirty days’ prior notice is given by either party. The employment agreement provides:

•	a current annual base salary of $315,000, which may be increased each calendar year by the Compensation Committee and/or Board;

•

eligibility for an incentive compensation bonus target of 50% of his annual base rate of salary and additional discretionary bonuses based on the achievement of certain specified goals established by the Board;

•	reimbursement of customary, ordinary and necessary business expenses;

•

welfare benefits such as participation in group life, medical and dental insurance, short-term disability insurance, accidental death and dismemberment insurance, 401(k), profit sharing, stock purchase and option plans; and

•	five weeks of paid vacation.

In addition, under the employment agreement, Mr. Klein received a signing bonus of $50,000, an incentive compensation bonus target of 50% of his annual base rate of salary pro-rated to 25% for 2005, 200,000 initial stock options and 100,000 initial restricted shares of the Company’s common stock.

James R. Milligan

James R. Milligan did not have an employment agreement with the Company until July 16, 2007. However, QuadraMed entered into a severance agreement with Mr. Milligan, effective August 22, 2005, in connection with his promotion to the executive office of Senior Vice President for Sales and Government Programs. The severance agreement had an initial term of one year and was automatically renewed for one-year terms, unless three months’ prior notice was given by either party. The severance agreement provided that if Mr. Milligan’s service was involuntarily terminated (other than for termination for cause), Mr. Milligan would receive a payment equal to his then-current annual base salary, payable in monthly installments over a twelve month period following his termination date.

Under the employment agreement executed on July 16, 2007 and amended on March 26, 2008, Mr. Milligan serves as an executive officer in the position of Senior Vice President for Sales and Government Programs. The employment agreement has an initial term of one year and will be automatically renewed for one-year terms, unless three months’ prior notice is given by either party. The employment agreement provides:

•	an annual base salary of $215,000 (effective April 1, 2008), which may be increased each calendar year by the Compensation Committee and/or Board;

•	eligibility for an incentive compensation bonus target of 50% of his annual base rate of salary;

•	eligibility for sales commission compensation under the Company’s Sales Compensation Plan;

•	reimbursement of customary, ordinary and necessary business expenses;

•

welfare benefits such as participation in group life, medical and dental insurance, short-term disability insurance, accidental death and dismemberment insurance, 401(k), profit sharing, stock purchase and option plans; and

•	four weeks of paid vacation.

Steven V. Russell

QuadraMed entered into an employment agreement with Steven V. Russell, effective November 21, 2005, which was amended on March 26, 2008. Under the employment agreement, Mr. Russell serves as an executive officer in the position of Senior Vice President of Corporate Development. The employment agreement has an initial term of one year and will be automatically renewed for one-year terms, unless thirty days’ prior notice is given by either party. The employment agreement provides:

•	a current annual base salary of $275,000, which may be increased each calendar year by the Compensation Committee and/or Board;

•

eligibility for an incentive compensation bonus target of 50% of his annual base rate of salary and additional discretionary bonuses based on the achievement of certain specified goals established by the Board;

•	reimbursement of customary, ordinary and necessary business expenses;

•

welfare benefits such as participation in group life, medical and dental insurance, short-term disability insurance, accidental death and dismemberment insurance, 401(k), profit sharing, stock purchase and option plans; and

•	four weeks of paid vacation.

In addition, under the employment agreement, Mr. Russell received 75,000 initial stock options.

All Named Executive Officers

In addition to the above-described agreements, each of the Company’s named executive officers, like all QuadraMed employees, has also executed a Proprietary Information and Non-Competition Agreement, at the time of such officer’s hiring, as part of the terms of employment with the Company. Each executive’s employment agreement, in conjunction with such Proprietary Information and Non-Competition Agreement, provides the following:

•	prohibitions on the disclosure of confidential information during the officer’s tenure with the Company and for a period of seven years thereafter;

•

provisions obligating the officer to assist the Company, at the Company’s expense, in obtaining, maintaining, defending and enforcing all legal rights and remedies in respect of any confidential information and intellectual property of the Company during the officer’s tenure with the Company and for a period of seven years thereafter;

•

non-competition provisions applicable for the period commencing upon the termination of the officer’s employment with the Company and ending twelve months after such termination, provided that the period shall be extended for so long as the officer violates the non-competition obligations and for any period(s) of time required for litigation to enforce the Proprietary Information and Non-Competition Agreement’s provisions; and

•	nondisparagement provisions applicable during the officer’s tenure with the Company and thereafter.

Grants of Plan-Based Awards Table

Fiscal Year 2007

The “Grants of Plan-Based Awards Table” below is a supporting table to the “Summary Compensation Table” that provides additional information regarding the grants shown in the “Stock Awards,” “Option Awards,” and “Non-Equity Incentive Plan Compensation” columns. All grants to the Company’s named executive officers in fiscal year 2007 of non-equity incentive plan awards were made under the ICP. Such grants were awarded based upon the performance of both the Company and the individual participant during fiscal year 2007. All payouts under these awards have been approved by the Compensation Committee and ratified by the Board of Directors and were paid in March 2008. Further information on the ICP, including the compensation determination of the amount payable to each individual, may be found in the section titled “Compensation Discussion and Analysis” in this proxy statement.

Name and Principal Position (NEOs)	Grant Date	Approval Date	Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Market Price on Grant Date	Grant Date Fair Value of Option Awards ($)(4)
			Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)
Keith B. Hagen,	12/10/07	12/10/07	—	—	—	250,000	$1.99	$1.99	$288,898
Principal Executive Officer	—	—	$ 0	$440,750	$550,938	—	—	—	—
David L. Piazza,	1/23/07	1/23/07	—	—	—	100,000	$2.83	$2.83	$224,644
Principal Financial Officer	6/7/07	6/7/07	—	—	—	200,000	$3.19	$3.19	$509,745
	—	—	$ 0	$125,000	$156,250	—	—	—	—
James R. Klein,	6/7/07	6/7/07	—	—	—	150,000	$3.19	$3.19	$382,309
Senior Vice President, Chief Technology Officer	—	—	$ 0	$157,500	$ 96,875	—	—	—	—
James R. Milligan,	1/23/07	1/23/07	—	—	—	100,000	$2.83	$2.83	$224,644
Senior Vice President for Sales and Government Programs	6/7/07	6/7/07	—	—	—	300,000	$3.19	$3.19	$764,618
	—	—	$ 0	$100,000	$125,000	—	—	—	—
Steven V. Russell,	1/23/07	1/23/07	—	—	—	100,000	$2.83	$2.83	$224,644
Senior Vice President of Corporate Development	6/7/07	6/7/07	—	—	—	325,000	$3.19	$3.19	$828,336
	—	—	$ 0	$117,500	$146,875	—	—	—	—

(1)	Pursuant to the terms of the 2007 ICP, all participants, including our named executive officers, could have earned any amount between zero and the maximum ICP bonus payable, depending on the performance of both the Company and the participant.

(2)	As discussed in the section titled “Compensation Discussion and Analysis” in this proxy statement, all of our named executive officers received payouts under the 2007 ICP. The compensation for each named executive officer reported in this column represents the actual amount of bonus paid to such named executive officer under the 2007 ICP in March 2008.

Individual performance goals comprised 30% of the maximum 2007 ICP payments.

With respect to the 70% of the maximum 2007 ICP payments related to the Company’s financial performance goals, the Company overachieved its net income target, but did not meet its revenue target. As a result, 100% of the target bonus component for net income and 90% of the target bonus for revenue was used to calculate the Company’s portion of the 2007 ICP bonus for the named executive officers. In addition, the overachievement of the net income target increased the total 2007 ICP payments, including the individual performance component, for each individual by 5.4%.

(3)	As discussed in the section titled “Employment Agreements” in this proxy statement, our named executive officers are eligible for the following target payments under the ICP:

a.	Mr. Hagen: 100% of his then-current annual rate of base salary;
b.	Mr. Piazza: 50% of his then-current annual rate of base salary;
c.	Mr. Klein: 50% of his then-current annual rate of base salary;
d.	Mr. Milligan: 50% of his then-current annual rate of base salary; and
e.	Mr. Russell: 50% of his then-current annual rate of base salary.

The amounts represented in this column reflect the maximum amount of 2007 ICP compensation that the individuals could have received if the Company met its financial performance targets and each individual met his individual performance goals. The maximum amount payable to each named executive officer under the 2007 ICP was 125% of his ICP target payment.

(4)	In accordance with SFAS 123(R), the Company estimated the expected term of each stock option grant, volatility in the Company’s stock price, forfeitures of employee stock options, risk-free interest rate and dividend yield. These values were used as inputs to the Black Scholes-Merton valuation model for the purpose of calculating the grant date fair value of each stock option grant.

Outstanding Equity Awards at Fiscal 2007 Year-End Table

The following table sets forth the equity awards held by our named executive officers which were outstanding as of the fiscal year ended December 31, 2007.

	Option Awards(1)					Stock Awards(2)
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Keith B. Hagen,	10/17/05	297,917	252,083	$1.83	10/17/15	10/17/05	550,000	$1,028,500	(3)
Principal Executive Officer	12/15/06	50,000	150,000	$2.80	12/15/16
	12/10/07	—	250,000	$1.99	12/10/17
David L. Piazza,	10/6/03	55,000	—	$2.65	10/6/13
Principal Financial Officer	8/10/05	87,500	62,500	$1.80	8/10/15
	2/6/06	20,625	24,375	$1.70	2/6/16
	1/23/07	—	100,000	$2.83	1/23/17
	6/7/07	—	200,000	$3.19	6/7/17
James R. Klein,	8/1/05	116,667	83,333	$1.74	8/1/15	8/1/05	30,000	$56,100	(3)
Senior Vice President, Chief Technology Officer	2/6/06	22,917	27,083	$1.70	2/6/16
	6/7/07	—	150,000	$3.19	6/7/17

James R. Milligan,	10/8/01	15,000	—	$5.15	10/8/11
Senior Vice President for Sales and Government Programs	4/1/04	9,167	833	$3.09	4/1/14
	5/25/05	4,167	7,083	$1.54	5/25/15
	8/11/05	49,358	41,667	$1.90	8/11/15
	2/6/06	9,188	23,887	$1.70	2/6/16
	1/23/07	—	100,000	$2.83	1/23/17
	6/7/07	—	300,000	$3.19	6/7/17
Steven V. Russell,	11/21/05	39,063	35,937	$1.24	11/21/15
Senior Vice President of Corporate Development	1/23/07	—	100,000	$2.83	1/23/17
	6/7/07	—	325,000	$3.19	6/7/17

(1)	All stock option awards have a maximum term of ten years, subject to earlier cancellation upon termination of the named executive officer’s service with the Company in certain circumstances. The right to exercise the option will vest as follows: (i) 25% of the option shares on the first anniversary of the grant date and (ii) the remaining 75% of the option shares in a series of thirty-six (36) equal monthly installments upon the recipient’s completion of each month of service with the Company after the first anniversary of the grant date, subject to acceleration in the event of a change in control and certain termination events.

(2)	Mr. Hagen’s restricted shares will cliff vest on the third anniversary of the grant (October 17, 2008) if Mr. Hagen has been continuously employed by the Company on that date. The vesting schedule for Mr. Klein’s restricted shares is as follows: 35,000 on the first anniversary of the grant (August 1, 2006), 35,000 on the second anniversary of the grant (August 1, 2007), and 30,000 on the third anniversary of the grant (August 1, 2008), if Mr. Klein has been employed continuously by the Company on each date. However, the forfeiture restrictions will lapse immediately for all of Messrs. Hagen and Klein’s restricted shares upon an involuntary termination of employment (other than a termination for cause) or upon a change in control of the Company.

(3)	The market value of restricted shares of stock that have not vested is calculated by multiplying the number of unvested shares by $1.87, the closing price of the Company’s common stock on the American Stock Exchange on December 31, 2007, the last trading day of the fiscal year.

Option Exercises and Stock Vested Table

Fiscal Year 2007

The following table sets forth the number of shares acquired and value realized by our named executive officers upon option award exercises and stock award vesting during the year ended December 31, 2007.

	Option Awards				Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Keith B. Hagen, Principal Executive Officer	—		—		—		—
David L. Piazza, Principal Financial Officer	—		—		—		—
James R. Klein, Senior Vice President, Chief Technology Officer	—		—		35,000	(1)	$102,550	(2)
James R. Milligan, Senior Vice President for Sales and Government Programs	29,658	(3)	$38,692	(3)	—		—
Steven V. Russell, Senior Vice President of Corporate Development	—		—		—		—

(1)	On August 1, 2005, Mr. Klein’s hire date, Mr. Klein received a grant of 100,000 shares of restricted stock pursuant to a Restricted Stock Agreement. These shares of restricted stock vest 35,000 on the first anniversary of the date of grant (August 1, 2006), 35,000 on the second anniversary of the date of grant (August 1, 2007), and 30,000 on the third anniversary of the date of grant (August 1, 2008).

(2)	As the closing price of the Company’s common stock on the American Stock Exchange was $2.93 on August 1, 2007, the vesting date for 35,000 shares of Mr. Klein’s restricted stock, Mr. Klein realized a value of $102,550 on the 35,000 shares upon vesting.

(3)	Mr. Milligan exercised stock options and sold the resulting shares of common stock nine times in fiscal year 2007. These exercises and sales were as follows:

Mr. Milligan exercised 8,750 stock options with an exercise price of $1.54 on March 21, 2007. These stock options were granted to Mr. Milligan on May 25, 2005, pursuant to the 2004 Plan. Mr. Milligan sold the shares of common stock resulting from the exercise of 8,750 stock options with a $1.54 exercise price for $3.00 per share.

Mr. Milligan exercised 908 stock options with an exercise price of $1.14 on March 21, 2007. These stock options were granted to Mr. Milligan on February 20, 2003, pursuant to the 2004 Plan. Mr. Milligan sold the shares of common stock resulting from the exercise of 908 stock options with a $1.14 exercise price for $2.85 per share.

Mr. Milligan exercised 8,200 stock options with an exercise price of $1.70 on March 29, 2007. These stock options were granted to Mr. Milligan on February 6, 2006, pursuant to the 2004 Plan. Mr. Milligan sold the shares of common stock resulting from the exercise of 8,200 stock options with a $1.70 exercise price for $3.05 per share.

Mr. Milligan exercised 800 stock options with an exercise price of $1.70 on March 29, 2007. These stock options were granted to Mr. Milligan on February 6, 2006, pursuant to the 2004 Plan. Mr. Milligan sold the shares of common stock resulting from the exercise of 800 stock options with a $1.70 exercise price for $3.06 per share.

Mr. Milligan exercised 200 stock options with an exercise price of $1.70 on March 29, 2007. These stock options were granted to Mr. Milligan on February 6, 2006, pursuant to the 2004 Plan. Mr. Milligan sold the shares of common stock resulting from the exercise of 200 stock options with a $1.70 exercise price for $3.07 per share.

Mr. Milligan exercised 100 stock options with an exercise price of $1.70 on March 29, 2007. These stock options were granted to Mr. Milligan on February 6, 2006, pursuant to the 2004 Plan. Mr. Milligan sold the shares of common stock resulting from the exercise of 100 stock options with a $1.70 exercise price for $3.08 per share.

Mr. Milligan exercised 1,725 stock options with an exercise price of $1.70 on March 30, 2007. These stock options were granted to Mr. Milligan on February 6, 2006, pursuant to the 2004 Plan. Mr. Milligan sold the shares of common stock resulting from the exercise of 1,725 stock options with a $1.70 exercise price for $2.97 per share.

Mr. Milligan exercised 8,875 stock options with an exercise price of $1.90 on March 30, 2007. These stock options were granted to Mr. Milligan on August 11, 2005, pursuant to the 2004 Plan. Mr. Milligan sold the shares of common stock resulting from the exercise of 8,875 stock options with a $1.90 exercise price for $2.97 per share.

Mr. Milligan exercised 100 stock options with an exercise price of $1.90 on March 30, 2007. These stock options were granted to Mr. Milligan on August 11, 2005, pursuant to the 2004 Plan. Mr. Milligan sold the shares of common stock resulting from the exercise of 100 stock options with a $1.90 exercise price for $2.98 per share.

Payments upon Termination and Change in Control

The Company provides severance and change in control arrangements in the employment agreements executed with its named executive officers. These arrangements are negotiated with such executives in a manner that provides sufficient benefits to the executives in the event of involuntary termination (other than for cause) or change in control to encourage them to accept positions with the Company.

Vesting of Stock Options and Restricted Stock

On June 7, 2007, upon the recommendation of the Compensation Committee, the Board approved the amendment of the terms of certain outstanding stock options held by the Company’s named executive officers to provide for the acceleration of the vesting of such stock options in the event of an involuntary termination (other than for cause, as defined in the 1999 Plan or 2004 Plan, as the case may be) of such named executive officer. Prior to such amendment, all of the restricted stock and certain of the stock options held by the Company’s named executive officers provided for the automatic acceleration of vesting upon the involuntary termination (other than for cause) of the optionholder, while stock options granted to the named executive officers under the 1999 Plan and 2004 Plan did not provide for such acceleration. Further, prior to such amendment, unlike all of the restricted stock, inducement stock options and stock options under the 2004 Plan held by the Company’s named executive officers, the stock options held by the Company’s named executive officers under the 1999 Plan did not provide for automatic acceleration upon a change in control if the successor entity chose to continue the option plan or replace it with a cash incentive program. Pursuant to the authority granted in such stock options plans, upon the recommendation of the Compensation Committee, the Board amended the outstanding options of the named executive officers granted under the 1999 Plan and 2004 Plan to provide uniform terms for vesting acceleration.

Definition of Change in Control

Under the terms of the named executive officers’ employment (current and former), stock option and restricted stock agreements, and the 2004 Plan, a “change in control” means:

(i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the Company’s state of incorporation;

(ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) a transfer of all or substantially all of the Company’s assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company’s resulting interest is less than fifty percent (50%);

(iv) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

(v) on or after the date hereof, a change in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the securities of the combined voting power of the Company’s outstanding securities; or

(vi) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election.

Under the terms of the 1999 Plan, a “change in control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept; or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

Severance Provisions for Named Executive Officers in Effect at December 31, 2007

Under the terms of Mr. Hagen’s employment agreement in effect as of December 31, 2007, if Mr. Hagen’s service had been involuntarily terminated (other than in connection with a change in control or a termination for cause), Mr. Hagen would have received a lump sum payment in an aggregate amount equal to the sum of (i) twelve months of his then-current annual base salary and (ii) maximum incentive compensation bonus, though Mr. Hagen could have elected to have such benefit paid to him in approximately equal monthly installments over a twelve month period following his termination date. Mr. Hagen would have also received twelve months of the same welfare benefits (other than disability) for himself and his dependents, if otherwise eligible, to which he had been entitled as an employee. Under the terms of Mr. Hagen’s employment agreement, if Mr. Hagen’s service had been involuntarily terminated in connection with a change in control of the Company or within six months of such change in control, Mr. Hagen would have received a lump sum payment equal to the sum of (i) two times his then-current annual base salary and (ii) his maximum incentive compensation bonus, though Mr. Hagen could have elected to have such benefit paid to him in approximately equal monthly installments over a twelve month period following his termination date. Mr. Hagen would have also received twelve months of the same welfare benefits (other than disability) for himself and his dependents, if otherwise eligible, to which he had been entitled as an employee. Receipt by Mr. Hagen of severance and welfare benefits from the Company upon termination would have been in lieu of all other amounts payable by the Company to Mr. Hagen and in settlement and complete release of all claims Mr. Hagen may have had against the Company or its directors, officers, or stockholders, other than those arising out of the severance and welfare benefits due and payable under his employment agreement and Mr. Hagen’s rights under his employment agreement.

Under the terms of Mr. Piazza’s employment agreement in effect as of December 31, 2007, if Mr. Piazza’s service had been involuntarily terminated (other than in connection with a change in control or a termination for cause), Mr. Piazza would have received severance equal to six months of his then-current annual base salary, payable in monthly installments over a six month period following the date of such involuntary termination, and six months of the same health benefits to which he (and his dependents, as applicable) had been entitled as an employee. If Mr. Piazza’s service had been involuntarily terminated in connection with a change in control of the Company or within six months of such change in control, Mr. Piazza would have received a lump sum payment equal to (i) twelve months of his then-current annual base salary and (ii) his then-applicable annual target bonus, though Mr. Piazza could have elected to have such benefit paid to him in approximately equal monthly installments over a twelve month period following his termination date. Mr. Piazza (and his dependents, if otherwise entitled) would have also received twelve months of the same health benefits to which he had been entitled as an employee. Receipt by Mr. Piazza of all severance benefits due to termination would have been in lieu of all other amounts payable by the Company to Mr. Piazza and in settlement and complete release of all claims Mr. Piazza may have had against the Company or its directors, officers, or stockholders, other than those arising out of the severance benefits due and payable under his employment agreement and Mr. Piazza’s rights under his employment agreement.

Under the terms of Mr. Klein’s employment agreement in effect as of December 31, 2007, if Mr. Klein’s service had been involuntarily terminated (other than in connection with a change in control or a termination for cause), Mr. Klein would have received severance equal to (i) six months of his then-current annual base salary, payable in monthly installments over a six month period and (ii) six months of the same health benefits to which he (and his dependents, as applicable) had been entitled as an employee. If Mr. Klein’s service had been involuntarily terminated in connection with a change in control of the Company or within twelve months of such change in control, Mr. Klein would have received a lump sum payment equal to six months of his then-current annual base salary, though Mr. Klein could have elected to have such benefit paid to him in approximately equal monthly installments over a six month period following his termination date. Mr. Klein (and his dependents, if otherwise entitled) would have also received six months of the same health benefits to which he had been entitled as an employee. Receipt by Mr. Klein of severance and welfare benefits from the Company upon termination would have been in lieu of all other amounts payable by the Company to Mr. Klein and in settlement and complete release of all claims Mr. Klein may have had against the Company or its directors, officers, or stockholders, other than those arising out of the severance and welfare benefits due and payable under his employment agreement and Mr. Klein’s rights under his employment agreement.

Under the terms of Mr. Milligan’s employment agreement in effect as of December 31, 2007, if Mr. Milligan’s service had been involuntarily terminated (other than for termination for cause) and whether or not in connection with a change in control, Mr. Milligan would have received severance equal to (i) twelve months of his then-current annual base salary, payable in monthly installments over a twelve month period following his termination date and (ii) twelve months of the same health benefits to which he (and his dependents, as applicable) had been entitled as an employee. Receipt by Mr. Milligan of severance and welfare benefits from the Company upon termination would have been in lieu of all other amounts payable by the Company to Mr. Milligan and in settlement and complete release of all claims Mr. Milligan may have had against the Company or its directors, officers, or stockholders, other than those arising out of the severance and welfare benefits due and payable under his employment agreement and Mr. Milligan’s rights under his employment agreement.

Under the terms of Mr. Russell’s employment agreement in effect as of December 31, 2007, if Mr. Russell’s service had been involuntarily terminated (other than in connection with a change in control or a termination for cause), Mr. Russell would have received (i) severance equal to three months of his then-current annual base salary, payable in monthly installments over a three month period following his termination date and (ii) three months of the same health benefits to which he (and his dependents, if applicable) had been entitled as an employee. If Mr. Russell’s service had been involuntarily terminated in connection with a change in control of the Company or within six months of a change in control, Mr. Russell would have received a lump sum payment equal to twelve months of his then-current annual base salary, though Mr. Russell could have elected to have such benefit paid to him in approximately equal monthly installments over a twelve month period following his termination date. Mr. Russell (and his dependents, if otherwise eligible) would have also received twelve months of the same health benefits to which he had been entitled as an employee. Receipt by Mr. Russell of severance and welfare benefits from the Company upon termination would have been in lieu of all other amounts payable by the Company to Mr. Russell and in settlement and complete release of all claims Mr. Russell may have had against the Company or its directors, officers, or stockholders, other than those arising out of the severance and welfare benefits due and payable under his employment agreement and Mr. Russell’s rights under his employment agreement.

The tables below present estimates of the amounts of compensation payable to each of the Company’s named executive officers upon an involuntary termination (other than for cause) in connection with, and not in connection with, a change in control of such named executive officer. The tables below and amounts shown assume that such involuntary termination occurred as of December 31, 2007, the last trading day of the fiscal year, and are based upon the severance provisions in effect as of December 31, 2007 (i.e., the tables do not reflect the severance provisions in the amended employment agreements, effective March 2008). The actual amounts to be paid can only be determined at the time of a change in control or named executive officer’s involuntary termination (other than for cause).

Involuntary Termination Other Than for Cause Upon, or Within Six Months of, Change in Control

Name and Principal Position	Salary		Bonus	Stock Options(1)(2)	Restricted Stock(3)	Welfare Benefits(4)		Total
Keith B. Hagen,	$881,500		$440,750	$10,083	$1,028,500	$12,281	(5)	$2,373,114
Principal Executive Officer

David L. Piazza,	$250,000		$125,000	$8,519	—	$17,892		$401,411
Principal Financial Officer

James R. Klein,	$157,500	(6)	—	$15,437	$56,100	$16,026		$245,063
Senior Vice President, Chief Technology Officer

James R. Milligan,	$200,000	(7)	—	$6,398	—	$8,013		$214,411
Senior Vice President for Sales and Government Programs

Steven V. Russell,	$235,000		—	$22,640	—	$9,102		$266,742
Senior Vice President of Corporate Development

(1)	The calculation of value of stock options reported in this table reflects only those “in-the-money” stock options that were unvested as of December 31, 2007.

(2)	Under the Inducement Stock Option Agreements, the 1999 Plan and the 2004 Plan, as applicable, for our named officers, all of these options vest immediately upon a change in control.

(3)	Under the Restricted Stock Option Agreements of Mr. Hagen and Mr. Klein, all restricted stock vest immediately upon a change in control.

(4)	This amount includes payments for medical, dental, and vision insurance for all named executive officers.

(5)	This amount also includes payments for life and accidental death and dismemberment insurance.

(6)	For Mr. Klein, the salary payment applies for involuntary termination other than for cause upon, or within twelve months of, change in control.

(7)	For Mr. Milligan, the salary payment applies for involuntary termination other than for cause whether or not there is a change in control.

Involuntary Termination Other Than for Cause or Change in Control

Name and Principal Position	Salary	Bonus	Stock Options(1)(2)	Restricted Stock(3)	Welfare Benefits(4)		Total
Keith B. Hagen,	$440,750	$440,750	$10,083	$1,028,500	$12,281	(5)	$1,932,364
Principal Executive Officer

David L. Piazza,	$125,000	—	$8,519	—	$8,946		$142,465
Principal Financial Officer

James R. Klein,	$157,500	—	$15,437	$56,100	$8,013		$237,050
Senior Vice President, Chief Technology Officer

James R. Milligan,	$200,000	—	$6,398	—	$29,055		$235,453
Senior Vice President for Sales and Government Programs

Steven V. Russell,	$58,750	—	$22,640	—	$2,275		$83,665
Senior Vice President of Corporate Development

(1)	The calculation of value of stock options reported in this table reflects only those “in-the-money” stock options that were unvested as of December 31, 2007.

(2)	Under the Inducement Stock Option Agreements, the 1999 Plan and the 2004 Plan, as applicable, for our named officers, all of these options vest upon an involuntary termination other than for cause.

(3)	Under the Restricted Stock Option Agreements of Mr. Hagen and Mr. Klein, all of these restricted stock vest upon an involuntary termination other than for cause.

(4)	This amount includes payments for medical, dental, and vision insurance for all named executive officers.

(5)	This amount also includes payments for life and accidental death and dismemberment insurance.

Revised Severance Provisions for Named Executive Officers, Effective March 26, 2008

In January 2008, the Compensation Committee recommended the amendment or clarification of the terms of the severance and change in control provisions in each named executive officer’s employment agreement. Such amendments to the employment agreements were approved by the Board in January 2008 and executed with the named executive officers on March 26, 2008. The descriptions below reflect such amended severance and change in control arrangements.

Under the terms of Mr. Hagen’s employment agreement, as amended, if Mr. Hagen’s service is involuntarily terminated (other than in connection with a change in control or a termination for cause), Mr. Hagen will receive a lump sum payment in an aggregate amount equal to the sum of (i) twelve months of his then-current annual base salary and (ii) the maximum bonus payable under the then-current ICP for the year in which such termination occurred (calculated and paid as if Mr. Hagen and the Company each fully achieved any goals necessary for such full ICP payment) (the “Maximum Bonus”), though Mr. Hagen may elect to have such benefit paid to him in approximately equal monthly installments over a twelve month period following his termination date, provided that no payments shall be made after March 15th of the year following the year of Mr. Hagen’s involuntary termination. Mr. Hagen would also receive twelve months of the same welfare benefits (other than disability) for himself and his dependents, if otherwise eligible, to which he had been entitled as an employee. Under the terms of Mr. Hagen’s employment agreement, if Mr. Hagen’s service is involuntarily terminated in connection with a change in control of the Company or within six months of such change in control, Mr. Hagen will receive a lump sum payment, payable upon departure, equal to the sum of (i) two times his then-current annual base salary and (ii) the Maximum Bonus, though Mr. Hagen may elect to have such benefit paid to him in approximately equal monthly installments over a twelve month period following his termination date, provided that no payments shall be made after March 15th of the year following the year of Mr. Hagen’s involuntary termination. Mr. Hagen would also receive twelve months of the same welfare benefits (other than disability) for himself and his dependents, if otherwise eligible, to which he had been entitled as an employee. Under the terms of his Inducement Stock Option Agreement and Restricted Stock Agreement (such Inducement Stock Option Agreement and Restricted Stock Agreement both made by and between Mr. Hagen and the Company concurrent with the execution of Mr. Hagen’s original employment agreement), Mr. Hagen’s employment agreement, as amended and restated, and the 2004 Plan, upon an involuntary termination (not for cause) or immediately prior to the effective date of a change in control (without regard to whether Mr. Hagen is terminated in connection with such change in control), Mr. Hagen would receive the following benefits: (i) automatic acceleration of his unvested options such that all options will be vested and exercisable and (ii) automatic acceleration of the lapsing of forfeiture restrictions on his restricted stock such that all shares of restricted stock vest in full. Receipt by Mr. Hagen of severance and welfare benefits from the Company upon termination shall be in lieu of all other amounts payable by the Company to Mr. Hagen and in settlement and complete release of all claims Mr. Hagen may have against the Company or its directors, officers, or stockholders, other than those arising out of the severance and welfare benefits due and payable under his employment agreement and Mr. Hagen’s rights under his employment agreement.

Under the terms of Mr. Piazza’s employment agreement, as amended, if Mr. Piazza’s service is involuntarily terminated (other than in connection with a change in control or a termination for cause), Mr. Piazza will receive severance as follows: (i) twelve months of his then-current annual base salary, payable in monthly installments over a twelve-month period following the date of such involuntary termination, and (ii) his bonus payable under the ICP for the year in which such termination occurred (calculated as if Mr. Piazza fully achieved any goals necessary for his full ICP payment and based upon the Company’s actual achievement of its goals under the ICP), pro-rated through the date of such termination, paid in a lump sum when the Company pays ICP bonuses to other eligible employees for service in the year of Mr. Piazza’s termination, but in no event later than March 15th of the year following the year of Mr. Piazza’s involuntary termination. Mr. Piazza would also receive twelve months of the same health benefits to which he (and his dependents, as applicable) had been entitled as an employee. If Mr. Piazza’s service is involuntarily terminated in connection with a change in control of the Company or within six months of such change in control, Mr. Piazza will receive a lump sum payment, payable upon departure, equal to the sum of (i) twelve months of his then-current annual base salary and (ii) his maximum bonus payable under the ICP for the year in which such termination occurred (calculated as if Mr. Piazza and the Company each fully achieved any goals necessary for such full ICP payment), though Mr. Piazza may elect to have such benefit paid to him in approximately equal monthly installments over a twelve month period following his termination date, provided that no payments shall be made after March 15th of the year following the year of Mr. Piazza’s involuntary termination. Mr. Piazza (and his dependents, if otherwise entitled) would also receive twelve months of the same health benefits to which he had been entitled as an employee. Under the terms of the 1999 Plan and 2004 Plan and his employment agreement, upon an involuntary termination (not for cause) or immediately prior to the effective date of a change in control (without regard to whether Mr. Piazza is terminated in connection with such change in control), all of Mr. Piazza’s unvested options will automatically vest and become exercisable. Receipt by Mr. Piazza of all severance benefits due to termination shall be in lieu of all other amounts payable by the Company to Mr. Piazza and in settlement and complete release of all claims Mr. Piazza may have against the Company or its directors, officers, or stockholders, other than those arising out of the severance benefits due and payable under his employment agreement and Mr. Piazza’s rights under his employment agreement.

Under the terms of Mr. Klein’s employment agreement, as amended, Inducement Stock Option Agreement and Restricted Stock Agreement (such Inducement Stock Option Agreement and Restricted Stock Agreement both made by and between Mr. Klein and the Company concurrent with the execution of Mr. Klein’s original employment agreement) and the 2004 Plan (with respect to stock options granted to Mr. Klein under such plan), if Mr. Klein’s service is involuntarily terminated (other than in connection with a change in control or a termination for cause), Mr. Klein will receive severance as follows: (i) six months of his then-current annual base salary, payable in monthly installments over a six month period, (ii) six months of the same health benefits to which he (and his dependents, as applicable) had been entitled as an employee, (iii) automatic acceleration of his unvested options such that all of these options will be vested and exercisable, and (iv) automatic acceleration of the lapsing of forfeiture restrictions on his restricted stock such that all shares of restricted stock vest in full. If Mr. Klein’s service is involuntarily terminated in connection with a change in control of the Company or within twelve months of such change in control, Mr. Klein will receive a lump sum payment, payable upon departure, equal to the sum of (i) twelve months of his then-current annual base salary and (ii) his maximum bonus payable under the ICP for the year in which such termination occurred (calculated as if Mr. Klein and the Company each fully achieved any goals necessary for such full ICP payment), though Mr. Klein may elect to have such benefit paid to him in approximately equal monthly installments over a twelve month period following his termination date, provided that no payments shall be made after March 15th of the year following the year of Mr. Klein’s involuntary termination. Mr. Klein (and his dependents, if otherwise entitled) would also receive twelve months of the same health benefits to which he had been entitled as an employee. Under the terms of his Inducement Stock Option Agreement and Restricted Stock Agreement, his employment agreement, and the 2004 Plan, immediately prior to the effective date of a change in control (without regard to whether Mr. Klein is terminated in connection with such change in control), Mr. Klein would receive the following benefits: (i) automatic acceleration of his unvested options such that all options will be vested and exercisable and (ii) automatic acceleration of the lapsing of forfeiture restrictions on his restricted stock such that all shares of restricted stock vest in full. Receipt by Mr. Klein of severance and welfare benefits from the Company upon termination shall be in lieu of all other amounts payable by the Company to Mr. Klein and in settlement and complete release of all claims Mr. Klein may have against the Company or its directors, officers, or stockholders, other than those arising out of the severance and welfare benefits due and payable under his employment agreement and Mr. Klein’s rights under his employment agreement.

Under the terms of Mr. Milligan’s employment agreement, as amended, if Mr. Milligan’s service is involuntarily terminated (other than for termination for cause), Mr. Milligan will receive severance as follows: (i) twelve months of his then-current annual base salary payable in monthly installments over a twelve month period following his termination date and (ii) his bonus payable under the ICP for the year in which such termination occurred (calculated as if Mr. Milligan fully achieved any goals necessary for his full ICP payment and based upon the Company’s actual achievement of its goals under the ICP), pro-rated through the date of such termination, paid in lump sum when the Company pays ICP bonuses to other eligible employees for service in the year of Mr. Milligan’s termination, but in no event later than March 15th of the year following the year of Mr. Milligan’s involuntary termination. Mr. Milligan would also receive twelve months of the same health benefits to which he (and his dependents, as applicable) had been entitled as an employee. If Mr. Milligan’s service is involuntarily terminated in connection with a change in control of the Company or within six months of such change in control, Mr. Milligan will receive a lump sum payment, payable upon departure, equal to the sum of (i) twelve months of his then-current annual base salary and (ii) his maximum bonus payable under the ICP for the year in which such termination occurred (calculated as if Mr. Milligan and the Company each fully achieved any goals necessary for such full ICP payment), though Mr. Milligan may elect to have such benefit paid to him in approximately equal monthly installments over a twelve month period following his termination date, provided that no payments shall be made after March 15th of the year following the year of Mr. Milligan’s involuntary termination. Mr. Milligan (and his dependents, if otherwise entitled) would also receive twelve months of the same health benefits to which he had been entitled as an employee. Under his employment agreement, as amended and restated, and the terms of the 1999 Plan and 2004 Plan, upon an involuntary termination (not for cause) or immediately prior to the effective date of a change in control (without regard to whether Mr. Milligan is terminated in connection with such change in control), all of Mr. Milligan’s unvested options will automatically vest and become exercisable. Receipt by Mr. Milligan of all severance benefits due to termination shall be in lieu of all other amounts payable by the Company to Mr. Milligan and in settlement and complete release of all claims Mr. Milligan may have against the Company or its directors, officers, or stockholders, other than those arising out of the severance benefits due and payable under his employment agreement and Mr. Milligan’s rights under his employment agreement.

Under the terms of Mr. Russell’s employment agreement, as amended, if Mr. Russell’s service is involuntarily terminated (other than in connection with a change in control or a termination for cause), Mr. Russell will receive severance equal to the sum of (i) twelve months of his then-current annual base salary, payable in monthly installments over a twelve month period following the date of such involuntary termination and (ii) his bonus payable under the ICP for the year in which such termination occurred (calculated as if Mr. Russell fully achieved any goals necessary for his full ICP payment and based upon the Company’s actual achievement of its goals under the ICP), pro-rated through the date of such termination and paid in a lump sum when the Company pays ICP bonuses to other eligible employees for service in the year of Mr. Russell’s termination, but in no event later than March 15th of the year following the year of Mr. Russell’s involuntary termination. Mr. Russell would also receive twelve months of the same health benefits to which he (and his dependents, as applicable) had been entitled as an employee and automatic acceleration of his unvested options such that all of these options will be vested and exercisable. If Mr. Russell’s service is involuntarily terminated in connection with a change in control of the Company or within six months of a change in control, Mr. Russell will receive a lump sum payment, payable upon departure, equal to the sum of (i) twelve months of his then-current annual base salary and (ii) his maximum bonus payable under the ICP for the year in which such termination occurred (calculated as if Mr. Russell and the Company each fully achieved any goals necessary for such full ICP payment), though Mr. Russell may elect to have such benefit paid to him in approximately equal monthly installments over a twelve month period following his termination date, provided that no payments shall be made after March 15th of the year following the year of Mr. Russell’s involuntary termination. Mr. Russell (and his dependents, if otherwise eligible) would also receive twelve months of the same health benefits to which he had been entitled as an employee. Under the terms of his Inducement Stock Option Agreement, his employment agreement, as amended and restated, and the 2004 Plan, upon an involuntary termination (not for cause) or immediately prior to the effective date of a change in control (without regard to whether Mr. Russell is terminated in connection with such change in control), Mr. Russell would receive the benefit of automatic acceleration of his unvested options such that all options will be vested and exercisable. Receipt by Mr. Russell of severance and welfare benefits from the Company upon termination shall be in lieu of all other amounts payable by the Company to Mr. Russell and in settlement and complete release of all claims Mr. Russell may have against the Company or its directors, officers, or stockholders, other than those arising out of the severance and welfare benefits due and payable under his employment agreement and Mr. Russell’s rights under his employment agreement.

The tables below and amounts shown assume that each named executive officer’s involuntary termination occurred as of December 31, 2007, the last trading day of the fiscal year, and are based upon the severance provisions currently in effect (i.e., the tables reflect the severance provisions in the amended employment agreements, effective March 2008, but they reflect the salary and bonus levels in effect at December 31, 2007). The actual amounts to be paid can only be determined at the time of a change in control or named executive officer’s involuntary termination (other than for cause).

Involuntary Termination Other Than for Cause Upon, or Within Six Months of, Change in Control

Name and Principal Position	Salary	Bonus(1)	Stock Options(2)	Restricted Stock(3)	Welfare Benefits(4)		Total
Keith B. Hagen,	$881,500	$440,750	$10,083	$1,028,500	$12,281	(5)	$2,373,114
Principal Executive Officer

David L. Piazza,	$250,000	$125,000	$8,519	—	$17,892		$401,411
Principal Financial Officer

James R. Klein,	$315,000	$157,500	$15,437	$56,100	$16,026		$560,063
Senior Vice President, Chief Technology Officer

James R. Milligan,	$200,000	$100,000	$6,398	—	$29,055		$335,453
Senior Vice President for Sales and Government Programs

Steven V. Russell,	$235,000	$117,500	$22,640	—	$9,102		$384,242
Senior Vice President of Corporate Development

(1)	The amounts in this column reflect the maximum amount of ICP bonus payable to each named executive officer. Under the terms of each of the named executive officer’s employment agreements, upon an involuntary termination other than for cause in connection with a change in control, severance amounts in respect of such executive’s ICP will be 100% of such executive’s target ICP for the year in which the involuntary termination occurred.

(2)	The calculation of value of stock options reported in this table reflects only those “in-the-money” stock options that were unvested as of December 31, 2007. Under the Inducement Stock Option Agreements, the 1999 Plan and the 2004 Plan, as applicable, for our named officers, all of these options vest immediately upon a change in control.

(3)	Under the Restricted Stock Option Agreements of Mr. Hagen and Mr. Klein, all restricted stock vest immediately upon a change in control.

(4)	This amount includes payments for medical, dental, and vision insurance for all named executive officers.

(5)	This amount also includes payments for life and accidental death and dismemberment insurance.

Involuntary Termination Other Than for Cause or Change in Control

Name and Principal Position	Salary	Bonus(1)	Stock Options(2)	Restricted Stock(3)	Welfare Benefits(4)		Total
Keith B. Hagen,	$440,750	$440,750	$10,083	$1,028,500	$12,281	(5)	$1,932,364
Principal Executive Officer

David L. Piazza,	$250,000	$125,000	$8,519	—	$17,892		$401,411
Principal Financial Officer

James R. Klein,	$157,500	$157,500	$15,437	$56,100	$16,026		$402,563
Senior Vice President, Chief Technology Officer

James R. Milligan,	$200,000	$100,000	$6,398	—	$29,055		$335,453
Senior Vice President for Sales and Government Programs

Steven V. Russell,	$235,000	$117,500	$22,640	—	$9,102		$384,242
Senior Vice President of Corporate Development

(1)	The amounts in this column reflect the maximum amount of ICP bonus payable to each named executive officer. Under the terms of each of the named executive officer’s employment agreements (excluding Mr. Hagen), upon an involuntary termination other than for cause or in connection with a change in control, severance amounts in respect of such executive’s ICP will be (i) calculated as if the officer fully achieved any goals necessary for his full ICP payment, (ii) calculated based upon the Company’s actual achievement of its goals under the ICP, (iii) pro-rated through the date of the executive’s termination and (iv) paid in a lump sum when the Company pays ICP bonuses to other eligible employees for service in the year of the executive’s termination. Under the 2007 ICP, the Company did not achieve its full revenue performance target, but overachieved its net income performance target. The amounts reflecting the Company’s actual achievement under the 2007 ICP are as presented in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table”, except that Mr. Klein’s 2007 ICP would be $149,405.

(2)	The calculation of value of stock options reported in this table reflects only those “in-the-money” stock options that were unvested as of December 31, 2007. Under the Inducement Stock Option Agreements, the 1999 Plan and the 2004 Plan, as applicable, for our named officers, all of these options vest upon an involuntary termination other than for cause.

(3)	Under the Restricted Stock Option Agreements of Mr. Hagen and Mr. Klein, all of these restricted stock vest upon an involuntary termination other than for cause.

(4)	This amount includes payments for medical, dental, and vision insurance for all named executive officers.

(5)	This amount also includes payments for life and accidental death and dismemberment insurance.

Payments Upon Death or Disability

If a named executive officer dies or becomes disabled while he is employed, the employment relationship created pursuant to his employment agreement with the Company will immediately terminate and no further compensation for service will become payable to such named executive officer. In connection with termination by reason of death, the Company will only be required to pay such named executive officer’s estate any unpaid compensation earned for services rendered through the date of the named executive officer’s death. Further, the named executive officer’s estate will receive, if the nature of such executive’s death falls within the terms of coverage, separate payouts under life and accidental death and dismemberment insurance policies, with the coverage limits for each equal to two times such executive’s annual base salary (up to $1,000,000). However, in no event will the named executive officer’s estate receive in excess of $1,000,000, even if both life and accidental death and dismemberment insurance policies apply. In connection with termination by reason of disability, the Company will be required to pay to the named executive officer any unpaid compensation earned for services rendered through the date of the named executive officer’s disability. The named executive officer would also receive any applicable income continuation payments provided to such executive under the long-term and short-term disability insurance policies funded by the Company on the named executive officer’s behalf. If the nature of such executive’s disability falls within the terms of coverage, the named executive officer would receive an accidental death and dismemberment insurance payout depending on the nature of the disability, up to $1,000,000, as well as payments under the applicable short-term or long-term disability insurance policy. As is applicable to all Company employees, short-term disability coverage pays 60% of the affected named executive officer’s base salary, up to $1,000 per week for 13 weeks, including a 2 week waiting period, and long-term disability coverage pays 50% of the affected named executive officer’s base salary up to $5,000 per month after 90 days of disability. Also as is applicable to all Company employees, the named executive officers are eligible to pay for additional long-term disability coverage, which pays 60% of the affected named executive officer’s base salary up to $10,000 per month after 90 days of disability.

Under the terms of the Inducement Stock Option Agreements of Messrs. Hagen, Klein and Russell and the terms of the 2004 Plan, in the case of stock options held by all named executive officers, should the named executive officer die or become permanently disabled while he is employed, then the named executive officer (or his estate or other such person, as applicable under the laws of inheritance or by will) may exercise any stock options that were vested at the time of such death or permanent disability.

Under the terms of the Restricted Stock Agreements of Messrs. Hagen and Klein, should the named executive officer die or terminate service to the Company due to becoming permanently disabled, the named executive officer (or his estate or other such person, as applicable under the laws of inheritance or by will) shall forfeit any shares of restricted stock which are subject to forfeiture restrictions at the time of such death or permanent disability.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Company currently has three insurance policies insuring the directors and officers of the Company and its subsidiaries against any liability incurred by them while acting within the scope of their duties as a director or officer.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and the accompanying notes set forth certain information, as of March 26, 2008, concerning the beneficial ownership of our common stock by: (1) each person who is known by us to beneficially own more than five percent of our common stock, (2) each director of our Company, (3) each named executive officer, and (4) all directors and named executive officers as a group. The beneficial ownership percentages have been calculated based on 44,120,300 shares of common stock outstanding, excluding 1,864,900 shares held by the Company as treasury shares on March 26, 2008.

Under the SEC’s rules, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock which they beneficially own. All persons listed have an address in care of QuadraMed’s principal executive offices, except as otherwise noted. All information with respect to beneficial ownership has been furnished to us by our respective stockholders, unless otherwise noted.

Name of Beneficial Owner	Number of Shares Owned		Right to Acquire		Total	Percentage
Ironwood Investment Management, LLC(1)	2,749,700		—		2,749,700	6.2%
William K. Jurika(2)	3,602,222		—		3,602,222	8.2%
David M. Knott(3)	4,075,561		—		4,075,561	9.2%
MacKay Shields, LLC(4)	4,161,456		14,979,002	(5)	19,140,458	32.4%
North Run Advisors, LLC(6)	2,563,373		—		2,563,373	5.8%
Zazove Associates, LLC(7)	1,034,317		13,870,421	(8)	14,904,738	25.7%
Julian A. L. Allen(9)	560,600	(10)	—		560,600	1.3%
Lawrence P. English(9)	—		1,958,000		1,958,000	4.2%
Keith B. Hagen(9)(11)	575,025	(12)	426,042		1,001,067	2.2%
James R. Klein(11)	30,000	(13)	165,625		195,625	*
Robert W. Miller(9)	3,000		69,000		72,000	*
James R. Milligan(11)	26,766	(14)	138,140		164,906	*
James E. Peebles(9)	—		57,000		57,000	*
Robert L. Pevenstein(9)	10,000		69,000		79,000	*
David L. Piazza(11)	—		216,771		216,771	*
Steven V. Russell(11)	—		73,958		73,958	*
All directors and executive officers as a group (10 people)	1,205,391		3,173,536		4,378,927	9.3%

*	Less than 1% of our outstanding shares of common stock.

(1)	Address: 21 Custom House Street, Suite 240, Boston, MA 02110. This information was obtained from the Schedule 13G filed with the SEC by Ironwood Investment Management, LLC on February 14, 2008.

(2)	Address: 42 Glen Alpine Road, Piedmont, California 94611. This amount of shares includes 268,000 held by the William K. Jurika, IRA; Michelle Jurika, IRA; Jurika Family Trust, U/A 1989 (the “Trust”); and Counterpoint Fund, L.P. (the “L.P.”), with the Trust owning 39.7% of the L.P., which is managed by Jurika, Mills, & Kiefer, LLC (“JMK”), with William K. Jurika acting as the managing member of JMK. This information was obtained from the Schedule 13G/A and Schedules 13G filed with the SEC by Mr. Jurika, Ms. Jurika and the Trust on February 25, 2008. Mr. Jurika served on our Board of Directors from July 2003 until October 2005.

(3)	Address: 485 Underhill Boulevard, Suite 205, Syosset, New York 11791. This information was obtained from the Form 13F filed with the SEC by Mr. Knott on February 13, 2007.

(4)

Address: 9 West 57th Street, New York, NY 10019. MacKay Shields, LLC, a registered investment adviser, is an indirect wholly owned subsidiary of New York Life Insurance Company. This information was obtained from the Schedule 13G/A filed with the SEC by MacKay Shields, LLC on January 4, 2008.

(5)	Represents the number of shares issuable upon the conversion of 1,857,400 shares of Series A Preferred Stock with a conversion rate of 8.0645 shares of common stock per share of Series A Preferred Stock.

(6)	Address: One International Place, Suite 2401, Boston, MA 02110. This information was obtained from the Schedule 13G/A filed with the SEC by North Run Advisors, LLC (“North Run”) on February 14, 2008. According to such filing, North Run owns these securities jointly with North Run GP, LP (the “GP”), North Run Capital, LP (the “Investment Manager”), Todd B. Hammer and Thomas B. Ellis. Messrs. Hammer and Ellis are the principals of North Run, the GP and the Investment Manager. North Run is the general partner for both the GP and the Investment Manager.

(7)	Address: 940 Southwood, Incline Village, NV 89451. Zazove Associates, LLC is controlled by Gene T. Pretti, its Chief Executive Officer and majority equity holder. This information was obtained from the Schedule 13G filed with the SEC by Zazove Associates, LLC on January 10, 2008.

(8)	This number of shares includes (i) 1,026,899 shares of common stock issuable upon the exercise of warrants and (ii) 12,843,522 shares of common stock issuable upon the conversion of 1,592,600 shares of Series A Preferred Stock owned by the holder, based on a conversion rate of 8.0645 shares of common stock per share of Series A Preferred Stock.

(9)	Director

(10)	As reported in Mr. Allen’s Form 3 filed with the SEC on February 6, 2008, the Spitfire Fund LP (the “Fund”) directly owns 560,600 shares of the Company’s common stock. Spitfire Capital LLC, the investment manager of the Fund, and Spitfire Fund GP LLC, the general partner of the Fund, may be deemed to beneficially own the securities. Mr. Allen is the sole member of both Spitfire Capital LLC and Spitfire Fund GP LLC and exercises sole voting and dispositive power with respect to the securities. Mr. Allen disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(11)	Named Executive Officer, as defined in “Executive Compensation” on Page 22.

(12)	This number of shares includes 550,000 restricted shares for which Mr. Hagen has sole voting power, but which are subject to contractual limitations on transfer.

(13)	This number of shares includes 30,000 restricted shares for which Mr. Klein has sole voting power, but which are subject to contractual limitations on transfer.

(14)	This number of shares includes 1,566 shares of common stock owned by Mr. Milligan’s wife.

OTHER INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the policy of the Board that all related-party transactions, as that term is defined by GAAP (including a series of similar or related transactions), shall be subject to approval by the Board, or one of its Committees, prior to execution by the Company or any subsidiary of any letter, agreement or document which commits or obligates the Company or a subsidiary to consummate any such transaction. Related-party transactions shall be periodically reported to the Board.

LARGEST SECURITY HOLDERS

MacKay Shields, LLC beneficially owns 32.4%, Zazove Associates, LLC beneficially owns 25.7%, David M. Knott beneficially owns 9.2%, William K. Jurika, a former director of QuadraMed, beneficially owns 8.2%, Ironwood Investment Management, LLC beneficially owns 6.2%, and North Run Advisors, LLC beneficially owns 5.8% of QuadraMed’s common stock (see “Security Ownership of Beneficial Owners and Management,” above).

QuadraMed is not aware of any other beneficial owner of five percent (5%) or more of its outstanding shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION

This table provides information about our common stock subject to equity compensation plans as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Approved By Stockholders(1)	8,688,495	(2)	$3.21	1,032,955	(3)
Not Approved by Stockholders(4)	1,325,000		$1.79	n/a

(1)	The Company has issued stock options and restricted stock under its 1996 Stock Incentive Plan (the “1996 Plan”), the 1999 Supplemental Stock Option Plan (the “1999 Plan”) and the 2004 Stock Compensation Plan (the “2004 Plan”), all of which were approved by stockholders. The 2004 Plan superseded the 1996 Plan, as amended, and the 1999 Plan, as amended, as of May 6, 2004, although stock options and restricted stock under the 1996 and 1999 Plans outstanding as of that date remain subject to the terms of those plans.

(2)	Includes options originally issuable under various benefit plans of entities acquired by us.

(3)	This number excludes options and restricted shares outstanding and shares issued upon exercise of options plan-to-date, as of December 31, 2007.

(4)

The Company has issued stock options outside of stockholder-approved equity compensation plans as inducements for the employment of the following executives: Keith B. Hagen (550,000; exercise price of $1.83), James R. Klein (200,000; exercise price of $1.74), Steven V. Russell (75,000; exercise price of $1.24), Brook A. Carlon (100,000; exercise price of $3.00), and John C. Wright (750,000, of which 400,000 options remain to be exercised; 400,000; exercise price of $1.82). Mr. Wright’s service to the Company terminated on August 31, 2005. All such options were granted pursuant to an Inducement Stock Option Agreement entered into between the Company and the individual executive. The terms of these Inducement Stock Option Agreements provide (i) for a fixed exercise price as set forth in each agreement, which is the closing price of the Company’s common stock on the grant date or the last trading day prior to the grant date or state the exercise price will be the closing price of the Company’s common stock on the grant date or the last trading day prior to the grant date; (ii) options have a maximum term of ten years; (iii) 25% of the recipient’s options vest on the first anniversary of the grant, with the remaining 75% vesting pro rata in a series of 36 equal monthly installments upon the recipient’s completion of each month of employment after the first anniversary of the grant date; (iv) upon the executive’s involuntary termination (other than a termination for cause) or a change in control of the Company, all options fully vest and remain exercisable for 12 months (for Mr. Wright, this was 36 months) or until the expiration date (which is ten years from the grant date); (v) upon the executive’s death or permanent disability, all options that had vested until the date of cessation of service remained exercisable for 12 months (for Mr. Klein, 6 months; for Mr. Wright, 36 months, and Mr. Wright was to be credited with an extra 12 months of service in the event of his death or permanent disability); (vi) upon the executive’s voluntary termination, all options that had vested until the date of cessation of service remained exercisable for 3 months (for Mr. Wright, 36 months); and (vii) upon the executive’s termination for cause, the options terminate immediately.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires QuadraMed’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of QuadraMed’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of QuadraMed’s equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish QuadraMed with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, QuadraMed believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2007, were met in a timely manner by its directors, executive officers, and greater than ten percent (10%) beneficial owners.

PROPOSAL TWO

APPROVAL AND RATIFICATION OF TECHNICAL TAX-RELATED AMENDMENTS TO THE 2004 STOCK COMPENSATION PLAN

The second proposal item to be voted on is the approval and ratification of amendments to the 2004 Stock Compensation Plan.

General

You are being asked to approve and ratify certain technical tax-related amendments to the 2004 Stock Compensation Plan (the “2004 Plan”), which provides employees the opportunity to acquire common stock ownership in the Company.

On May 6, 2004, the stockholders approved the adoption of the 2004 Plan, which provides stock compensation to employees, consultants, directors, and advisors based on their service to the Company, their performance and other factors. The 2004 Plan has a ten-year term, ending on May 6, 2014. The 2004 Plan authorizes the issuance of nonqualified and incentive stock options (within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”)), stock appreciation rights, restricted stock and restricted stock units. The Plan is currently limited to a maximum distribution of 4,536,369 shares, with a limit of 1,500,000 shares that may be granted to any one individual as stock options or stock appreciation rights in any one calendar year period. Stock options, restricted stock, restricted stock units and stock appreciation rights granted under the 2004 Plan will become exercisable/fully vested upon the occurrence of a change in control as defined in the 2004 Plan. As of March 28, 2008, 3,847,659 shares of common stock had been awarded under the 2004 Plan, of which 139,558 shares had been cancelled, leaving only a total of 828,628 shares available for grants under the 2004 Plan.

Since the stockholders’ adoption of the 2004 Plan, the U.S. Congress passed the American Jobs Creation Act of 2004 (the “Jobs Creation Act”). Section 409A of the Code, added by the Jobs Creation Act (“Section 409A”) provides new, more restricted rules regarding the ability of employers and employees to defer income. The Company’s review of the 2004 Plan revealed the necessity and advisability of revising certain provisions of the 2004 Plan as a measure of “good faith compliance” with Section 409A, final Treasury Regulations and applicable Internal Revenue Service (“IRS”) guidance. Failure to comply with Section 409A will subject employees to current taxation and excise taxes on deferred earnings, and could result in liability for the Company to the extent it does not withhold the proper amount from the deferred earnings. Based upon the Company’s review, on March 6, 2008, the Board and the Compensation Committee approved amendments to the 2004 Plan and recommended them for submission to the Company’s stockholders for approval and ratification. Accordingly, the Company proposes to amend and restate the 2004 Plan to:

•

Delete the deferral provision of the 2004 Plan, which allows a holder of stock options or stock appreciation rights granted pursuant to the 2004 Plan to irrevocably elect to defer the delivery of proceeds from the exercise of such rights;

•

Delete the Director Fee Option Grant Program of the 2004 Plan, which allows non-employee board members to elect to apply all or a portion of their annual retainer fee otherwise payable in cash to the acquisition of special in-the-money options; and

•

Revise the 2004 Plan to reflect the fact that the Board should not have discretion to reprice options or other stock rights in a way such that the exercise price of the stock rights would be below the fair market value of the underlying stock as of the date of grant.

In all other respects, the existing terms of the 2004 Plan will remain unchanged.

In consenting to this proposal, you will consent to the amendment and restatement of the 2004 Plan to reflect the proposed amendments. A full-text copy of the 2004 Plan, showing the proposed amendments, as well a full-text copy of the 2004 Plan as proposed to be amended and restated are attached hereto as Exhibit A and Exhibit B, respectively.

Reasons for the Proposed Amendments

The Company believes that it is in the best interest of the Company’s stockholders and employees to revise the 2004 Plan as a measure of “good faith compliance” with Section 409A and final Treasury Regulations. Failure to comply with Code Section 409A will subject employees to current taxation on deferred earnings and subject the Company to excise taxes for withholding less than the proper amount of employee earnings as required by the IRS.

The Board of Directors unanimously recommends that you vote FOR this proposal.

PROPOSAL THREE

APPROVAL AND RATIFICATION OF AN AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD THE DISCRETION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK

The third proposal item to be voted on is the approval and ratification of an amendment of the Certificate of Incorporation to authorize our Board of Directors to effect a reverse stock split of our outstanding common stock in the range of one-for-three to one-for-five, without further approval of our stockholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interest of the Company and our stockholders.

The Company is presently considering listing its common stock on the NASDAQ Global Market and de-listing from the American Stock Exchange (“AMEX”). In order to meet the NASDAQ Global Market listing requirements, the Company’s common stock price must equal or exceed $5.00 per share. As a result, the Board of Directors has determined that it may be in the best interest of the Company to effect a reverse stock split in the near future in an effort to increase the price of the Company’s common stock above $5.00 per share. As such, you are being asked to approve and ratify an amendment of the Certificate of Incorporation authorizing a reverse stock split in the range of one-for-three to one-for-five and granting the Board of Directors the discretion to effect the reverse stock split within this range at any time and at such ratio that it determines appropriate. Further discussion of the reasons for, and possible consequences of, the reverse stock split can be found below in the subsections titled “Reasons for the Reverse Stock Split” and “Possible Effects of the Reverse Stock Split.”

If this proposal is approved, the Board of Directors will have the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect, at any time it believes to be most advantageous to the Company and its stockholders, but on or before December 31, 2008, a reverse stock split in the range of one-for-three to one-for-five. A reverse stock split would be effected by the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Board of Directors will have the ability to decline to file the Amended and Restated Certificate of Incorporation without further stockholder action if it subsequently determines that a reverse stock split is no longer in the best interest of the Company.

If the reverse stock split is effected, the number of shares of common stock owned by each stockholder will be reduced by the same proportion as the reduction in the total number of shares of common stock outstanding, so that the percentage of the outstanding common stock owned by each stockholder after the reverse stock split will remain approximately the same as the percentage owned before the reverse stock split. The proportions may not be exactly the same due to the treatment of fractional shares that may result from the reverse stock split. The proposed reverse stock split will reduce the number of shares of outstanding common stock as well as reduce proportionately the number of shares of authorized common stock. Depending on the reverse stock split ratio, if any, selected by the Board, the Company’s authorized capital stock will be affected as follows:

	Outstanding Common Stock(1)	Outstanding Preferred Stock	Authorized Common Stock	Authorized Preferred Stock	Authorized Capital Stock
Current as of March 31, 2008(2)	87,617,760	4,000,000	150,000,000	5,000,000	155,000,000
One-for-Three	29,205,920	4,000,000	50,000,000	5,000,000	55,000,000
One-for-Four	21,904,440	4,000,000	37,500,000	5,000,000	42,500,000
One-for-Five	17,523,552	4,000,000	30,000,000	5,000,000	35,000,000

(1)	Fully diluted.

(2)	For comparison purposes.

The reverse stock split will not affect the par value of the common stock, nor will it affect any stockholder’s proportionate voting power.

Although the number of shares of the Company’s Series A Preferred Stock will not be affected, if and when the reverse stock split is effected, the Series A Preferred Stock will have a new conversion ratio based upon the reverse stock split and the Company will prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price and the effective date that such adjustment becomes effective, shall file such notice with the transfer agent for the Series A Preferred Stock and shall mail such notice of such adjustment of the Conversion Price to the holders of Series A Preferred Stock.

The Company has granted options to purchase the Company’s common stock to its employees as authorized by the 2004 Plan, the 1999 Plan and the 1996 Stock Incentive Plan. In addition, the Company’s 2002 Employee Stock Purchase Plan (the “2002 Plan”) allows eligible employees to purchase Company common stock at a discount. The Company will continue to grant options to purchase Company common stock to its employees as authorized by the 2004 Plan and will continue to allow employees to purchase Company common stock under the 2002 Plan. The terms of the plans provide for appropriate adjustment in the number and class of shares reserved for granting of awards and in the number, class and prices of shares covered by the awards granted pursuant to the plans but not yet exercised. If the reverse stock split is implemented, the Board of Directors or the applicable plan administrator will take the above-mentioned appropriate action(s).

As the Company’s common stock is registered under the 1934 Act, the Company is subject to the reporting and other requirements of the 1934 Act. The reverse split, if implemented, will not affect the registration of the Company’s common stock under the 1934 Act or our reporting or other requirements thereunder. Our common stock is currently traded on AMEX under the symbol “QD,” subject to our continued satisfaction of the AMEX listing requirements. However, following the reverse stock split and contingent upon acceptance for listing by the NASDAQ, the Company plans to list its common stock on the NASDAQ Global Market and remove its common stock from listing on AMEX. While the primary reason for the proposed reverse stock split is to meet the listing requirements of, and obtain listing on, the NASDAQ Global Market, there can be no assurance that the Company’s common stock will be accepted for listing on the NASDAQ Global Market. Further, as the reverse stock split is a prerequisite for acceptance for such listing, the reverse stock split will not occur simultaneously with a listing on the NASDAQ Global Market and may, if effected by the Board, occur whether or not the Company’s common stock is accepted for listing on the NASDAQ Global Market. Finally, should the Company or its common stock not meet the more rigorous requirements for listing on the NASDAQ Global Market, or should the Board determine that it is in the best interest of the Company, the Company may seek to list its common stock on the NASDAQ Capital Market in lieu of the NASDAQ Global Market.

Reasons for the Reverse Stock Split

Obtaining a listing of the shares of the Company’s common stock on the NASDAQ Global Market is the primary reason for the reverse stock split. Based upon the current market price of our common stock, the Company would not satisfy the $5.00 minimum bid price requirement necessary for such a listing. Consequently, the Board of Directors intends to amend the Certificate of Incorporation to authorize a reverse stock split and to subsequently effect such a reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading market for the common stock. A reverse stock split would result in a recapitalization intended to increase the per share value of the Company’s common stock. However, even if the Company effects the reverse stock split, there can be no assurance of an increase in the per share trading price of our common stock.

Our Board of Directors believes that a reverse stock split would also be beneficial for the follow reasons:

•

It could heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company by increasing the trading price of our common stock and decreasing the number of outstanding shares of our common stock;

•	It could help to attract institutional investors who have internal policies that either prohibit them from purchasing stocks below a certain minimum price or tend to discourage individual brokers from recommending such stocks to their customers. It may also encourage investors who had previously been dissuaded from purchasing our Company’s common stock because commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks.

Text of the Proposed Amendment

If the Board determines to effect the reverse stock split upon the approval of the proposal by the shareholders, the Company proposes to amend the Certificate of Incorporation by adding the following provision to the end of Article Fourth:

“(c) Reverse Stock Split. As of 12:01 A.M. (Eastern Time) on [            ], 2008 (the “Effective Time”), each issued and outstanding share of the Company’s Common Stock, par value $0.01 per share, (the “Pre-Split Common Stock”) shall be, and hereby is, automatically reclassified as and changed into [one-  th(1/  )] of a share of Common Stock, par value $0.01 per share (the “Post-Split Common Stock”). No fractional shares shall be issued. Stockholders who, immediately prior to the Effective Time, own a number of shares Pre-Split Common Stock which is not evenly divisible by four shall, with respect to such fractional interest, be entitled to receive cash from the Company in lieu of fractions of shares of Post-Split Common Stock as provided below. The Corporation shall, as determined by the Board of Directors, arrange for the disposition of fractional interests by those otherwise entitled thereto, by the mechanism of having the exchange agent of the Company aggregate all fractional shares collectively held by Company stockholders into whole shares and arrange for them to be sold on the open market. Stockholders otherwise entitled to fractional shares will receive a cash payment in lieu thereof in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date the stockholder receives his or her cash payment. Each certificate that, prior to the Effective Time, represented shares of Pre-Split Common Stock shall, from and after the Effective Time, represent that number of whole shares of Post-Split Common Stock into which the shares of Pre-Split Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record one or more stock certificates that represented shares of Pre-Split Common Stock shall receive, upon surrender of such certificate(s) unless otherwise instructed by such holder, book-entry shares in lieu of one or more new certificates evidencing and representing the number of whole shares of Post-Split Common Stock to which such person is entitled under the foregoing reclassification and combination.”

Further, if the reverse stock split as described in this Proposal Three is approved, and the Board determines to effect the reverse stock split, the amendment to the Company’s Certificate of Incorporation to adjust the number of shares of common stock authorized for issuance will also amend section (a) of Article Fourth so that it shall read in one of the following three ways:

In the event of a one-for-three reverse split:

(a) The Corporation is authorized to issue 55,000,000 shares of capital stock, $0.01 par value. The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value
Common Stock	50,000,000	$0.01
Preferred Stock	5,000,000	$0.01
Total	55,000,000

In the event of a one-for-four reverse split:

(a) The Corporation is authorized to issue 42,500,000 shares of capital stock, $0.01 par value. The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value
Common Stock	37,500,000	$0.01
Preferred Stock	5,000,000	$0.01
Total	42,500,000

In the event of a one-for-five reverse split:

(a) The Corporation is authorized to issue 35,000,000 shares of capital stock, $0.01 par value. The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value
Common Stock	30,000,000	$0.01
Preferred Stock	5,000,000	$0.01
Total	35,000,000

A copy of the proposed amended and restated Certificate of Incorporation, which includes the amendments proposed under this Proposal Three, and which assumes for illustrative purposes only a one-for-four reverse stock split, is attached to this proxy statement as Exhibit C.

Possible Effects of the Reverse Stock Split

•

Once the reverse stock split is implemented, Company common stockholders will own a fewer number of shares than they currently own. Although the Board expects that the reduction in outstanding shares of common stock will result in an increase in the per share price of the Company’s common stock, there is no assurance that such a result will occur. Nor is there any assurance that the reverse stock split will result in a permanent increase in the per share price, which can be dependent on several factors.

•

Should the per share price of our common stock decline upon implementation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse split, due to the smaller number of shares outstanding.

•

The anticipated resulting increase in per share price of the Company’s common stock would encourage interest in the Company’s common stock and possibly promote greater liquidity for our stockholders. However, such liquidity could also be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

•	The reverse stock split could be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization.

•

The primary purpose for the proposed reverse stock split is to secure listing on the NASDAQ Global Market or NASDAQ Capital Market. However, the reverse stock split is a prerequisite for listing and there can be no assurance that the NASDAQ will accept our common stock on these markets. If our common stock fails to list on the NASDAQ Global Market or NASDAQ Capital Market, we intend to remain on AMEX, and our liquidity may be negatively affected.

•

The number of shares held by each individual stockholder will be reduced if the reverse stock split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

•

Although the number of Series A Preferred Stock shares will remain the same after the reverse stock split, the conversion price for the Series A Preferred Stock will be adjusted to reflect the reverse stock split. As with the common stock, while the Board believes that the reduction in outstanding shares of common stock will likely also result in an increase in the per share price of the Series A Preferred Stock, there is no assurance that such price increase will occur, or, that if it does occur, that such price increase will be permanent.

Procedures for Effecting the Reverse Stock Split and Filing Amended and Restated Certificate of Incorporation

If the stockholders approve the reverse stock split, the amendment of the Certificate of Incorporation will become effective upon the filing of an Amended and Restated Certificate of Incorporation with the Secretary of

State of the State of Delaware. The actual timing of any such filing will be made by the Board at such time as the Board believes to be most advantageous to the Company and its stockholders.

Payment for Fractional Shares

No fractional shares of common stock would be issued as a result of the reverse stock split, if any. Instead, each stockholder otherwise entitled to a fractional share would be entitled, upon surrender of the applicable stock certificate(s), to receive a cash payment (without interest) in lieu of such fractional share.

Exchange of Pre-Reverse Stock Split Shares with Post-Reverse Stock Split Shares

Upon implementing the reverse stock split, if any, our transfer agent will act as our exchange agent to act for holders of common stock in implementing the exchange of their pre-reverse stock split shares with post-reverse stock split shares.

Registered Book Entry Stockholder. Holders of common stock holding all of their shares electronically in book-entry form with the Company’s transfer agent do not need to take any action (the exchange will be automatic) to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest (as described above under “Payment for Fractional Shares”), if applicable.

Registered Certificated Stockholder. Some of our stockholders hold their shares in certificate form or a combination of certificate and book-entry entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your pre-reverse stock split certificate(s), you will be issued the appropriate number of shares electronically in book-entry form under the Direct Registration System (“DRS”), and if you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Payment for Fractional Shares.” No new shares in book-entry form will be issued and no payment in lieu of any fractional share interest will be made to you until you surrender your outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. At any time after receipt of your DRS statement, you may request a stock certificate representing your ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Accounting Adjustments

Adjustments to our financial statements to reflect the reverse stock split, if any, are expected to be minimal. If the reverse stock split is approved by the stockholders and effected by the Board, the par value of our common stock will remain $0.01 per share. As a result, on the effective date of the reverse stock split the stated capital of the common stock on our balance sheet will be reduced to approximately 20% (in a one-for-five split), 25% (in a one-for-four split) or 33% (in a one-for-three split) of its present amount, and the additional paid-in capital account will be increased with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Our historical earnings per share data would also be restated to reflect the reverse stock split. The expected immediate effect of the reverse stock split in the market would be an increase in the trading price per share for our common stock and a decrease in the number of post-reverse stock split shares of common stock available for trading, as compared to pre-reverse stock split levels.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary of the federal income tax consequences of a reverse stock split, if any, is for general information only. The summary does not address stockholders subject to special rules, such as persons who acquired shares of the Company’s common stock in compensatory transactions, certain financial institutions, tax-exempt entities, regulated investment companies, insurance companies, partnerships or other pass-through entities, persons who are not U.S. citizens or taxed as U.S. resident aliens, persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, individual retirement accounts or tax-deferred accounts, dealers in securities or currencies, persons holding shares in connection with a hedging transaction, “straddle,” conversion transaction or a synthetic security or other integrated transaction, and stockholders whose “functional currency” is not the U.S. dollar. This summary is based on current law, including the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, existing and proposed Treasury Regulations, and interpretations of the foregoing, all as of March 31, 2008. All of the foregoing authorities are subject to change (possibly with retroactive effect) and any such change may result in U.S. federal income tax consequences to a stockholder that are materially different from those described below. This summary does not address tax considerations under state, local, foreign, and other laws.

Federal Income Tax Consequences to the Company

No gain or loss will be recognized by the Company as a result of the reverse stock split.

Federal Income Tax Consequences to the Stockholders

The reverse stock split is intended to constitute a reorganization within the meaning of section 368 of the Code. Accordingly, a stockholder generally will not recognize gain or loss for U.S. federal income tax purposes on the reverse stock split (except with respect to any cash received in lieu of a fractional share as described below). The aggregate adjusted basis of the post-reverse stock split shares will be the same as the aggregate adjusted basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the stockholder’s basis allocated to fractional share interests), and the holding period(s) of the post-reverse stock split shares received will include the stockholder’s respective holding period(s) for the pre-reverse stock split shares exchanged.

Because the cash payment for fractional share interests represents a mere mechanical rounding off incident to the recapitalization, a stockholder who receives cash for fractional shares should generally recognize gain or loss, as the case may be, for U.S. federal income tax purposes measured by the difference between the amount of cash received and the tax basis of such stockholder’s pre-reverse stock split shares corresponding to the fractional share interest. Such gain or loss will be capital gain or loss (if such stock was held as a capital asset), and any such capital gain or loss will generally be long-term capital gain or loss to the extent such stockholder’s holding period exceeds 12 months. The deductibility of capital losses may be subject to certain limitations.

Backup Withholding

A non-corporate stockholder may be subject to backup withholding at a 28% rate on cash payments received pursuant to the reverse stock split unless such stockholder provides a correct taxpayer identification number to his or her broker or to the Company and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional U.S. federal income tax. Rather, any amount withheld under these rules will be creditable against the stockholder’s U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF A REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND/OR FOREIGN INCOME TAX AND OTHER LAWS.

The Board of Directors unanimously recommends that you vote FOR this proposal.

PROPOSAL FOUR

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The fourth proposal item to be voted on is to approve the appointment of BDO Seidman, LLP as QuadraMed’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

The Audit Committee has appointed, and the Board has approved, BDO Seidman, LLP to act as our independent registered public accounting firm for the fiscal year ending December 31, 2008. The Board has directed that such appointment be submitted to our stockholders for ratification. BDO Seidman, LLP has been the Company’s independent registered public accounting firm for the preceding six fiscal years.

Stockholder ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm is not required. The Board, however, is submitting the appointment to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board will reconsider whether or not to retain BDO Seidman, LLP or another firm. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different accounting firm at any time during the 2008 fiscal year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of BDO Seidman, LLP are expected to be present at the 2008 Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire. They will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that you vote FOR this proposal.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. All members of the Audit Committee meet the independence and knowledge requirements of the Sarbanes-Oxley Act of 2002 and the marketplace rules of the American Stock Exchange. The Audit Committee oversees QuadraMed’s financial reporting process on behalf of the Board of Directors. The Audit Committee appoints and retains QuadraMed’s independent registered public accounting firm, whose appointment is confirmed and ratified by the Board of Directors. Management has the primary responsibility for overseeing preparation of the financial statements and the overall reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007 (the “Annual Report”) with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with BDO Seidman, LLP, our independent registered public accounting firm who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with BDO Seidman, LLP such firm’s independence from management and QuadraMed, and has received and reviewed the written disclosures and letter from BDO Seidman, LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the Annual Report for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

AUDIT COMMITTEE

Robert L. Pevenstein, Chairman

Robert W. Miller

James E. Peebles

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For work performed in regard to fiscal years 2007 and 2006, BDO Seidman, LLP billed QuadraMed the following fees for services, as categorized:

	2007		2006
Audit Fees	$1,274,000		$771,200
Audit Related Fees	$156,000	(1)	$15,000	(2)
Tax Fees	—		—
All Other Fees	—		—

Total	$1,430,000		$786,200

(1)	Audit related fees in 2007 were fees associated with (i) due diligence services and procedures related to the acquisition of the Computerized Patient Record assets and related business of Misys Hospital Systems, Inc. and (ii) the audit of the Company’s 401(k) Plan.

(2)	Audit related fees in 2006 were fees associated with the audit of the Company’s 401(k) Plan.

Before the Company’s independent registered public accounting firm is engaged to render audit or non-audit services, the engagement is approved by the Audit Committee. The Audit Committee is required under the provisions of its written charter to pre-approve all audit services and permissible non-audit services as set forth in Section 10A(i) of the 1934 Act. In fiscal year 2007, all audit and audit related services were either pre-approved by the Audit Committee or by the Chairman of the Audit Committee on behalf of the Audit Committee. The Audit Committee concluded that the performance of such services by BDO Seidman, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2008 Annual Meeting of Stockholders other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board, or in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

From time to time stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. Under the rules of the Securities and Exchange Commission, to be included in the proxy statement for the 2009 Annual Meeting of Stockholders, the Company must receive proposals no later than December 31, 2008.

Pursuant to the Company’s Amended and Restated Bylaws, stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. Our Bylaws require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Company no later than the close of business on the 60th day prior to nor earlier than the close of business on the 90th day prior to the anniversary date of the previous year’s annual meeting. To be eligible for consideration at the 2009 Annual Meeting of Stockholders, proposals that have not been submitted by the deadline for inclusion in the proxy statement must be received by the Company between March 7, 2009 and April 6, 2009. In the event the date of the 2009 Annual Meeting of Stockholders is changed by more than 30 days from the date contemplated as of the date of this proxy statement, stockholder notice must be received not earlier than the close of business on the 90th day prior to the 2009 Annual Meeting of Stockholders nor later than the close of business on the 60th day prior to the 2009 Annual Meeting of Stockholders. However, in the event a public announcement of the date of the 2009 Annual Meeting of

Stockholders is first made fewer than 70 days prior to such annual meeting, stockholder proposals must be made by the close of business on the 10th day following such public announcement. These provisions are intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

********************

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By order of the Board of Directors,

David L. Piazza
Executive Vice President, Chief Financial Officer and Corporate Secretary

[                    ], 2008

Reston, Virginia

EXHIBIT A

(Proposal Two)

QUADRAMED CORPORATION

AMENDED AND RESTATED

2004 STOCK COMPENSATION PLAN

(blackline)

1. Purpose

The purpose of this 2004 Stock Compensation Plan is to secure for QuadraMed Corporation and its stockholders, the benefits of the incentive inherent in common stock ownership by the employees, consultants, directors and advisors of and to QuadraMed Corporation and its Subsidiaries and Affiliates in order to ensure the future growth and continued financial success of the QuadraMed Corporation, and its Subsidiaries and Affiliates. The Company intends that the Plan not be a “nonqualified deferred compensation plan” for purposes of Section 409A of the Code (including any amendments or replacements of such section, and all applicable guidance promulgated thereunder), and the Plan shall be so construed.

2. Definitions

The following terms wherever used herein shall have the meanings set forth below.

(a) The term “Affiliate” shall mean any entity in which the Company or a Subsidiary has an ownership interest of at least 50%.

(b) The term “Award” means award of an Option, Stock Appreciation Right (“SAR”), Restricted Stock or Restricted Stock Unit under the Plan.

(c) The term “Award Agreement” shall mean an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(d) The term “Board” shall mean the Board of Directors of QuadraMed Corporation.

(e) The term “Cause” shall mean (a) the Participant’s conviction of, or entering a guilty plea with respect to, any crime (whether or not involving the Company); (b) conduct of the Participant related to the Participant’s employment for which either criminal or civil penalties against the Participant or the Company may be sought; (c) material violation of the Company’s policies, including, but not limited to those set forth in Company manuals or statements of policy; (d) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties; or (e) the commission of any act of fraud, embezzlement or dishonesty by the Participant or any other intentional misconduct by such person that adversely affects the business or affairs of the Company, its Affiliates or Subsidiaries.

(f) The term “Change in Control” shall mean:

(i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the Company’s state of incorporation;

(ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) a transfer of all or substantially all of the Company’s assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company’s resulting interest is less than fifty percent (50%);

(iv) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

(v) on or after the date hereof, a change in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the securities of the combined voting power of the Company’s outstanding securities; or

(vi) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election.

(g) The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(h) The term “Committee” shall mean the Compensation Committee of the Board.

(i) The term “Common Stock” shall mean the shares of common stock of QuadraMed Corporation.

(j) The term “Company” shall mean QuadraMed Corporation and/or any of its Subsidiaries and Affiliates as the context requires.

(k) The term “Effective Date” shall mean the date this Plan is approved by the Board.

(l) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) For purposes of determining the “Fair Market Value” of a share of Common Stock on any relevant date, the following rules shall apply:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on such date, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on such date, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is not at the time traded on any Stock Exchange and is not reported on the Nasdaq National Market or any successor system, then the Fair Market Value shall be the average between the highest bid and lowest asked prices for the Common Stock on the date in question by an established quotation service for over-the-counter securities.

(iv) If the Common Stock is not at the time traded on any Stock Exchange, is not reported on the Nasdaq National Market or a successor system, and is not otherwise publicly traded, then the Fair Market Value shall be established by the Committee acting in good faith and taking into consideration all factors which it deems appropriate, including, without limitation, recent sale or offer prices for the Common Stock in private arms-length transactions, but without regard to any restriction other than a restriction which, by its terms, will never lapse (as defined in Treasury Regulations section 1.83.3(h)), and subject to the applicable requirements, if any, of Section 409A of the Code.

(n) The term “Immediate Family Member” shall mean a Participant’s spouse, parents, children, stepchildren, grandchildren and legal dependents.

(o) The term “Incentive Stock Option” shall mean any Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422~~(b)~~ of the Code.

(p) The term “Insider” shall mean any person who is subject to the reporting obligations of Section 16(a) of the Exchange Act.

(q) The term “Nonqualified Stock Option” shall mean any Option granted pursuant to the Plan that is not an Incentive Stock Option.

(r) The term “Option” or “Stock Option” shall mean a right granted pursuant to the Plan to purchase shares of Common Stock at an exercise price established by the Committee pursuant to the Plan.

(s) The term “Optionholder” shall mean a person to whom an Option is granted pursuant to the Plan, or, if applicable, such other person who holds an outstanding Option.

(t) The term “Participant” means a person to whom an Award is granted pursuant to the Plan.

(u) The term “Permanent Disability” or “Permanently Disabled” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Non-Employee Director Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

(v) The term “Plan” shall mean the QuadraMed Corporation 2004 Stock Compensation Plan, as the same may be amended from time to time.

(w) The “Prior Plan” shall mean the QuadraMed Corporation 1996 Stock Incentive Plan and the QuadraMed Corporation 1999 Supplemental Stock Option Plan, as applicable.

(x) The term “Restricted Stock” means shares of Common Stock awarded under the Plan that are subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service or achievement of performance or other objectives, as determined by the Committee pursuant to Paragraph ~~11~~10 of the Plan.

(y) The term “Restricted Stock Unit” shall mean an Award payable in cash or Common Stock and represented by a bookkeeping credit where the amount represented by the bookkeeping credit of each Restricted Stock Unit equals the Fair Market Value of a share of Common Stock on the date of grant and which amount shall be subsequently increased or decreased to reflect the Fair Market Value of a share of Common Stock on any date from the date of grant up to the date ~~of~~the Restricted Stock Unit is paid to the Participant in cash or Common Stock. Restricted Stock Units are not outstanding shares of Common Stock and do not entitle a Participant to voting or other rights with respect to Common Stock; provided, however, that an Award of Restricted Stock Units may provide for the crediting of additional Restricted Stock Units based on the value of dividends paid on Common Stock while the Award is outstanding.

(z) The term “Stock Appreciation Right” or “SAR” shall mean a right to receive, either in cash or Common Stock, as determined by the Committee, the excess of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which right is granted pursuant to Paragraph 9 hereof and subject to the terms and conditions contained herein.

(aa) The term “Stock Exchange” shall mean the American Stock Exchange, the New York Stock Exchange, the Boston Stock Exchange or any other “national securities exchange” within the meaning of the Exchange Act.

(bb) The term “Subsidiary” shall mean any corporation which at the time qualified as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424 of the Code.

3. Effective Date of the Plan

This Plan shall become effective upon stockholder approval, provided that such approval is received before the expiration of one year from the date this Plan is approved by the Board, and provided further that the Board may make Awards pursuant to the Plan prior to such stockholder approval if such Awards by their terms are contingent upon subsequent stockholder approval of this Plan.

4. Administration

(a) The Plan shall be administered by the Committee.

(b) The Committee may establish, from time to time and at any time, subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

(c) Notwithstanding the provisions of this Paragraph 4, the Chief Executive Officer of the Company, shall have authority to grant to any person, other than an Insider, an annual Award or Awards up to an aggregate of 50,000 shares of Common Stock per Participant; and any such Award or Awards shall, for purposes of this Plan, be considered as the action of the Committee.

(d) Awards shall be granted by the Company and shall become effective only after prior approval of the Committee, and upon the execution of an Award Agreement between the Company and the recipient of the Award.

(e) ~~All Awards under the Plan are subject to withholding of all applicable taxes~~An employee that is granted an Award is required, no later than the date as of which the value of the grant first becomes includible in the employee’s gross income for U.S. federal income tax purposes, to pay to the Company, or to make arrangements satisfactory to the Company regarding payment of all applicable taxes required by law to be withheld by the Company with respect to the Award grant. The obligations of the Company under the Plan are conditional on the employee’s making of such payments or arrangements, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligation to be satisfied through cash payments, through the surrender of shares of Common Stock which the participant already owns, or through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

(f) The Committee’s interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Committee shall be final and binding on all persons, unless otherwise determined by the Board. No member of the Committee or the Board shall be liable for any action taken or determination made, in respect of the Plan, in good faith.

(g) The Committee may impose such other terms and conditions, as it deems advisable, including, without limitation, restrictions and requirements relating to (i) the registration, listing or qualification of the Common Stock, (ii) the grant or exercise of purchase rights under the Plan, or (iii) the shares of Common Stock acquired under the Plan.

(h) Notwithstanding any other provisions of the Plan, the Company shall have no obligation to deliver any shares of Common Stock under the Plan or make any other distribution of any benefit under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of the Exchange Act or any securities exchange or similar entity.

5. Participation in the Plan

(a) Participation in the Plan shall be limited to the employees of the Company (including prospective employees conditioned on their becoming employees) and any advisor, consultant, director or other person providing services to the Company who shall be designated by the Committee.

(b) No member of the Committee shall participate in deliberations concerning the granting of, and the terms and conditions of, his or her own Award.

6. Stock Subject to the Plan

(a) The amount of Common Stock which may be made subject to Awards under this Plan shall be 4,536,369 shares, which is the amount of shares of Common Stock available for, and not made subject to, grants of options or other awards under the Prior Plans as of March 29, 2004, subject to adjustment based upon grants under the Prior Plans between March 29, 2004 and the Effective Date of the Plan. To determine the number of shares of Common Stock available at any time for the granting of Awards, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Awards have been granted pursuant to the Plan that are still outstanding or have been exercised. The shares of Common Stock to be issued upon the exercise of Awards granted pursuant to the Plan shall be made available from the authorized and unissued shares of Common Stock or shares subsequently acquired by the Company as treasury shares. If for any reason shares of Common Stock as to which an Award has been made are forfeited or otherwise cease to be subject to purchase thereunder, then such shares of Common Stock again shall be available for issuance pursuant to the exercise of Awards pursuant to the Plan.

(b) Subject to Paragraph 6(c), the maximum number of shares that may be covered by Awards granted to any one individual pursuant to Paragraph 7 (relating to Options) or Paragraph 9 (relating to SARs) shall be one million five hundred thousand (1,500,000) shares during any one calendar year period; and the maximum number of shares that may be issued to any one individual in conjunction with the Awards granted pursuant to Paragraph ~~11~~10 (relating to Restricted Stock Awards) shall be seven hundred fifty thousand (750,000) shares during any one calendar year period.

(c) In the event of a recapitalization, stock split, reverse stock split, stock dividend, combination of shares of Common Stock, share exchange or any similar corporate transaction or event in respect of the Common Stock, the Plan will be appropriately adjusted in the number and class of shares reserved for the granting of Awards ~~and in the number, class and price of shares covered by~~ . Awards granted pursuant to the Plan but not then exercised~~.~~ will be proportionately adjusted to reflect such event; provided that the aggregate exercise price of the adjusted Award will not be less than the aggregate exercise price of the Award prior to such event. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

7. Terms and Conditions of Options

(a) Each Option granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Committee may approve, which agreement shall be subject to the terms and conditions of this Plan, and shall contain such terms and conditions, as the Committee shall prescribe.

(b) The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time the Option is granted but will ~~not~~never be less than the Fair Market Value of a share of Common Stock as of the date of the grant of such Options. The number of shares of Common Stock subject to the Option will be fixed in the Award Agreement.

(c) Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to ten (10) years from the date on which it is granted. The term of each Option shall be determined by the Committee at the time of grant of the Option, provided that if no term is established by the Committee the term of the Option shall be ten (10) years from the date on which it is granted.

(d) The Optionholder’s right to exercise the Option shall vest as follows: (i) 25% of the Option shares shall vest upon the Participant’s completion of one year of continuous service with the Company; and (ii) the balance of the Option shares shall vest in a series of thirty-six (36) equal successive monthly installments upon the Participant’s completion of each additional month of continuous employment. The Committee may, however, provide in the Award Agreement that the right to exercise each Option for the number of shares subject to each Option shall vest in the Optionholder over any other shorter or longer period, or in periodic installments that may, but need not, be equal; and the Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. However, in the event of a Change in Control, any Option that is not then fully exercisable, shall become fully exercisable immediately prior to that Change in Control.

(e) Options shall be nontransferable and nonassignable, except that Options may be transferred by testamentary instrument or by the laws of descent and distribution, and shall be exercisable by the Participant during his lifetime only by him. Notwithstanding the foregoing, the Committee may set forth in the Award Agreement at the time of grant or thereafter, that the Option (other than an Incentive Stock Option) may be transferred to Immediate Family Members, to trusts solely for the benefit of such Immediate Family Members, and to partnerships in which such Immediate Family Members and/or trusts are the only partners. Any transfer of Options made under this provision shall not be effective until notice of such transfer is delivered to the Company. In the event an Option is transferred in accordance with the foregoing, the Option shall be exercisable solely by the transferee and shall remain subject to the provisions of the Plan. The Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Upon voluntary or involuntary termination of a Participant’s active service with the Company for any reason (including illness or disability), his or her Option and all rights thereunder shall terminate effective ninety (90) days, or two (2) years, in the case of an Insider, after the date the Optionholder ceases active, regular service with the Company, except (i) to the extent previously exercised and (ii) as provided in subparagraphs (g), (h) and (i) of this Paragraph ~~7.~~7; provided that in no event may any Option be exercised after the expiration of the term of the Option.

(g) In the event a Participant (i) takes a leave of absence from the Company for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government or (ii) terminates his or her employment or ceases providing services to the Company, by reason of illness, Permanent Disability, voluntary termination with the consent of the Committee, or other special circumstances, the Committee may consider his or her case and may take such action in respect of the related Award Agreement as it may deem appropriate under the circumstances, including accelerating the time previously granted Options may be exercised ~~and extending the time following the Participant’s termination of active employment during which the Optionholder is entitled to purchase the shares of Common Stock subject to such Options,~~; provided that in no event may any Option be exercised after the expiration of the term of the Option; provided further that the Committee shall not have the discretion to take any action that would cause the Award or Award Agreement to be subject to an addition to tax pursuant to Section 409A of the Code (including applicable guidance promulgated thereunder).

(h) If a Participant dies during the term of his or her Option without having fully exercised the Option, the Optionholder or the person who inherits the right to exercise the Option by bequest or inheritance, shall have the right at any time following the Participant’s death and for a period of one (1) year following the date of the Participant’s death, or two (2) years in the case of Insider, to purchase the number of shares of Common Stock that the Optionholder was entitled to purchase at the date of death of the Participant, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option. In the event of the death of the transferee of an Option transferred in accordance with Paragraph 7(e), above, the Option shall be exercisable by the executors, administrators, legatees or distributees of the transferee’s estate, as the case may be, to the extent such Option was exercisable at the date of death of such transferee, for a period of one (1) year following the date of the transferee’s death, or two (2) years in the case of Insider, provided that in no event may the Option be exercised after the expiration of the term of the Option.

(i) If a Participant ceases to actively provide services to the Company due to his or her retirement with the consent of the Company and without his or her Option having been fully exercised, then the Optionholder shall have the right within ninety (90) days of the Participant’s termination of employment, or two (2) years in the case of an Insider, to purchase the number of shares of Common Stock that the Optionholder was entitled to purchase at the date of the Participant’s termination, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option. The Committee may cancel an Option during the post-termination exercise period referred to in this paragraph, if the Participant engages in “Detrimental Activity” as defined in subparagraph ~~14~~12(a) or otherwise engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company, and, subject to applicable law, whether a leave of absence shall constitute a termination of active service for the Company. Any such determination of the Committee shall be final and binding on all persons, unless overruled by the Board.

(j) Notwithstanding the foregoing, in the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall terminate and expire as of the commencement of business on the effective date of such termination.

(k) In addition to the general terms and conditions set forth in the Paragraph 7 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan shall be subject to the following additional terms and conditions:

(i) “Incentive Stock Options” shall be granted only to individuals who, at the date of grant of the Option, are employees of the Company or a Subsidiary;

(ii) No employee who owns beneficially (or is treated as owning pursuant to the stock attribution rules of Section 424 of the Code and the regulations promulgated thereunder) more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to be granted an “Incentive Stock Option”, unless the exercise price per share is at least 110% of the Fair Market Value of the Common Stock subject to the Option on the date of grant of the Option and the Option, by its terms, is not exercisable after the expiration of five years from the date the Option is granted;

(iii) To the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock ~~in~~with respect ~~of~~to which ~~an Option is~~Options are exercisable for the first time by the Participant during any calendar year (and taking into account all “incentive stock option” plans of the Company) exceeds $100,000, ~~that number of whole shares for which an Option issued hereunder is exercisable with an aggregate fair market value in excess of this $100,000 limit shall not be treated as having been granted under an “Incentive Stock Option”~~such Options will be bifurcated into Incentive Stock Options for the first $100,000 of Common Stock and into Nonqualified Stock Options for the excess Common Stock over the $100,000 limitation; and

(iv) Any other terms and conditions specified by the Board that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for “incentive stock options” under Section 422 of the Code.

8. Methods of Exercise of Options

(a) An Optionholder (or other person or persons, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Common Stock covered by the Option shall (i) notify the Company in writing to that effect at its principal executive offices prior to 4:30 p.m. Washington, D.C. time on the day of exercise (which must be a business day at the executive offices of the Company), specifying the number of shares of Common Stock to be purchased and the method of payment therefor, and (ii) make payment for the shares of Common Stock so purchased in accordance with this Paragraph 8. Such written notice may be given by means of a facsimile or other electronic transmission. If a facsimile or other electronic transmission is used, the Optionholder should mail the original executed copy of the written notice to the Company promptly thereafter.

(b) Payment shall be made by delivery to the Company at the address set forth in subparagraph 8(a) by the Optionholder of either (i) United States currency in an amount equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates or (ii) at the discretion of the Committee, and to the extent permitted by applicable statutes and regulations, shares of other Common Stock then held by the Optionholder that are owned free and clear of any liens, claims, encumbrances or security interests and that are valued at Fair Market Value on the date of exercise. Subject to any restrictions on Insiders pursuant to Section 13(k) of the Exchange Act (and rules and regulations promulgated thereunder), the Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of notice, subject to the Company’s receipt from a third party of payment (or commitment to make payment) in full in cash for the exercise price and the applicable withholding taxes prior to issuance of Common Stock, in the manner and subject to the procedures as may be established by the Committee.

(c) Holders of Nonqualified Stock Options shall be entitled, at or prior to the time the written notice provided for in subparagraph 8(a) is delivered to the Company, to elect to deliver previously owned shares of Common Stock upon exercise of the Option to satisfy any withholding taxes attributable to the exercise of the Option. If the Committee does not include any provisions relating to this withholding feature in its resolutions granting the Option or in the Award Agreement, however, the maximum amount that an Optionholder may elect to have withheld from the shares of Common Stock otherwise deliverable upon exercise or the maximum number of previously owned shares an Optionholder may deliver shall be equal to the minimum federal and state withholding. Notwithstanding the foregoing provisions, the Committee may include in the Award Agreement relating to any such Option provisions limiting or eliminating the Optionholder’s ability to pay his withholding tax obligation with shares of Common Stock or, if no such provisions are included in the Award Agreement but in the opinion of the Committee such withholding would have an adverse tax, accounting or other effect on the Company, at or prior to exercise of the Option, the Committee may so limit or eliminate the Optionholder’s ability to pay his or her withholding tax obligation with shares of Common Stock. Notwithstanding the foregoing provisions, a holder of a Nonqualified Stock Option may not elect any of the methods of satisfying his withholding tax obligation in respect of any exercise if, in the opinion of counsel to the Company, such method would not be in compliance with all applicable laws and regulations.

(d) An Optionholder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.

(e) An Optionholder shall have none of the rights of a stockholder of the Company until the shares of Common Stock covered by the Option are issued to him or her upon exercise of the Option.

9. Stock Appreciation Rights

The Committee may grant SARs pursuant to the Plan, which shall be evidenced by Award Agreements in such form as the Committee shall, from time to time, approve. SARs shall be subject to such terms and conditions as the Committee shall impose, including the following:

(a) The per share exercise price of any SAR under the Plan shall be determined by the Committee at the time of the grant of the SAR, but shall not be less than the Fair Market Value of a share of Common Stock as of the date of the grant of such SAR.

(b) A SAR shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee and set forth in the Agreement evidencing the SAR. In the event of a Change in Control, any SAR that is not then fully exercisable, shall become fully exercisable immediately prior to that Change in Control.

(c) A SAR shall entitle the Participant to receive from the Company that number of shares of Common Stock having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share of Common Stock on the exercise date over the exercise price per share specified in the Award Agreement evidencing the SAR times the number of shares called for by the Award Agreement evidencing the SAR. The Committee shall be entitled to cause the Company to settle its obligation, arising out of the exercise of a SAR, by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver, or partly by the payment of cash and partly by the delivery of Common Stock.

(d) Except as otherwise provided in an applicable Award Agreement, during the lifetime of a Participant, each SAR granted to a Participant shall be exercisable only by the Participant and no SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable Award Agreement evidencing a SAR, permit a Participant to transfer all or some of the SAR to (i) the Participant’s Immediate Family Members, or (ii) a trust or trusts solely for the exclusive benefit of such Immediate Family Member and to partnerships in which such Immediate Family Members and/or trusts are the only partners.

(e) Unless otherwise provided in an applicable Award Agreement, in the event that the employment of a Participant with the Company shall terminate for any reason other than retirement with the consent of the Company, Cause, Permanent Disability or death (i) SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of 90 days after such termination, or two (2) years after such termination in the case of an Insider, on which date they shall expire, and (ii) SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no SAR shall be exercisable after the expiration of its term.

(f) Unless otherwise provided in an applicable Award Agreement, in the event that the employment of a Participant with the Company shall terminate on account of the death or Permanent Disability of the Participant (i) SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one (1) year after such termination, or two (2) years in the case of an Insider, on which date they shall expire, and (ii) SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no SAR shall be exercisable after the expiration of its term.

(g) In the event of the termination of a Participant’s employment for Cause, all outstanding SARs granted to such Participant shall expire as of the commencement of business on the effective date of such termination.

10. ~~Deferral Election~~

~~Notwithstanding the provisions of this Plan, any Participant may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer the delivery of the proceeds of the exercise of any Option or SAR not transferred under the applicable provisions of this Plan.~~

~~(a) The election to defer the delivery of the proceeds from any eligible Award must be made no later than the end of the taxable year preceding the year in which the Participant performs the service for which the compensation may be deferred, or such longer period as the Committee in its discretion may specify. Deferrals will only be allowed for exercises which occur while the Participant is an active employee of the Company. Any election to defer the delivery of proceeds from an eligible Award shall be irrevocable as long as the Participant remains an employee of the Company.~~

~~(b) The deferral of the proceeds of an eligible Award may be elected by a Participant subject to the regulations established by the Committee. The proceeds from such an exercise shall be credited to the Participant’s deferred stock account as the number of deferred share units equivalent in value to those proceeds. Deferred share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred share units shall be valued at the Fair Market Value of Common Stock. Deferred share units shall accrue dividends at the rate paid on the Common Stock and shall be credited in the form of additional deferred share units. Deferred share units shall be distributed in shares of Common Stock, or, in the discretion of the Committee, by the payment of cash equal to the aggregate Fair Market Value of the~~

~~shares of Common Stock which the Company would otherwise be obligated to deliver, upon the termination of employment of the Participant or at such other date as may be approved by the Committee over a period of no more than 10 years.~~

~~(c) The Committee may, at its sole discretion, allow for the early payment of a Participant’s deferred share units account in the event of an “unforeseeable emergency” or in the event of the death or Permanent Disability of the Participant. For the purposes of this section, an “unforeseeable emergency” is a severe financial hardship of the Participant resulting from (i) an illness or accident of the Participant, the Participant’s beneficiary, the spouse of the Participant or the Participant’s beneficiary, or a dependent of the Participant or the Participant’s beneficiary; (ii) loss of the Participant’s (of the Participant’s beneficiary’s) property due to casualty (including the need to rebuild a home following damage to the home not otherwise covered by insurance; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or the Participant’s beneficiary, including any events or circumstances described in guidance issued by the IRS under section 409A of the Code. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision shall be consistent with the Regulations established under the Code. Additionally, the Committee may use its discretion to cause deferred share unit accounts to be distributed when continuing the program is no longer in the best interest of the Company.~~

~~(d) No rights to deferred share unit accounts may be assigned or subject to any encumbrance, pledge or charge of any nature except that a Participant may designate a beneficiary pursuant to any rules established by the Committee. 11.~~ Terms and Conditions of Restricted Stock and Restricted Stock Unit Awards

(a) Each Award of Restricted Stock or Restricted Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company in such form as the Committee may approve, which agreement shall be subject to the terms and conditions of this Plan and shall contain such terms and conditions as the Committee shall prescribe.

(b) Restricted Stock may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services; provided, however, that to the extent that an Award consists of newly issued Restricted Stock, the Participant shall furnish consideration with a value not less than the par value of such Restricted Stock in the form of cash equivalents or past services rendered to the Company, as the Committee may determine.

(c) Each award of Restricted Stock or Restricted Stock Units ~~may or may not~~will be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award

Agreement. During any restricted period, the Participant shall not be permitted to sell, transfer, pledge or assign any Restricted Stock awarded under this Plan. In the event of the Participant’s retirement, Permanent Disability or death, or in cases of special circumstances, the Committee~~,~~ in its sole discretion may waive, in whole or in part, any or all remaining restrictions with respect to such Participant’s Restricted Stock. Notwithstanding the foregoing, each Award Agreement shall provide that all Restricted Stock and Restricted Stock Units subject to the agreement shall become fully vested in the event that a Change in Control occurs.

(d) The Committee shall establish the criteria upon which the restriction period shall be based. Restrictions may be based upon either the continued employment of the Participant or upon the attainment by the Company of one or more measures of operating performance, including, but not limited to: revenue, net income, EBITDA, cash flow and financial return ratios.

The Committee shall establish the specific targets for the selected criteria. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index. Performance objectives may be established in combination with restrictions based upon the continued employment of the Participant. These targets may be based upon the total Company or upon a defined business unit.

In cases where objective performance criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which restrictions will be removed from the Award or the extent to which a Participant’s right to receive an Award should be lapsed in cases where the performance criteria have not been met and shall certify these determinations in writing. The Committee may provide for the determination of the attainment of such restrictions in installments where deemed appropriate.

(e) The amount payable to a Participant upon vesting of a Restricted Stock Unit shall be the amount of the bookkeeping credit with respect to such Restricted Stock Unit as of the date of vesting. Such amount shall be paid in cash or in Common Stock to the Participant at the time of vesting; provided that, in the discretion of the Committee, such amount may be paid after vesting in accordance with the Company’s regular payroll practices as long as the payment is not made later than the 15th day of the third calendar month following the vesting date.

(f) The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. An Award Agreement, however, may require (i) that dividends be in the ~~holders~~form of additional Restricted Stock ~~invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall~~subject to the same conditions and restrictions as the Restricted Stock with respect to which the dividends are paid or (ii) that any cash dividends be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(~~f~~g) When an Award of Restricted Stock is granted hereunder, the Company shall issue uncertificated shares in book entry form in respect of such Restricted Stock, which shall be registered in the name of the Participant and shall be accompanied by an appropriate restrictive transfer instruction and stop transfer order on the books of the Company’s transfer agent similar to the following:

“The transferability of these shares is subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and QuadraMed Corporation. A copy of such agreement is on file in the offices of the Secretary of the Corporation.”

(~~g~~h) Upon the request of the Participant, certificate or certificates shall be issued in respect of such Restricted Stock, which shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award similar to the following:

“The transferability of the shares represented by this certificate is subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and QuadraMed Corporation. A copy of such agreement is on file in the offices of the Secretary of the Corporation.”

(~~h~~i) In order to enforce the restrictions, terms and conditions that may be applicable to a Participant’s shares of Restricted Stock, the Committee may require the Participant (i) upon the receipt of uncertificated shares in book entry form, or at any time thereafter, to permit the shares to be held at the Company’s transfer agent in book entry form, or (ii) upon the receipt of a certificate or certificates representing such shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as by the Committee shall prescribe.

~~12.~~11. Non-Employee Director Option Grant Program

(a) Option Terms

1. Grant Dates. Nonqualified Stock Option grants under the Non-Employee Director Option Grant Program shall be made on the dates specified below:

A. Each individual who is first elected or appointed as a non-employee Board member at any time shall automatically be granted, on the date of such initial election or appointment, a

Nonqualified Stock Option to purchase 46,000 shares of Common Stock (the “Initial Grant”), provided, that the individual has not previously been in the employ of the Company or any Subsidiary or Affiliate.

B. At each annual meeting of the stockholders beginning with the 2006 annual meeting of the stockholders, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted a Nonqualified Stock Option to purchase 12,000 shares of Common Stock, provided such individual has not received an Initial Grant under this Non-Employee Director Option Grant Program as of the date of either of the preceding two (2) Annual Stockholder Meetings.

2. Exercise Price.

A. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock as of the grant date.

B. The exercise price shall be payable in one or more of the alternative forms authorized under Paragraph 8. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

3. Option Term. Each Option shall have a term of ten (10) years measured from the Option grant date.

4. Exercise and Vesting of Options. The right of a non-employee Board Member to exercise each initial 46,000-share Option grant shall vest as follows: (i) one-half of the Option shares shall vest upon the Participant’s completion of one (1) year of Board service measured from the Option grant date and (ii) the balance of the Option shares shall vest upon the Participant’s completion of his or her second year of Board service measured from such grant date. The right of a non-employee Board Member to exercise a 12,000-share Option grant shall vest in a series of 12 successive equal monthly installments over the Participant’s period of Board service.

5. Termination of Board Service. The following provisions shall govern the exercise of any Options held by the Participant at the time the Participant ceases to serve as a Board member:

A. The Participant shall have a two (2)-year period following the date of the Participant’s cessation of Board service in which to exercise each such option for the number of vested shares of Common Stock for which the Option is exercisable at the time of the Participant’s cessation of Board service.

B. In no event shall the Option remain exercisable after the expiration of the Option term. Upon the expiration of the post-termination exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested shares for which the Option has not been exercised. However, the Option shall, immediately upon the Participant’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the Option is not otherwise at that time exercisable for vested shares.

(b) Change In Control

In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding Option but not otherwise vested shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such Option shall remain exercisable for such fully-vested Option shares until the expiration or sooner termination of the Option.

(c) Remaining Terms.

The remaining terms of each Option granted under the Non-Employee Director Option Grant Program shall be the same as the relevant terms in effect for Option grants made under Paragraphs 7 and 8.

~~13. Director Fee Option Grant Program~~

~~(a) Option Grants. Each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Company’s Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an Option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable.~~

~~(b) Option Terms. Each Option shall be a Nonqualified Stock Option governed by the terms and conditions specified below.~~

~~1. Exercise Price.~~

~~A. The exercise price per share shall be thirty-three and one-third percent (33 1/3%) of the Fair Market Value per share of Common Stock as of the Option grant date.~~

~~B. The exercise price shall become immediately due upon exercise of the Option and shall be payable in one or more of the alternate forms authorized under Paragraph 8. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.~~

~~2. Number of Option Shares. The number of shares of Common Stock subject to the Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):~~

~~X=(A)(Bx66 2/3%), where~~

~~X is the number of Option shares~~

~~A is the portion of the annual retainer fee subject to the non-employee Board member’s election, and~~

~~B is the Fair Market Value per share of Common Stock as of the Option grant date.~~

~~3. Exercise and Term of Options. The Option shall become exercisable for fifty-percent (50%) of the Option shares upon the Participant’s completion of six (6) months of Board service in the calendar year for which his or her election under this Director Fee Option Grant Program is in effect, and the balance of the Option shares shall become exercisable upon the Participant’s completion of twelve (12) months of Board service during that calendar year. Each Option shall have a maximum term of ten (10) years measured from the Option grant date.~~

~~4. Termination of Board Service. Should the Participant cease Board service for any reason (other than death or Permanent Disability) while holding one or more Options under this Director Fee Option Grant Program, then each such Option shall remain exercisable, for any or all of the shares for which the Option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year Option term or (ii) the expiration of the two (2)-year period measured from the date of such cessation of Board service. However, each Option held by the Participant under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the Option is not otherwise at that time exercisable.~~

~~5. Death or Permanent Disability. Should the Participant’s service as a Board member cease by reason of death or Permanent Disability, then each Option held by such Participant under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that Option, and the Option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten (10)-year Option term or (ii) the expiration of the two (2)-year period measured from the date of such cessation of Board service.~~

~~Should the Participant die after cessation of Board service but while holding one or more Options under this Director Fee Option Grant Program, then each such Option may be exercised, for any or all of the shares for which the Option is exercisable at the time of the Participant’s cessation of Board service (less any shares subsequently purchased by Participant prior to death) by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the Option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year Option term or (ii) the two (2)-year period measured from the date of the Participant’s cessation of Board service.~~

~~(c) Change in Control. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding Option but not otherwise vested shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such Option shall remain exercisable for such fully-vested Option shares until the expiration or sooner termination of the Option.~~

~~(d) Remaining Terms. The remaining terms of each Option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under Paragraphs 7 and 8.~~

~~14.~~12. Cancellation and Rescission of Awards

(a) Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired~~,~~ or unpaid~~, or deferred~~ Awards at any time if the Participant is not in compliance with all applicable provisions of the applicable Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or any Subsidiary or Affiliate, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any Subsidiary or Affiliate; (ii) the disclosure to anyone outside the Company or any of its Subsidiaries and Affiliates, or the use in other than the Company’s business, without prior written authorization from the Committee, of any confidential information or material, relating to the business of the Company or any of its Subsidiaries and Affiliates, acquired by the Participant either during or after his period of service with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant while employed by or otherwise performing services for the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or Affiliate or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary or Affiliate to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant’s employment for Cause (either as defined herein or in the Participant’s employment agreement with the Company); (v) any attempt directly or indirectly to induce any employee or other person performing services for the Company or any Subsidiary or Affiliate to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or any Subsidiary or Affiliate; or (vi) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company or any Subsidiary or Affiliate.

(b) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provision of paragraphs (a)(i)-(vi) of this Paragraph ~~14~~12 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off ~~against~~ the amount of any such gain against any amount owed to the Participant by the Company.

~~15.~~13. Repurchase of Shares

(a) Unless and to the extent a different repurchase right or obligation is specified in a separate agreement with the Participant, the Common Stock acquired in connection with an Award issued under this Plan shall be subject to a right (but not an obligation) of repurchase by the Company as described in this Paragraph ~~15.~~13. If the Participant transfers any shares of Common Stock, then this Paragraph ~~15~~13 shall apply to the transferee to the same extent as to the Participant.

(b) If the Company exercises the right of repurchase, it shall pay the Participant an amount equal to the Fair Market Value for each of the shares of Common Stock being repurchased.

~~16.~~14. Amendments and Discontinuance of the Plan; Modification of Awards

(a) The Board shall have the right at any time and from time to time to amend, modify, or discontinue the Plan; provided, however, that, except as provided in subparagraph 6(c), no such amendment, modification, or discontinuance of the Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirement of Section 422 of the Code, Section 162(m) of the Code, or any Nasdaq or Stock Exchange listing requirements.

(b) Subject to the terms and conditions of, and within the limitations of the Plan, the Committee may modify, extend or renew Awards under the Plan; provided, however, that the Committee shall not have the authority~~, without the prior approval of the stockholders,~~ to (i) amend any Option or SAR to reduce the exercise price of the Option or SAR, (ii) accept the surrender or cancellation of any Options or any SARs and grant new Options or SARs in substitution therefore at an exercise price that is less than the exercise price of the Options or SARs surrendered or cancelled or (iii) otherwise reprice any outstanding Option or SAR. Subject to the foregoing, no amendment of any Award shall be effective to revoke or alter the terms of any valid Award previously granted pursuant to the Plan without the consent of the Participant.

~~17.~~15. Plan Subject to Governmental Laws and Regulations

The Plan and the grant and exercise of Awards pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations, including but not limited to Section 409A of the Code and all applicable guidance promulgated thereunder.

~~18.~~16. Exclusion From Retirement and Fringe Benefit Computation

No portion of any Award under this Plan shall be taken into account as “wages,” “salary” or “compensation” for any purpose, whether in determining eligibility, benefits or otherwise, under (i) any pension, retirement, profit sharing or other qualified or non-qualified plan of deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalization, medical, disability and severance programs, or (iii) any form of extraordinary pay including but not limited to bonuses, sick pay, vacation pay, termination indemnities or the like.

~~19.~~17. Non-Guarantee of Employment

Nothing in the Plan or in any Award granted pursuant to the Plan shall be construed as a contract of employment between the Company or any Subsidiary or Affiliate, and selection of any person as a Participant in the Plan will not give that person the right to continue in the employ of the Company or any Subsidiary or Affiliate, the right to continue to provide services to the Company or any Subsidiary or Affiliate or as a limitation of the right of the Company or any Subsidiary or Affiliate to discharge any Participant or any other person at any time.

~~20.~~18. Liability Limited; Indemnification

(a) To the maximum extent permitted by Delaware law, neither the Company, the Board or the Committee nor any of its members, shall be liable for any action or determination made with respect to this Plan.

(b) In addition to such other rights of indemnification that they may have, the members of the Board and the Committee shall be indemnified by the Company to the maximum extent permitted by Delaware law against any and all liabilities and expenses incurred in connection with their service in such capacity.

~~21.~~19. Miscellaneous

(a) The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

(b) This Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without regard to principles of conflict of laws of any jurisdiction.

(c) All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the Participant at the address contained in the records of the Company or to the Company at the principal executive offices of the Company.

~~22.~~20. Duration of the Plan

No Award shall be granted pursuant to the Plan after the tenth anniversary of the date the Plan was originally approved by the stockholders of the Company.

As amended and approved by the stockholders of QuadraMed Corporation on June 7, 2007, ~~and~~ as amended by the Board of Directors of QuadraMed Corporation on August 8, 2007~~.~~, and as amended and approved by the stockholders of QuadraMed Corporation on June 5, 2008.

Exhibit B

(Proposal Two)

QUADRAMED CORPORATION

AMENDED AND RESTATED

2004 STOCK COMPENSATION PLAN

(clean)

1. Purpose

The purpose of this 2004 Stock Compensation Plan is to secure for QuadraMed Corporation and its stockholders, the benefits of the incentive inherent in common stock ownership by the employees, consultants, directors and advisors of and to QuadraMed Corporation and its Subsidiaries and Affiliates in order to ensure the future growth and continued financial success of the QuadraMed Corporation, and its Subsidiaries and Affiliates. The Company intends that the Plan not be a “nonqualified deferred compensation plan” for purposes of Section 409A of the Code (including any amendments or replacements of such section, and all applicable guidance promulgated thereunder), and the Plan shall be so construed.

2. Definitions

The following terms wherever used herein shall have the meanings set forth below.

(a) The term “Affiliate” shall mean any entity in which the Company or a Subsidiary has an ownership interest of at least 50%.

(b) The term “Award” means award of an Option, Stock Appreciation Right (“SAR”), Restricted Stock or Restricted Stock Unit under the Plan.

(c) The term “Award Agreement” shall mean an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(d) The term “Board” shall mean the Board of Directors of QuadraMed Corporation.

(e) The term “Cause” shall mean (a) the Participant’s conviction of, or entering a guilty plea with respect to, any crime (whether or not involving the Company); (b) conduct of the Participant related to the Participant’s employment for which either criminal or civil penalties against the Participant or the Company may be sought; (c) material violation of the Company’s policies, including, but not limited to those set forth in Company manuals or statements of policy; (d) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties; or (e) the commission of any act of fraud, embezzlement or dishonesty by the Participant or any other intentional misconduct by such person that adversely affects the business or affairs of the Company, its Affiliates or Subsidiaries.

(f) The term “Change in Control” shall mean:

(i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the Company’s state of incorporation;

(ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) a transfer of all or substantially all of the Company’s assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company’s resulting interest is less than fifty percent (50%);

(iv) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

(v) on or after the date hereof, a change in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the securities of the combined voting power of the Company’s outstanding securities; or

(vi) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election.

(g) The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(h) The term “Committee” shall mean the Compensation Committee of the Board.

(i) The term “Common Stock” shall mean the shares of common stock of QuadraMed Corporation.

(j) The term “Company” shall mean QuadraMed Corporation and/or any of its Subsidiaries and Affiliates as the context requires.

(k) The term “Effective Date” shall mean the date this Plan is approved by the Board.

(l) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) For purposes of determining the “Fair Market Value” of a share of Common Stock on any relevant date, the following rules shall apply:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on such date, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on such date, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is not at the time traded on any Stock Exchange and is not reported on the Nasdaq National Market or any successor system, then the Fair Market Value shall be the average between the highest bid and lowest asked prices for the Common Stock on the date in question by an established quotation service for over-the-counter securities.

(iv) If the Common Stock is not at the time traded on any Stock Exchange, is not reported on the Nasdaq National Market or a successor system, and is not otherwise publicly traded, then the Fair Market Value shall be established by the Committee acting in good faith and taking into consideration all factors which it deems appropriate, including, without limitation, recent sale or offer prices for the Common Stock in private arms-length transactions, but without regard to any restriction other than a restriction which, by its terms, will never lapse (as defined in Treasury Regulations section 1.83.3(h)), and subject to the applicable requirements, if any, of Section 409A of the Code.

(n) The term “Immediate Family Member” shall mean a Participant’s spouse, parents, children, stepchildren, grandchildren and legal dependents.

(o) The term “Incentive Stock Option” shall mean any Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422 of the Code.

(p) The term “Insider” shall mean any person who is subject to the reporting obligations of Section 16(a) of the Exchange Act.

(q) The term “Nonqualified Stock Option” shall mean any Option granted pursuant to the Plan that is not an Incentive Stock Option.

(r) The term “Option” or “Stock Option” shall mean a right granted pursuant to the Plan to purchase shares of Common Stock at an exercise price established by the Committee pursuant to the Plan.

(s) The term “Optionholder” shall mean a person to whom an Option is granted pursuant to the Plan, or, if applicable, such other person who holds an outstanding Option.

(t) The term “Participant” means a person to whom an Award is granted pursuant to the Plan.

(u) The term “Permanent Disability” or “Permanently Disabled” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Non-Employee Director Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

(v) The term “Plan” shall mean the QuadraMed Corporation 2004 Stock Compensation Plan, as the same may be amended from time to time.

(w) The “Prior Plan” shall mean the QuadraMed Corporation 1996 Stock Incentive Plan and the QuadraMed Corporation 1999 Supplemental Stock Option Plan, as applicable.

(x) The term “Restricted Stock” means shares of Common Stock awarded under the Plan that are subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service or achievement of performance or other objectives, as determined by the Committee pursuant to Paragraph 10 of the Plan.

(y) The term “Restricted Stock Unit” shall mean an Award payable in cash or Common Stock and represented by a bookkeeping credit where the amount represented by the bookkeeping credit of each Restricted Stock Unit equals the Fair Market Value of a share of Common Stock on the date of grant and which amount shall be subsequently increased or decreased to reflect the Fair Market Value of a share of Common Stock on any date from the date of grant up to the date the Restricted Stock Unit is paid to the Participant in cash or Common Stock. Restricted Stock Units are not outstanding shares of Common Stock and do not entitle a Participant to voting or other rights with respect to Common Stock; provided, however, that an Award of Restricted Stock Units may provide for the crediting of additional Restricted Stock Units based on the value of dividends paid on Common Stock while the Award is outstanding.

(z) The term “Stock Appreciation Right” or “SAR” shall mean a right to receive, either in cash or Common Stock, as determined by the Committee, the excess of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which right is granted pursuant to Paragraph 9 hereof and subject to the terms and conditions contained herein.

(aa) The term “Stock Exchange” shall mean the American Stock Exchange, the New York Stock Exchange, the Boston Stock Exchange or any other “national securities exchange” within the meaning of the Exchange Act.

(bb) The term “Subsidiary” shall mean any corporation which at the time qualified as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424 of the Code.

3. Effective Date of the Plan

This Plan shall become effective upon stockholder approval, provided that such approval is received before the expiration of one year from the date this Plan is approved by the Board, and provided further that the Board may make Awards pursuant to the Plan prior to such stockholder approval if such Awards by their terms are contingent upon subsequent stockholder approval of this Plan.

4. Administration

(a) The Plan shall be administered by the Committee.

(b) The Committee may establish, from time to time and at any time, subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

(c) Notwithstanding the provisions of this Paragraph 4, the Chief Executive Officer of the Company, shall have authority to grant to any person, other than an Insider, an annual Award or Awards up to an aggregate of 50,000 shares of Common Stock per Participant; and any such Award or Awards shall, for purposes of this Plan, be considered as the action of the Committee.

(d) Awards shall be granted by the Company and shall become effective only after prior approval of the Committee, and upon the execution of an Award Agreement between the Company and the recipient of the Award.

(e) An employee that is granted an Award is required, no later than the date as of which the value of the grant first becomes includible in the employee’s gross income for U.S. federal income tax purposes, to pay to the Company, or to make arrangements satisfactory to the Company regarding payment of all applicable taxes required by law to be withheld by the Company with respect to the Award grant. The obligations of the Company under the Plan are conditional on the employee’s making of such payments or arrangements, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligation to be satisfied through cash payments, through the surrender of shares of Common Stock which the participant already owns, or through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

(f) The Committee’s interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Committee shall be final and binding on all persons, unless otherwise determined by the Board. No member of the Committee or the Board shall be liable for any action taken or determination made, in respect of the Plan, in good faith.

(g) The Committee may impose such other terms and conditions, as it deems advisable, including, without limitation, restrictions and requirements relating to (i) the registration, listing or qualification of the Common Stock, (ii) the grant or exercise of purchase rights under the Plan, or (iii) the shares of Common Stock acquired under the Plan.

(h) Notwithstanding any other provisions of the Plan, the Company shall have no obligation to deliver any shares of Common Stock under the Plan or make any other distribution of any benefit under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of the Exchange Act or any securities exchange or similar entity.

5. Participation in the Plan

(a) Participation in the Plan shall be limited to the employees of the Company (including prospective employees conditioned on their becoming employees) and any advisor, consultant, director or other person providing services to the Company who shall be designated by the Committee.

(b) No member of the Committee shall participate in deliberations concerning the granting of, and the terms and conditions of, his or her own Award.

6. Stock Subject to the Plan

(a) The amount of Common Stock which may be made subject to Awards under this Plan shall be 4,536,369 shares, which is the amount of shares of Common Stock available for, and not made subject to, grants of options or other awards under the Prior Plans as of March 29, 2004, subject to adjustment based upon grants under the Prior Plans between March 29, 2004 and the Effective Date of the Plan. To determine the number of shares of Common Stock available at any time for the granting of Awards, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Awards have been granted pursuant to the Plan that are still outstanding or have been exercised. The shares of Common Stock to be issued upon the exercise of Awards granted pursuant to the Plan shall be made available from the authorized and unissued shares of Common Stock or shares subsequently acquired by the Company as treasury shares. If for any reason shares of Common Stock as to which an Award has been made are forfeited or otherwise cease to be subject to purchase thereunder, then such shares of Common Stock again shall be available for issuance pursuant to the exercise of Awards pursuant to the Plan.

(b) Subject to Paragraph 6(c), the maximum number of shares that may be covered by Awards granted to any one individual pursuant to Paragraph 7 (relating to Options) or Paragraph 9 (relating to SARs) shall be one million five hundred thousand (1,500,000) shares during any one calendar year period; and the maximum number of shares that may be issued to any one individual in conjunction with the Awards granted pursuant to Paragraph 10 (relating to Restricted Stock Awards) shall be seven hundred fifty thousand (750,000) shares during any one calendar year period.

(c) In the event of a recapitalization, stock split, reverse stock split, stock dividend, combination of shares of Common Stock, share exchange or any similar corporate transaction or event in respect of the Common Stock, the Plan will be appropriately adjusted in the number and class of shares reserved for the granting of Awards. Awards granted pursuant to the Plan but not then exercised will be proportionately adjusted to reflect such event; provided that the aggregate exercise price of the adjusted Award will not be less than the aggregate exercise price of the Award prior to such event. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

7. Terms and Conditions of Options

(a) Each Option granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Committee may approve, which agreement shall be subject to the terms and conditions of this Plan, and shall contain such terms and conditions, as the Committee shall prescribe.

(b) The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time the Option is granted but will never be less than the Fair Market Value of a share of Common Stock as of the date of the grant of such Options. The number of shares of Common Stock subject to the Option will be fixed in the Award Agreement.

(c) Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to ten (10) years from the date on which it is granted. The term of each Option shall be determined by the Committee at the time of grant of the Option, provided that if no term is established by the Committee the term of the Option shall be ten (10) years from the date on which it is granted.

(d) The Optionholder’s right to exercise the Option shall vest as follows: (i) 25% of the Option shares shall vest upon the Participant’s completion of one year of continuous service with the Company; and (ii) the balance of the Option shares shall vest in a series of thirty-six (36) equal successive monthly installments upon the Participant’s completion of each additional month of continuous employment. The Committee may, however, provide in the Award Agreement that the right to exercise each Option for the number of shares subject to each Option shall vest in the Optionholder over any other shorter or longer period, or in periodic installments that may, but need not, be equal; and the Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. However, in the event of a Change in Control, any Option that is not then fully exercisable, shall become fully exercisable immediately prior to that Change in Control.

(e) Options shall be nontransferable and nonassignable, except that Options may be transferred by testamentary instrument or by the laws of descent and distribution, and shall be exercisable by the Participant during his lifetime only by him. Notwithstanding the foregoing, the Committee may set forth in the Award Agreement at the time of grant or thereafter, that the Option (other than an Incentive Stock Option) may be transferred to Immediate Family Members, to trusts solely for the benefit of such Immediate Family Members, and to partnerships in which such Immediate Family Members and/or trusts are the only partners. Any transfer of Options made under this provision shall not be effective until notice of such transfer is delivered to the Company. In the event an Option is transferred in accordance with the foregoing, the Option shall be exercisable solely by the transferee and shall remain subject to the provisions of the Plan. The Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Upon voluntary or involuntary termination of a Participant’s active service with the Company for any reason (including illness or disability), his or her Option and all rights thereunder shall terminate effective ninety (90) days, or two (2) years, in the case of an Insider, after the date the Optionholder ceases active, regular service with the Company, except (i) to the extent previously exercised and (ii) as provided in subparagraphs (g), (h) and (i) of this Paragraph 7; provided that in no event may any Option be exercised after the expiration of the term of the Option.

(g) In the event a Participant (i) takes a leave of absence from the Company for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government or (ii) terminates his or her employment or ceases providing services to the Company, by reason of illness, Permanent Disability, voluntary termination with the consent of the Committee, or other special circumstances, the Committee may consider his or her case and may take such action in respect of the related Award Agreement as it may deem appropriate under the circumstances, including accelerating the time previously granted Options may be exercised; provided that in no event may any Option be exercised after the expiration of the term of the Option; provided further that the Committee shall not have the discretion to take any action that would cause the Award or Award Agreement to be subject to an addition to tax pursuant to Section 409A of the Code (including applicable guidance promulgated thereunder).

(h) If a Participant dies during the term of his or her Option without having fully exercised the Option, the Optionholder or the person who inherits the right to exercise the Option by bequest or inheritance, shall have the right at any time following the Participant’s death and for a period of one (1) year following the date of the Participant’s death, or two (2) years in the case of Insider, to purchase the number of shares of Common Stock that the Optionholder was entitled to purchase at the date of death of the Participant, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option. In the event of the death of the transferee of an Option transferred in accordance with Paragraph 7(e), above, the Option shall be exercisable by the executors, administrators, legatees or distributees of the transferee’s estate, as the case may be, to the extent such Option was exercisable at the date of death of such transferee, for a period of one (1) year following the date of the transferee’s death, or two (2) years in the case of Insider, provided that in no event may the Option be exercised after the expiration of the term of the Option.

(i) If a Participant ceases to actively provide services to the Company due to his or her retirement with the consent of the Company and without his or her Option having been fully exercised, then the Optionholder shall have the right within ninety (90) days of the Participant’s termination of employment, or two (2) years in the case of an Insider, to purchase the number of shares of Common Stock that the Optionholder was entitled to purchase at the date of the Participant’s termination, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the

Option. The Committee may cancel an Option during the post-termination exercise period referred to in this paragraph, if the Participant engages in “Detrimental Activity” as defined in subparagraph 12(a) or otherwise engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company, and, subject to applicable law, whether a leave of absence shall constitute a termination of active service for the Company. Any such determination of the Committee shall be final and binding on all persons, unless overruled by the Board.

(j) Notwithstanding the foregoing, in the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall terminate and expire as of the commencement of business on the effective date of such termination.

(k) In addition to the general terms and conditions set forth in the Paragraph 7 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan shall be subject to the following additional terms and conditions:

(i) “Incentive Stock Options” shall be granted only to individuals who, at the date of grant of the Option, are employees of the Company or a Subsidiary;

(ii) No employee who owns beneficially (or is treated as owning pursuant to the stock attribution rules of Section 424 of the Code and the regulations promulgated thereunder) more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to be granted an “Incentive Stock Option”, unless the exercise price per share is at least 110% of the Fair Market Value of the Common Stock subject to the Option on the date of grant of the Option and the Option, by its terms, is not exercisable after the expiration of five years from the date the Option is granted;

(iii) To the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock with respect to which Options are exercisable for the first time by the Participant during any calendar year (and taking into account all “incentive stock option” plans of the Company) exceeds $100,000, such Options will be bifurcated into Incentive Stock Options for the first $100,000 of Common Stock and into Nonqualified Stock Options for the excess Common Stock over the $100,000 limitation; and

(iv) Any other terms and conditions specified by the Board that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for “incentive stock options” under Section 422 of the Code.

8. Methods of Exercise of Options

(a) An Optionholder (or other person or persons, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Common Stock covered by the Option shall (i) notify the Company in writing to that effect at its principal executive offices prior to 4:30 p.m. Washington, D.C. time on the day of exercise (which must be a business day at the executive offices of the Company), specifying the number of shares of Common Stock to be purchased and the method of payment therefor, and (ii) make payment for the shares of Common Stock so purchased in accordance with this Paragraph 8. Such written notice may be given by means of a facsimile or other electronic transmission. If a facsimile or other electronic transmission is used, the Optionholder should mail the original executed copy of the written notice to the Company promptly thereafter.

(b) Payment shall be made by delivery to the Company at the address set forth in subparagraph 8(a) by the Optionholder of either (i) United States currency in an amount equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates or (ii) at the discretion of the Committee, and to the extent permitted by applicable statutes and regulations, shares of other Common Stock then held by the Optionholder that are owned free and clear of any liens, claims, encumbrances or security interests and that are valued at Fair Market Value on the date of exercise. Subject to any restrictions on Insiders pursuant to Section 13(k) of the Exchange Act (and rules and regulations promulgated thereunder), the Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of notice, subject to the Company’s receipt from a third party of payment (or commitment to make payment) in full in cash for the exercise price and the applicable withholding taxes prior to issuance of Common Stock, in the manner and subject to the procedures as may be established by the Committee.

(c) Holders of Nonqualified Stock Options shall be entitled, at or prior to the time the written notice provided for in subparagraph 8(a) is delivered to the Company, to elect to deliver previously owned shares of Common Stock upon exercise of the Option to satisfy any withholding taxes attributable to the exercise of the Option. If the Committee does not include any provisions relating to this withholding feature in its resolutions granting the Option or in the Award Agreement, however, the maximum amount that an Optionholder may elect to have withheld from the shares of Common Stock otherwise deliverable upon exercise or the maximum number of previously owned shares an Optionholder may deliver shall be equal to the minimum federal and state withholding. Notwithstanding the foregoing provisions, the Committee may include in the Award Agreement relating to any such Option provisions limiting or eliminating the Optionholder’s ability to pay his withholding tax obligation with shares of Common Stock or, if no such provisions are included in the Award Agreement but in the opinion of the Committee such withholding would have an adverse tax, accounting or other effect on the Company, at or prior to exercise of the Option, the Committee may so limit or eliminate the Optionholder’s ability to pay his or her withholding tax obligation with shares of Common Stock. Notwithstanding the foregoing provisions, a holder of a Nonqualified Stock Option may not elect any of the methods of satisfying his withholding tax obligation in respect of any exercise if, in the opinion of counsel to the Company, such method would not be in compliance with all applicable laws and regulations.

(d) An Optionholder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.

(e) An Optionholder shall have none of the rights of a stockholder of the Company until the shares of Common Stock covered by the Option are issued to him or her upon exercise of the Option.

9. Stock Appreciation Rights

The Committee may grant SARs pursuant to the Plan, which shall be evidenced by Award Agreements in such form as the Committee shall, from time to time, approve. SARs shall be subject to such terms and conditions as the Committee shall impose, including the following:

(a) The per share exercise price of any SAR under the Plan shall be determined by the Committee at the time of the grant of the SAR, but shall not be less than the Fair Market Value of a share of Common Stock as of the date of the grant of such SAR.

(b) A SAR shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee and set forth in the Agreement evidencing the SAR. In the event of a Change in Control, any SAR that is not then fully exercisable, shall become fully exercisable immediately prior to that Change in Control.

(c) A SAR shall entitle the Participant to receive from the Company that number of shares of Common Stock having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share of Common Stock on the exercise date over the exercise price per share specified in the Award Agreement evidencing the SAR times the number of shares called for by the Award Agreement evidencing the SAR. The Committee shall be entitled to cause the Company to settle its obligation, arising out of the exercise of a SAR, by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver, or partly by the payment of cash and partly by the delivery of Common Stock.

(d) Except as otherwise provided in an applicable Award Agreement, during the lifetime of a Participant, each SAR granted to a Participant shall be exercisable only by the Participant and no SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable Award Agreement evidencing a SAR, permit a Participant to transfer all or some of the SAR to (i) the Participant’s Immediate Family Members, or (ii) a trust or trusts solely for the exclusive benefit of such Immediate Family Member and to partnerships in which such Immediate Family Members and/or trusts are the only partners.

(e) Unless otherwise provided in an applicable Award Agreement, in the event that the employment of a Participant with the Company shall terminate for any reason other than retirement with the consent of the Company, Cause, Permanent Disability or death (i) SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of 90 days after such termination, or two (2) years after such termination in the case of an Insider, on which date they shall expire, and (ii) SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no SAR shall be exercisable after the expiration of its term.

(f) Unless otherwise provided in an applicable Award Agreement, in the event that the employment of a Participant with the Company shall terminate on account of the death or Permanent Disability of the Participant (i) SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one (1) year after such termination, or two (2) years in the case of an Insider, on which date they shall expire, and (ii) SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no SAR shall be exercisable after the expiration of its term.

(g) In the event of the termination of a Participant’s employment for Cause, all outstanding SARs granted to such Participant shall expire as of the commencement of business on the effective date of such termination.

10. Terms and Conditions of Restricted Stock and Restricted Stock Unit Awards

(a) Each Award of Restricted Stock or Restricted Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company in such form as the Committee may approve, which agreement shall be subject to the terms and conditions of this Plan and shall contain such terms and conditions as the Committee shall prescribe.

(b) Restricted Stock may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services; provided, however, that to the extent that an Award consists of newly issued Restricted Stock, the Participant shall furnish consideration with a value not less than the par value of such Restricted Stock in the form of cash equivalents or past services rendered to the Company, as the Committee may determine.

(c) Each award of Restricted Stock or Restricted Stock Units will be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. During any restricted period, the Participant shall not be permitted to sell, transfer, pledge or assign any Restricted Stock awarded under this Plan. In the event of the Participant’s retirement, Permanent Disability or death, or in cases of special circumstances, the Committee in its sole discretion may waive, in whole or in part, any or all remaining restrictions with respect to such Participant’s Restricted Stock. Notwithstanding the foregoing, each Award Agreement shall provide that all Restricted Stock and Restricted Stock Units subject to the agreement shall become fully vested in the event that a Change in Control occurs.

(d) The Committee shall establish the criteria upon which the restriction period shall be based. Restrictions may be based upon either the continued employment of the Participant or upon the attainment by the Company of one or more measures of operating performance, including, but not limited to: revenue, net income, EBITDA, cash flow and financial return ratios.

The Committee shall establish the specific targets for the selected criteria. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index. Performance objectives may be established in combination with restrictions based upon the continued employment of the Participant. These targets may be based upon the total Company or upon a defined business unit.

In cases where objective performance criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which restrictions will be removed from the Award or the extent to which a Participant’s right to receive an Award should be lapsed in cases where the performance criteria have not been met and shall certify these determinations in writing. The Committee may provide for the determination of the attainment of such restrictions in installments where deemed appropriate.

(e) The amount payable to a Participant upon vesting of a Restricted Stock Unit shall be the amount of the bookkeeping credit with respect to such Restricted Stock Unit as of the date of vesting. Such amount shall be paid in cash or in Common Stock to the Participant at the time of vesting; provided that, in the discretion of the Committee, such amount may be paid after vesting in accordance with the Company’s regular payroll practices as long as the payment is not made later than the 15th day of the third calendar month following the vesting date.

(f) The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. An Award Agreement, however, may require (i) that dividends be in the form of additional Restricted Stock subject to the same conditions and restrictions as the Restricted Stock with respect to which the dividends are paid or (ii) that any cash dividends be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(g) When an Award of Restricted Stock is granted hereunder, the Company shall issue uncertificated shares in book entry form in respect of such Restricted Stock, which shall be registered in the name of the Participant and shall be accompanied by an appropriate restrictive transfer instruction and stop transfer order on the books of the Company’s transfer agent similar to the following:

“The transferability of these shares is subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and QuadraMed Corporation. A copy of such agreement is on file in the offices of the Secretary of the Corporation.”

(h) Upon the request of the Participant, certificate or certificates shall be issued in respect of such Restricted Stock, which shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award similar to the following:

“The transferability of the shares represented by this certificate is subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and QuadraMed Corporation. A copy of such agreement is on file in the offices of the Secretary of the Corporation.”

(i) In order to enforce the restrictions, terms and conditions that may be applicable to a Participant’s shares of Restricted Stock, the Committee may require the Participant (i) upon the receipt of uncertificated shares in book entry form, or at any time thereafter, to permit the shares to be held at the Company’s transfer agent in book entry form, or (ii) upon the receipt of a certificate or certificates representing such shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as by the Committee shall prescribe.

11. Non-Employee Director Option Grant Program

(a) Option Terms

1. Grant Dates. Nonqualified Stock Option grants under the Non-Employee Director Option Grant Program shall be made on the dates specified below:

A. Each individual who is first elected or appointed as a non-employee Board member at any time shall automatically be granted, on the date of such initial election or appointment, a Nonqualified Stock Option to purchase 46,000 shares of Common Stock (the “Initial Grant”), provided, that the individual has not previously been in the employ of the Company or any Subsidiary or Affiliate.

B. At each annual meeting of the stockholders beginning with the 2006 annual meeting of the stockholders, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted a Nonqualified Stock Option to purchase 12,000 shares of Common Stock, provided such individual has not received an Initial Grant under this Non-Employee Director Option Grant Program as of the date of either of the preceding two (2) Annual Stockholder Meetings.

2. Exercise Price.

A. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock as of the grant date.

B. The exercise price shall be payable in one or more of the alternative forms authorized under Paragraph 8. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

3. Option Term. Each Option shall have a term of ten (10) years measured from the Option grant date.

4. Exercise and Vesting of Options. The right of a non-employee Board Member to exercise each initial 46,000-share Option grant shall vest as follows: (i) one-half of the Option shares shall vest upon the Participant’s completion of one (1) year of Board service measured from the Option grant date and (ii) the balance of the Option shares shall vest upon the Participant’s completion of his or her second year of Board service measured from such grant date. The right of a non-employee Board Member to exercise a 12,000-share Option grant shall vest in a series of 12 successive equal monthly installments over the Participant’s period of Board service.

5. Termination of Board Service. The following provisions shall govern the exercise of any Options held by the Participant at the time the Participant ceases to serve as a Board member:

A. The Participant shall have a two (2)-year period following the date of the Participant’s cessation of Board service in which to exercise each such option for the number of vested shares of Common Stock for which the Option is exercisable at the time of the Participant’s cessation of Board service.

B. In no event shall the Option remain exercisable after the expiration of the Option term. Upon the expiration of the post-termination exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested shares for which the Option has not been exercised. However, the Option shall, immediately upon the Participant’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the Option is not otherwise at that time exercisable for vested shares.

(b) Change In Control

In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding Option but not otherwise vested shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such Option shall remain exercisable for such fully-vested Option shares until the expiration or sooner termination of the Option.

(c) Remaining Terms.

The remaining terms of each Option granted under the Non-Employee Director Option Grant Program shall be the same as the relevant terms in effect for Option grants made under Paragraphs 7 and 8.

12. Cancellation and Rescission of Awards

(a) Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired or unpaid Awards at any time if the Participant is not in compliance with all applicable provisions of the applicable Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or any Subsidiary or Affiliate, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any Subsidiary or Affiliate; (ii) the disclosure to anyone outside the Company or any of its Subsidiaries and Affiliates, or the use in other than the Company’s business, without prior written authorization from the Committee, of any confidential information or material, relating to the business of the Company or any of its Subsidiaries and Affiliates, acquired by the Participant either during or after his period of service with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant while employed by or otherwise performing services for the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or Affiliate or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary or Affiliate to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant’s employment for Cause (either as defined herein or in the Participant’s employment agreement with the Company); (v) any attempt directly or indirectly to induce any employee or other person performing services for the Company or any Subsidiary or Affiliate to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or any Subsidiary or Affiliate; or (vi) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company or any Subsidiary or Affiliate.

(b) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provision of paragraphs (a)(i)-(vi) of this Paragraph 12 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off the amount of any such gain against any amount owed to the Participant by the Company.

13. Repurchase of Shares

(a) Unless and to the extent a different repurchase right or obligation is specified in a separate agreement with the Participant, the Common Stock acquired in connection with an Award issued under this Plan shall be subject to a right (but not an obligation) of repurchase by the Company as described in this Paragraph 13. If the Participant transfers any shares of Common Stock, then this Paragraph 13 shall apply to the transferee to the same extent as to the Participant.

(b) If the Company exercises the right of repurchase, it shall pay the Participant an amount equal to the Fair Market Value for each of the shares of Common Stock being repurchased.

14. Amendments and Discontinuance of the Plan; Modification of Awards

(a) The Board shall have the right at any time and from time to time to amend, modify, or discontinue the Plan; provided, however, that, except as provided in subparagraph 6(c), no such amendment, modification, or discontinuance of the Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirement of Section 422 of the Code, Section 162(m) of the Code, or any Nasdaq or Stock Exchange listing requirements.

(b) Subject to the terms and conditions of, and within the limitations of the Plan, the Committee may modify, extend or renew Awards under the Plan; provided, however, that the Committee shall not have the authority to (i) amend any Option or SAR to reduce the exercise price of the Option or SAR, (ii) accept the surrender or cancellation of any Options or any SARs and grant new Options or SARs in substitution therefore at an exercise price that is less than the exercise price of the Options or SARs surrendered or cancelled or (iii) otherwise reprice any outstanding Option or SAR. Subject to the foregoing, no amendment of any Award shall be effective to revoke or alter the terms of any valid Award previously granted pursuant to the Plan without the consent of the Participant.

15. Plan Subject to Governmental Laws and Regulations

The Plan and the grant and exercise of Awards pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations, including but not limited to Section 409A of the Code and all applicable guidance promulgated thereunder.

16. Exclusion From Retirement and Fringe Benefit Computation

No portion of any Award under this Plan shall be taken into account as “wages,” “salary” or “compensation” for any purpose, whether in determining eligibility, benefits or otherwise, under (i) any pension, retirement, profit sharing or other qualified or non-qualified plan of deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalization, medical, disability and severance programs, or (iii) any form of extraordinary pay including but not limited to bonuses, sick pay, vacation pay, termination indemnities or the like.

17. Non-Guarantee of Employment

Nothing in the Plan or in any Award granted pursuant to the Plan shall be construed as a contract of employment between the Company or any Subsidiary or Affiliate, and selection of any person as a Participant in the Plan will not give that person the right to continue in the employ of the Company or any Subsidiary or Affiliate, the right to continue to provide services to the Company or any Subsidiary or Affiliate or as a limitation of the right of the Company or any Subsidiary or Affiliate to discharge any Participant or any other person at any time.

18. Liability Limited; Indemnification

(a) To the maximum extent permitted by Delaware law, neither the Company, the Board or the Committee nor any of its members, shall be liable for any action or determination made with respect to this Plan.

(b) In addition to such other rights of indemnification that they may have, the members of the Board and the Committee shall be indemnified by the Company to the maximum extent permitted by Delaware law against any and all liabilities and expenses incurred in connection with their service in such capacity.

19. Miscellaneous

(a) The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

(b) This Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without regard to principles of conflict of laws of any jurisdiction.

(c) All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the Participant at the address contained in the records of the Company or to the Company at the principal executive offices of the Company.

20. Duration of the Plan

No Award shall be granted pursuant to the Plan after the tenth anniversary of the date the Plan was originally approved by the stockholders of the Company.

As amended and approved by the stockholders of QuadraMed Corporation on June 7, 2007, as amended by the Board of Directors of QuadraMed Corporation on August 8, 2007, and as amended and approved by the stockholders of QuadraMed Corporation on June 5, 2008.

EXHIBIT C

(Proposal Three)

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUADRAMED CORPORATION

FIRST. The name of the corporation is QuadraMed Corporation (the “Corporation”).

SECOND. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. (a) The Corporation is authorized to issue 42,500,000 shares of capital stock, $0.01 par value. The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value
Common Stock	37,500,000	$0.01
Preferred Stock	5,000,000	$0.01
Total	42,500,000

(b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(c) Reverse Stock Split. As of 12:01 A.M. (Eastern Time) on [                    ], 2008 (the “Effective Time”), each issued and outstanding share of the Company’s Common Stock, par value $0.01 per share, (the “Pre-Split Common Stock”) shall be, and hereby is, automatically reclassified as and changed into one-fourth (1/4) of a share of Common Stock, par value $0.01 per share (the “Post-Split Common Stock”). No fractional shares shall be issued. Stockholders who, immediately prior to the Effective Time, own a number of shares Pre-Split Common Stock which is not evenly divisible by four shall, with respect to such fractional interest, be entitled to receive cash from the Company in lieu of fractions of shares of Post-Split Common Stock as provided below. The Corporation shall, as determined by the Board of Directors, arrange for the disposition of fractional interests by those otherwise entitled thereto, by the mechanism of having the exchange agent of the Company aggregate all fractional shares collectively held by Company stockholders into whole shares and arrange for them to be sold on the open market. Stockholders otherwise entitled to fractional shares will receive a cash payment in lieu thereof in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date the stockholder receives his or her cash payment. Each certificate that, prior to the Effective Time, represented shares of Pre-Split Common Stock shall, from and after the Effective Time, represent that number of whole shares of Post-Split Common Stock into which the shares of Pre-Split Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record one or more stock certificates that represented shares of Pre-Split Common Stock shall receive, upon surrender of such certificate(s) unless otherwise instructed by such holder, book-entry shares in lieu of one or more new certificates evidencing and representing the number of whole shares of Post-Split Common Stock to which such person is entitled under the foregoing reclassification and combination.

FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to make, alter or repeal any or all of the Bylaws of the Corporation; provided, however, that any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of Directors shall require the affirmative vote of a majority of the total number of Directors which the Corporation would have if there were no vacancies. In addition, new Bylaws may be adopted or the Bylaws may be amended or repealed by the affirmative vote of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article FIFTH.

SIXTH. (a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

(b) Special meetings of stockholders of the Corporation may be called only (i) by the Chairman of the Board of Directors, (ii) by the Chairman or the Secretary at the written request of a majority of the total number of Directors which the Corporation would have if there were no vacancies upon not fewer than 10 nor more than 60 days’ written notice, or (iii) by the holders of shares entitled to cast not less than 10 percent of the votes at such special meeting upon not fewer than 10 nor more than 60 days notice. Any request for a special meeting of stockholders shall be sent to the Chairman and the Secretary and shall state the purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issue of such stock. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

(c) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SIXTH.

SEVENTH. (a) The number of Directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the Bylaws of this corporation, subject to this Article SEVENTH.

(b) The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Each director shall serve for a term ending on the date of the first annual meeting following such director’s election; provided, that the term of each Director shall continue until his successor is duly elected and qualified and shall be subject to his earlier death, resignation or removal.

(c) Any Director or the entire Board of Directors may be removed by the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

(d) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SEVENTH.

EIGHTH. (a) 1. In addition to any affirmative vote required by law, any Business Combination (as hereinafter defined) shall require the affirmative vote of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class (for purposes of this Article EIGHTH, the “Voting Shares”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

2. The term “Business Combination” as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of the following clauses (A) through (E):

(A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Stockholder; or

(B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary constituting not less than five percent of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

(C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) constituting not less than five percent of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

(D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of the Corporation or any Subsidiary or (ii) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder.

(b) The provisions of section (a) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if such Business Combination has been approved by two-thirds of the whole Board of Directors.

(c) For the purposes of this Article EIGHTH:

1. A “person” shall mean any individual, firm, corporation or other entity.

2. “Interested Stockholder” shall mean, in respect of any Business Combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transaction

(A) is or was, at any time within two years prior thereto, the beneficial owner, directly or indirectly, of 15% or more of the then outstanding Voting Shares, or

(B) is an Affiliate or Associate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of 15% or more of the then outstanding Voting Shares, or

(C) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

3. A “person” shall be the “beneficial owner” of any Voting Shares

(A) which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

(B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

(C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

4. The outstanding Voting Shares shall include shares deemed owned through application of paragraph 3 above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

5. “Affiliate” and “Associate” shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of adoption of this Certificate of Incorporation (the “Exchange Act”).

6. “Subsidiary” shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Exchange Act) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section (c) the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(d) A majority of the directors shall have the power and duty to determine for the purposes of this Article EIGHTH on the basis of information known to them, (1) whether a person is an Interested Stockholder, (2) the number of Voting Shares beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph 3 of section (c) or (5) whether the assets subject to any Business Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary constitutes not less than five percent of the total assets of the Corporation.

(e) Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(f) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article EIGHTH.

NINTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

TENTH. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, iii) under Section 174 of the General Corporation Law of Delaware or iv) for any transaction from which the Director derived any improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

DIRECTIONS TO QUADRAMED 2008 ANNUAL MEETING

Directions to 12110 Sunset Hills Road, Reston, VA 20190

(703) 709-2300

DIRECTIONS	Directions from Dulles Airport	DISTANCE
1	Start going towards the AIRPORT EXIT on DULLES AIRPORT ACCESS RD	0.1

2	Take the VA-267 EAST/12-13-14 ramp towards RESTON PKWY/WIEHLE AVE/HUNTER MILL RD	1.3

3	Take the exit towards FAIRFAX COUNTY PKWY/HERNDON MONROE, exit number 11	0.1

4	Take the VA-7100 NORTH exit towards FAIRFAX COUNTY PKY	0.0

5	Turn Left onto FAIRFAX COUNTY PKY	0.5

6	Take the exit towards SUNSET HILLS RD EASTBOUND ONLY	0.0

7	Bear Right onto SUNSET HILLS RD	0.4

8	Turn Left at 12110 SUNSET HILLS RD	0.0

9	Arrive at destination

DIRECTIONS	Directions from Washington Reagan National Airport	DISTANCE
1	Start going towards the AIRPORT EXIT on B C ARRIVALS/BAG CLAIM	0.2

2	Continue on AIRPORT EXIT	0.3

3	Merge on GEORGE WASHINGTON MEMORIAL PKY NORTH towards GW PARKWAY NORTH	1.2

4	Follow the ramp to RICHMOND (I-66 W)/I-395 SOUTH/US-1 SOUTH	0.6

5	Take the ROSSLYN (I-66 W)/VA-110 NORTH exit towards JEFFERSON DAVIS HWY, exit number 9A	0.0

6	Continue onto JEFFERSON DAVIS HWY	2.1

7	Take the I-66 WEST ramp towards FRONT ROYAL/DULLES AIRPORT	7.6

8	Follow the ramp to DULLES AIRPORT (I-495 N) towards BALTIMORE	10.9

9	Take the exit towards RESTON PKWY, exit number 12	0.0

10	Bear Right onto RESTON PKY	0.1

11	Turn Left on SUNSET HILLS RD	0.5

12	Turn Right at 12110 SUNSET HILLS RD

13	Arrive at destination

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 5

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Robert L. Pevenstein	☐	☐	02 - Keith B. Hagen	☐	☐	03 - Julian A.L. AIIen	☐	☐

	04 - Lawrence P. English	☐	☐	05 - Robert W. Miller	☐	☐	06 - James E. Peebles	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve and ratify certain technical tax-related amendments to the 2004 Stock Compensation Plan.	☐	☐	☐	3.	Approve and ratify an amendment of the Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split of our common stock in a range between one-for-three to one-for-five upon a determination by our Board of Directors that such a reverse stock split is in the best interest of the Company and our stockholders.	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain
4.	Approve BDO Seidman, LLP as QuadraMed’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.	☐	☐	☐	5.	Consider any other matters that properly come before the meeting	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name or names appear hereon, including the title “Executor,” “Guardian,” etc. if the same is indicated. When joint names appear, both should sign. If stock is held by a corporation, this proxy should be executed by a proper officer thereof, whose title should be given.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C 1234567890 J N T	+
1 U P X 0 1 7 3 0 1 1

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼

Proxy — QuadraMed Corporation

Notice of 2008 Annual Meeting of Stockholders—June 5, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF QUADRAMED CORPORATION

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 5, 2008 and the Proxy Statement and appoints David L. Plazza and Edward B. Borris, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of QuadraMed Corporation (QuadraMed) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2008 Annual Meeting of Stockholders to be held at QuadraMed’s offices located at 12110 Sunset Hills Road, Suite 600, Reston, Virginia 20190, and at any adjournment or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side of this card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTORS LISTED ON THE REVERSE SIDE AND A VOTE FOR EACH OF THE LISTED PROPOSALS. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 and 5.

(Items to be voted appear on reverse side.)

SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.